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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PG&E Corporation
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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2014 Annual Meetings • Joint Proxy Statement

April 2, 2014

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 2014 annual meetings of PG&E Corporation and Pacific Gas and Electric Company. The meetings will be held concurrently on Monday, May 12, 2014, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California. Entry to the meetings will be through the atrium on Beale Street, between Market Street and Mission Street.

The following Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings.

•
PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the following matters: (i) nominees for director, (ii) ratification of the appointment of the independent registered public accounting firm for 2014, and (iii) advisory approval of executive compensation. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" each of these items.

•
PG&E Corporation shareholders also will be asked to vote on a management proposal to approve the PG&E Corporation 2014 Long-Term Incentive Plan. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "FOR" this proposal.

Your vote on these items at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend the annual meetings, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Anthony F. Earley, Jr.
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation

Christopher P. Johns
President of
Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

April 2, 2014

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Monday, May 12, 2014, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, for the purpose of considering the following matters:

For PG&E Corporation and Pacific Gas and Electric Company shareholders:

•
To elect the following 11 and 12 individuals, respectively, nominated by the applicable Board of Directors to each serve as director on each Board for the ensuing year:

Lewis Chew	Christopher P. Johns*	Forrest E. Miller
Anthony F. Earley, Jr.	Richard C. Kelly	Rosendo G. Parra
Fred J. Fowler	Roger H. Kimmel	Barbara L. Rambo
Maryellen C. Herringer	Richard A. Meserve	Barry Lawson Williams
*
Christopher P. Johns is a nominee for director of Pacific Gas and Electric Company only.
•
To ratify each Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2014 for each company,

•
To provide an advisory vote on each company's executive compensation, and

•
To transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings. If such matters are raised by shareholders, those matters must be properly submitted consistent with the respective company's advance notice Bylaw requirements and other applicable requirements.

For PG&E Corporation shareholders only:

•
To approve the PG&E Corporation 2014 Long-Term Incentive Plan.

This notice serves as the notice of annual meetings for those shareholders of PG&E Corporation or Pacific Gas and Electric Company who previously elected to receive their proxy materials in paper format. All other shareholders were sent an "Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2014 and Notice of Annual Meeting of Shareholders" for PG&E Corporation or Pacific Gas and Electric Company, as applicable.

The Boards of Directors have set the close of business on March 13, 2014 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary of
PG&E Corporation and
Pacific Gas and Electric Company

2014 Proxy Statement Summary

This proxy statement summary highlights information to assist you in your review of this Joint Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Joint Proxy Statement carefully before voting.

PG&E Corporation and Pacific Gas and Electric Company ("Utility") adhere to strong corporate governance practices so that our business is managed and operated with integrity, accountability, and transparency. Our governance policies and practices are detailed in the companies' Corporate Governance Guidelines, which are adopted by the Boards of Directors. These guidelines are regularly reviewed against industry best practices by the PG&E Corporation Nominating and Governance Committee and by the Boards of Directors. In 2013, the Boards took action on the following governance matters:

•
Improved the depth of financial expertise on the companies' Audit Committees by designating two additional committee members as financial experts, based on Securities and Exchange Commission ("SEC") requirements.

•
Refreshed the composition of several Board committees by adding new members to the PG&E Corporation Compensation Committee, Nominating and Governance Committee, Nuclear, Operations, and Safety Committee, and Public Policy Committee.

•
Amended the PG&E Corporation Compensation Committee charter to add the requirement that all members of the Compensation Committee must meet the independence and qualification criteria established by the SEC.

•
Elected Richard C. Kelly to the PG&E Corporation and Utility Boards of Directors in June 2013, and appointed him as a member of the companies' Audit Committees and the PG&E Corporation Nuclear, Operations, and Safety Committee.

•
Reviewed and discussed a Board succession plan, and appointed Barry Lawson Williams as lead director of the PG&E Corporation Board and as independent non-executive Chairman of the Utility Board upon C. Lee Cox's retirement from the Boards effective as of the adjournment of the 2014 Joint Annual Meeting of Shareholders on May 12, 2014.

Annual Meetings of Shareholders

	•	Time and Date	&zwsp;	10:00 a.m., Pacific Daylight Time, on Monday, May 12, 2014	&zwsp;
	•	Place	&zwsp;	PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California	&zwsp;
&zwsp;	•	Record Date	&zwsp;	March 13, 2014	&zwsp;
&zwsp;	•	Voting	&zwsp;
Shareholders as of the record date are entitled to vote.

				Each share of PG&E Corporation common stock, Pacific Gas and Electric Company common stock, and Pacific Gas and Electric Company preferred stock is entitled to cast one vote for the respective company's director nominees, and one vote for each of that company's other proposals.	&zwsp;
	•	Admission	&zwsp;	All shareholders are invited to attend the meeting. Shareholders must have an admission ticket and valid photo identification in order to enter the meeting. Please see the instructions on page 84.	&zwsp;

i

Meeting Agenda and Voting Recommendations

The following items are expected to be voted on at the annual meetings.

PG&E Corporation

	Item	Board's Voting Recommendation	Page Reference (for more detail)	&zwsp;
	Election of 11 directors	FOR all nominees	2	&zwsp;
	Ratification of Deloitte & Touche LLP as independent auditor for 2014	FOR	24	&zwsp;
&zwsp;	Advisory vote to approve executive compensation	FOR	28	&zwsp;
&zwsp;	Approval of the PG&E Corporation 2014 Long-Term Incentive Plan	FOR	63	&zwsp;

Pacific Gas and Electric Company

Item	Board's Voting Recommendation	Page Reference (for more detail)	&zwsp;
Election of 12 directors	FOR all nominees	2	&zwsp;
Ratification of Deloitte & Touche LLP as independent auditor for 2014	FOR	24	&zwsp;
Advisory vote to approve executive compensation	FOR	28	&zwsp;

Director Nominees

We are asking shareholders of each company to vote "FOR" all of the director nominees listed below. Each nominee currently serves as a director and is therefore seeking re-election. In 2013, each incumbent PG&E Corporation director attended at least 95 percent of the total number of applicable PG&E Corporation Board and Board committee meetings, and each incumbent Utility director attended at least 86 percent of the total number of applicable Utility Board and Board committee meetings. Each director is elected annually by a majority of the votes represented and voting.

Below is summary information about each director nominee.

	Nominee	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Company Boards
&zwsp;	Lewis Chew	51	September 2009	Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc.	• Audit • Executive • Public Policy		&zwsp;
							&zwsp;
	Anthony F. Earley, Jr.	64	September 2011 (PG&E Corporation); June 2012 (Utility)	Chairman of the Board, Chief Executive Officer, and President, PG&E Corporation	• Executive	• Ford Motor Company
&zwsp;	Fred J. Fowler	68	March 2012	Retired Chairman of the Board, Spectra Energy Partners, LP, and Retired President and Chief Executive Officer, Spectra Energy Corp	• Nuclear, Operations, and Safety • Public Policy	• Encana Corporation • Spectra Energy Partners, LP	&zwsp;
							&zwsp;

Director Nominees
    Continued

	Nominee	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Company Boards
	Maryellen C. Herringer	70	October 2005	Retired Executive Vice President, General Counsel, and Secretary, APL Limited	• Audit • Compensation • Executive • Nominating and Governance	• ABM Industries Incorporated
&zwsp;	Christopher P. Johns*	53	February 2010	President, Pacific Gas and Electric Company	• Executive		&zwsp;
							&zwsp;
	Richard C. Kelly	67	June 2013	Retired Chairman and Chief Executive Officer, Xcel Energy Inc.	• Audit • Nuclear, Operations, and Safety	• Canadian Pacific Railway
&zwsp;	Roger H. Kimmel	67	January 2009	Vice Chairman, Rothschild Inc.	• Finance • Nominating and Governance • Public Policy	• Endo Health Solutions Inc.	&zwsp;
							&zwsp;
	Richard A. Meserve	69	December 2006	President, Carnegie Institution of Washington	• Executive • Nominating and Governance • Nuclear, Operations, and Safety • Public Policy
&zwsp;	Forrest E. Miller	61	February 2009	Retired Group President – Corporate Strategy and Development, AT&T Inc.	• Audit • Compensation		&zwsp;
							&zwsp;
	Rosendo G. Parra	54	September 2009	Retired executive, Dell Inc.	• Finance • Nominating and Governance • Nuclear, Operations, and Safety	• Brinker International • NII Holdings, Inc.

&zwsp;	Barbara L. Rambo	61	January 2005	Chief Executive Officer, Taconic Management Services	• Compensation • Executive • Finance • Nominating and Governance	• International Rectifier Corporation • West Marine, Inc.	&zwsp;
							&zwsp;
	Barry Lawson Williams	69	September 1990 (Utility); December 1996 (PG&E Corporation)	Retired Managing General Partner, and President, Williams Pacific Ventures, Inc.	• Audit • Compensation • Executive • Finance	• CH2M Hill Companies, Ltd. • The Simpson Manufacturing Company Inc. • SLM Corporation

  *Christopher P. Johns is a nominee for the Utility Board only and a member of the Utility Executive Committee only.

Corporate Governance Highlights

• Substantial majority of independent directors (11 of 12 PG&E Corporation directors and 11 of 13 Utility directors)	&zwsp;	• No supermajority vote requirements
• Independent key Board committees (excluding Executive Committees)	&zwsp;	• Succession planning for CEO and senior management
• Independent lead director since 2003 (if the Chairman is not independent)	&zwsp;	• Executive and director stock ownership guidelines
• Executive sessions of independent directors at each regular Board meeting	&zwsp;	• Board oversight of risk management, and proxy disclosure on its roles and responsibilities
• Annual evaluation of CEO performance by independent directors	&zwsp;	• Board oversight and transparent public disclosure of political activities
• Annual Board and committee self-evaluations	&zwsp;	• Policy against obtaining certain types of services from the independent registered public accountant
• Annual election of directors	&zwsp;	• No poison pill; shareholder approval required for adoption
• Majority vote for directors, with mandatory resignation policy and plurality carve-out for contested elections	&zwsp;	• Confidential voting policy
• One share one vote	&zwsp;

Auditors

As a matter of good corporate governance, we are asking shareholders of each company to ratify the selection of Deloitte & Touche LLP ("D&T") as each company's independent auditor for 2014. We provide information on fees paid to D&T on page 25.

Advisory Approval of Executive Compensation

We are asking shareholders of each company to approve on an advisory basis the compensation paid to that company's executive officers named in the Summary Compensation Table of this Joint Proxy Statement ("Named Executive Officers"). Each Board recommends a "FOR" vote because it believes that the applicable company's compensation policies and practices are effective in achieving the companies' goals of rewarding sustained financial and operating performance and excellence, aligning the executives' long-term interests with those of our shareholders, and motivating executives to remain with the companies for long and productive careers.

The following are significant developments from recent years regarding executive compensation:

•
The officer severance policy was amended to eliminate gross-ups on payments made upon severance in connection with a change in control.

•
The officer severance policy was amended to generally reduce the benefits payable upon termination without cause (including in connection with a change in control).

•
Executive stock ownership guidelines were increased to 6 times base salary for the PG&E Corporation CEO and 3 times base salary for the Utility President, the PG&E Corporation CFO, the PG&E Corporation Senior Vice President and General Counsel, and certain other senior officers.

•
The Long-Term Incentive Plan was amended to prohibit share recycling and cash buyouts for stock options and stock appreciation rights.

•
The PG&E Corporation Compensation Committee charter was amended to add the requirement that all members of that committee must meet the independence and qualification criteria established by the SEC.

•
The officer final average pay supplemental pension plan was closed to new participants and replaced with a defined contribution supplemental plan for all officers hired after December 31, 2012.

Executive Compensation Elements

Named Executive Officers received the following types of compensation during 2013.

	TYPE	&zwsp;	FORM	&zwsp;	TERMS	&zwsp;
&zwsp;	Cash	&zwsp;	Salary	&zwsp;	• Determined annually, though merit increase adjustments may be made mid-year.	&zwsp;
		&zwsp;	Short-Term Incentive	&zwsp;

•

Based on corporate performance against pre-established operational and performance goals that are set annually.

•

The Board and the Compensation Committee have discretion to adjust payments (e.g., for external factors or individual performance) and to reduce awards to zero.

&zwsp;
	Equity	&zwsp;	Restricted Stock Units	&zwsp;

•

Generally have a four-year vesting period (20 percent in years 1 through 3, and 40 percent in year 4) while employed or after retirement. (The 2014 annual awards have a three-year pro-rata vesting schedule.)

&zwsp;
		&zwsp;	Performance Shares	&zwsp;	• Generally vest after a three-year performance period. • Payout is based on Total Shareholder Return relative to 12 peer companies selected by the Compensation Committee.	&zwsp;
	Retirement	&zwsp;	Pension	&zwsp;	• Benefits are based on final average pay and number of years of service. • Vested benefits are payable at age 55. • Benefits may be reduced unless at least 35 years of service or age 65.	&zwsp;
		&zwsp;	Supplemental Pension	&zwsp;

•

Benefits are based on final average pay plus short-term incentive, and number of years of service.

•

Benefit is reduced unless at least 35 years of service or age 65, and by amounts payable from pension.

•

Vested benefits are payable at later of age 55 or separation from service.

&zwsp;
	Other	&zwsp;	Perquisites	&zwsp;

•

Limited perquisites include safety- and security-based car transportation services for the PG&E Corporation CEO and the Utility President, on-site parking, executive health services, partial subsidy of financial services, and accidental death and dismemberment insurance.

•

Also includes the following items that are available to other management employees: health club fee reimbursement and relocation services.

•

Lump-sum annual cash stipend paid in lieu of providing broader perquisite benefits.

&zwsp;

v

Other Key Compensation Features

• Annual say-on-pay vote, and investor outreach to key institutions	&zwsp;	• Increased executive stock ownership guidelines with retention requirements
• Clawback policy	&zwsp;	• Policy against granting additional credited service under the Supplemental Executive Retirement Plan
• "Double trigger" for change-in-control severance	&zwsp;	• No tax gross-ups (except for programs generally available to all management employees)
• Policy restricting hedging and pledging of either company's stock	&zwsp;	• Golden Parachute Restriction Policy
• Compensation Committee review of tally sheets	&zwsp;	• Policy regarding independence of compensation consultant
• Shareholder approval required for option repricing	&zwsp;	• Consideration of realizable pay

2015 Annual Meetings

• Deadline for submission of shareholder proposals for inclusion in the proxy statement:	&zwsp;	December 3, 2014
• Deadline for written notice of other business and nominations for director:	&zwsp;	February 17, 2015

General Information About the Annual Meetings and Voting

Answers to many frequently asked questions about the annual meetings and voting, including how to vote shares held in employee benefit plans, can be found in the Q&A section beginning on page 82 of this Joint Proxy Statement.

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company ("Utility") (each a "Board" and together, the "Boards") are soliciting proxies for use at the companies' 2014 annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and the Utility and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

Beginning on or about April 2, 2014, PG&E Corporation and the Utility mailed to its respective shareholders (1) a Notice of Annual Meeting and Internet Availability of Proxy Materials ("Notice of Internet Availability") or (2) a copy of the Joint Notice of Annual Meetings of Shareholders ("Joint Notice"), the Joint Proxy Statement, a proxy card or voting instruction card, and the PG&E Corporation and Pacific Gas and Electric Company 2013 Annual Report ("2013 Annual Report"). The materials were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of the Utility at the close of business on March 13, 2014. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect 11 directors to serve on the Board of PG&E Corporation and 12 directors to serve on the Board of the Utility. The 11 nominees for director of PG&E Corporation also are nominees for director of the Utility. Christopher P. Johns is a nominee for director of the Utility only.

All nominees are current directors who were elected by shareholders at the 2013 annual meeting, with the exception of Richard C. Kelly, who was elected to the PG&E Corporation and Utility Boards on June 19, 2013.

If elected as director, all of the nominees have agreed to serve and will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the PG&E Corporation or Utility proxy card (as applicable) will vote for substitute nominees at their discretion.

Two individuals who served as directors of PG&E Corporation and the Utility during 2013 are not nominated for re-election at the 2014 annual meetings: David R. Andrews, who passed away on December 30, 2013, and C. Lee Cox, who is retiring from the Boards effective as of the adjournment of the 2014 annual meetings because he has reached the age specified in each Board's retirement policy (which is described on page 16 of this Joint Proxy Statement).

The following pages provide information about the nominees for director, including principal occupations and directorships held during the past five years, certain other directorships, age, length of service as a director of PG&E Corporation and/or the Utility, and membership on Board committees. Information regarding each nominee's ownership of PG&E Corporation and Utility stock is provided in the section entitled "Security Ownership of Management," which begins on page 76 of this Joint Proxy Statement.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company

The Boards select nominees for director, based on recommendations received from the Nominating and Governance Committee of the PG&E Corporation Board.

The Boards believe that each nominee for director is a qualified, dedicated, ethical, and highly regarded individual. The information provided below includes a chart and a description of each nominee's specific experience, qualifications, attributes, and skills that indicate why that person should serve as a director of the applicable company, in light of the company's business and structure. The Boards do not believe that each nominee must possess all of the characteristics shown in the chart below in order for each Board, as a whole, to function effectively.

Collectively, the distribution of the nominees' experience, skills, and expertise, among other characteristics, reflects a balanced and multi-disciplinary Board, and appropriately meets the needs of the companies.

*
Includes Christopher P. Johns, who is a nominee for the Utility only.

The PG&E Corporation and Utility Boards have actively sought candidates for director nominees, given the fact that two of the incumbent directors were nearing the age specified in each Board's retirement policy and thus would not be nominated for re-election in 2014. Richard C. Kelly was elected to the Boards of both PG&E Corporation and the Utility, effective June 19, 2013. Mr. Kelly was identified and recommended by Anthony F. Earley, Jr., Chairman of the Board, Chief Executive Officer ("CEO"), and President of PG&E Corporation, and Mr. Kelly is nominated for re-election in 2014.

Lewis Chew
Mr. Chew is Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc. (audio, imaging, and voice technologies) and has held that position since 2012. He previously was Senior Vice President, Finance and Chief Financial Officer of National Semiconductor Corporation (design, manufacturing, and sale of semiconductor products) (2001 to 2011). Mr. Chew also was a Partner and certified public accountant at KPMG, LLP (accounting firm), where he served mainly technology and financial institution clients.

Mr. Chew, 51, has been a director of PG&E Corporation and the Utility since September 2009. He currently is Chair of the PG&E Corporation Public Policy Committee and a member of the PG&E Corporation and Utility Audit Committees and Executive Committees. As an executive of a large business customer in the Utility's service area, he brings insights from a customer's perspective to the Board. Mr. Chew has specific financial expertise and executive management and leadership skills gained from serving as a chief financial officer of other large public companies and as an audit partner at KPMG, LLP. He also has experience managing and overseeing all financial functions at a large public company, as well as information technology, investor relations, business planning, corporate controllership, strategic planning, business development, worldwide operations finance, and global internal audit functions.

Anthony F. Earley, Jr.
Mr. Earley is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and has held that position since September 2011. Prior to joining PG&E Corporation, Mr. Earley was the Executive Chairman of DTE Energy Company (integrated energy company) (October 2010 to September 2011). He also served as that company's Chairman of the Board and Chief Executive Officer (1998 to 2010) and President and CEO. He previously served as President and Chief Operating Officer of Long Island Lighting Company (electric and gas utility in New York).

Mr. Earley has been a director of Ford Motor Company (global automotive and financial services company) since 2009 and serves on that company's compensation, nominating and governance, and sustainability committees. Previously, he was a director of Masco Corporation (home improvement and building products and services) (2001 to 2012) and a director of Comerica Incorporated (financial services) (2000 to 2009). Mr. Earley is a member of the executive committee and the compensation committee of the Edison Electric Institute and is former Chairman of that association. He also serves as a director of the Nuclear Energy Institute and is a member of its executive committee and its organization and compensation committee. In addition, he has served as a director or trustee of many community organizations.

Mr. Earley, 64, has been a director of PG&E Corporation since September 2011 and a director of the Utility since June 2012. He currently is Chair of the PG&E Corporation and Utility Executive Committees. Mr. Earley has extensive knowledge and experience across all aspects of the energy industry, including electric and gas utility operations, nuclear energy, and energy policy and regulation. He brings executive management, business, and civic leadership skills gained from a significant number of years as a CEO and a director of other large public companies.

Fred J. Fowler
Mr. Fowler served as Chairman of the Board of Spectra Energy Partners, LP (master limited partnership that owns natural gas transmission and storage assets) from December 2008 until his retirement in November 2013 and currently serves as a director of that company. Previously, Mr. Fowler was President and Chief Executive Officer of Spectra Energy Corp (natural gas gathering and processing, transmission and storage, and distribution company) (2006 to 2008) and served as a director of that company (2006 to 2009). Before that, Mr. Fowler held various executive positions with Duke Energy Corporation (gas and electric energy company) and its subsidiaries and predecessor companies, including President and Chief Operating Officer of Duke Energy.

Mr. Fowler has been a director of Encana Corporation (natural gas producer) since 2010 and is a member of that company's corporate responsibility, environment, health and safety committee and its human resources and compensation committee. Previously, he was Chairman of the Board of DCP Midstream Partners, LP (owner, operator, and developer of midstream energy assets) (2007 to 2009) and a director of DCP Midstream, LLC (natural gas gatherer and processor and natural gas liquids producer) (2000 to 2009). He also is the former Chairman of the Board of the Interstate Natural Gas Association of America and a former director of the Gas Research Institute, the Gas Technology Institute, and the Institute of Nuclear Power Operations.

Mr. Fowler, 68, has been a director of PG&E Corporation and the Utility since March 2012. He currently is a member of the PG&E Corporation Nuclear, Operations, and Safety Committee and the PG&E Corporation Public Policy Committee. Mr. Fowler brings extensive knowledge, experience, and skills in gas and electric utility operations, nuclear power, and regulatory matters. He also brings leadership, management, and business skills developed as an executive and a director of numerous public and privately held companies.

Maryellen C. Herringer
Ms. Herringer is retired Executive Vice President, General Counsel, and Secretary of APL Limited (international transportation and logistics services company). She held various executive positions at APL Limited and was responsible for overseeing the legal, risk management, corporate communications, human resources, internal audit, tax, and community affairs functions. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster LLP, Senior Vice President and General Counsel of Transamerica Corporation (insurance and financial services), and a partner in the law firm of Orrick, Herrington & Sutcliffe LLP.

Ms. Herringer has been a director of ABM Industries Incorporated (facilities services) since 1993 and has served as that company's non-executive Chairman of the Board since March 2006. She is a member of that company's compensation committee and its executive committee. In addition, she currently is a member of the boards of trustees of Mills College, Vassar College, and the San Francisco Museum of Modern Art.

Ms. Herringer, 70, served as interim lead director of PG&E Corporation and the Utility and interim non-executive Chairman of the Utility Board from May 1 to September 12, 2011. She has been a director of PG&E Corporation and the Utility since October 2005. She currently is Chair of the PG&E Corporation Nominating and Governance Committee and a member of the PG&E Corporation Compensation Committee and the PG&E Corporation and Utility Audit Committees and Executive Committees. Ms. Herringer brings leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Her specific expertise includes legal, corporate governance, risk management, and internal audit matters, as well as corporate transactions and mergers and acquisitions.

Christopher P. Johns
Mr. Johns is President of Pacific Gas and Electric Company and has held that position since August 2009. During his career at the Utility, he has held the positions of Senior Vice President, Financial Services (May 2009 to July 2009), Senior Vice President and Treasurer (October 2005 to April 2009), and other officer positions within the finance and accounting functions. Mr. Johns also has held a number of executive positions at PG&E Corporation, including Chief Financial Officer (2005 to 2007).

Prior to becoming an officer of the Utility, Mr. Johns was a partner at KPMG Peat Marwick (accounting firm). Mr. Johns is a graduate of the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives. He serves on the executive committees of the boards of the American Gas Association and the Western Energy Institute, is Chair of the American Gas Association Foundation, and serves on the boards of directors of the Edison Electric Institute, The First Tee of San Francisco, and San Francisco RBI. He also is a member of the Board of Trustees of the San Francisco Ballet.

Mr. Johns, 53, has been a director of the Utility since February 2010. He currently is a member of the Utility's Executive Committee. He brings a detailed knowledge of the Utility's operations, including oversight of electric and gas operations, energy supply, information technology, shared services, strategy, and regulatory relations. He also has experience with the Utility's and PG&E Corporation's finance and accounting functions, along with management, leadership, and problem-solving skills gained in his years as an executive of PG&E Corporation and the Utility and as a partner at KPMG Peat Marwick.

Richard C. Kelly
Mr. Kelly served as Chairman and Chief Executive Officer of Xcel Energy Inc. (utility supplier of electric power and natural gas service operating in eight Western and Midwestern states) from 2005 until his retirement in September 2011. From 2000 to 2011, he held various executive positions at Xcel Energy Inc., including President, Chief Operating Officer, and Chief Financial Officer. Prior to the merger forming Xcel Energy Inc. in 2000, Mr. Kelly held a variety of finance-related positions at predecessor companies New Century Energies and Public Service of Colorado. He was a director of Xcel Energy Inc. from 2004 to 2011.

Mr. Kelly has been a director of Canadian Pacific Railway (transcontinental railway in Canada and the United States) since August 2008 and is chair of that company's audit committee and a member of its finance committee. He previously was a director of BrightSource Energy, Inc. (solar thermal technology company) (2011 to 2012) and served as Chairman of that company's board of directors (2012). Mr. Kelly is former Chairman of the Edison Electric Institute, a former board member of the Electric Power Research Institute and the Nuclear Energy Institute, and a former member of the National Petroleum Council and the National Advisory Council of the National Renewable Energy Laboratory. He currently serves as Chairman of the Board of Trustees of Regis University.

Mr. Kelly, 67, has been a director of PG&E Corporation and the Utility since June 2013. He currently is a member of the PG&E Corporation and Utility Audit Committees and the PG&E Corporation Nuclear, Operations, and Safety Committee. Mr. Kelly brings over 40 years of diverse energy experience and leadership as a utility industry executive. His specific expertise includes finance, mergers and acquisitions, utility operations, clean energy, and nuclear and renewable power.

Roger H. Kimmel
Mr. Kimmel is Vice Chairman of Rothschild Inc. (international investment banking firm) and has held that position since January 2001. His investment banking work includes cross-border and domestic public company mergers and acquisitions, capital market transactions, corporate governance, and advising special committees of boards of directors. Prior to joining Rothschild Inc., Mr. Kimmel was a partner in the international law firm of Latham & Watkins LLP, where his practice focused on mergers and acquisitions, capital markets, and corporate governance matters.

Mr. Kimmel has been non-executive Chairman of Endo Health Solutions Inc. (formerly Endo Pharmaceuticals Holdings Inc.) (pharmaceutical company) since May 2007 and also serves as chair of that company's nominating and governance committee and as a member of its audit committee and transactions committee. Previously, he served as a director of Schiff Nutrition International, Inc. (vitamins and nutritional supplements company) until that company was acquired in December 2012. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since 2009.

Mr. Kimmel, 67, has been a director of PG&E Corporation and the Utility since January 2009. He currently is a member of the PG&E Corporation Finance Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation Public Policy Committee. Mr. Kimmel brings business, finance, and legal skills, as well as leadership and problem-solving skills developed as an executive and a director of, and legal counsel to, other large public companies. His specific expertise includes corporate transactions, finance, investment banking, international business, corporate governance, and legal matters.

Richard A. Meserve
Dr. Meserve is President of the Carnegie Institution of Washington (not-for-profit scientific research institution) and has held that position since April 2003. He has a Ph.D. in applied physics and a law degree, and has served on a part-time basis as Senior Of Counsel to the international law firm of Covington & Burling LLP since April 2004. Prior to joining the Carnegie Institution of Washington, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission. He previously was a partner of Covington & Burling LLP. He also has served as a member of the Blue Ribbon Commission on America's Nuclear Future
(chartered by the Secretary of Energy) (2010 to 2012), as legal counsel to President Carter's science and technology advisor, and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court. Dr. Meserve is the Chairman of the International Nuclear Safety Group, which is chartered by the International Atomic Energy Agency. He currently is co-chairman of the U.S. Department of Energy's Nuclear Energy Advisory Committee and a member of the Secretary of Energy Advisory Board.

Dr. Meserve has served as chair of the nuclear committee of Energy Future Holdings Corporation since 2010 and also has been a director of Tri Alpha Energy, Inc. since 2012. He previously was a director of Luminant (competitive power generation subsidiary of Energy Future Holdings Corporation) (2008 to 2010). He is a member of the independent advisory committees of UniStar Nuclear Energy LLC (design, licensing, construction, and operation of new nuclear power plants) and Constellation Energy Nuclear Group, LLC (existing nuclear power plant owner and operator). Dr. Meserve also serves as a member of the board of trustees of Universities Research Association, Inc. (consortium of research-oriented universities), and serves on the Council and Trust of the American Academy of Arts and Sciences and on the Council of the National Academy of Engineering.

Dr. Meserve, 69, has been a director of PG&E Corporation and the Utility since December 2006. He currently is Chair of the PG&E Corporation Nuclear, Operations, and Safety Committee and a member of the PG&E Corporation Nominating and Governance Committee, the PG&E Corporation Public Policy Committee, and the PG&E Corporation and Utility Executive Committees. Dr. Meserve brings technical, legal, regulatory, and public policy expertise in numerous areas, including nuclear power, energy policy, and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research, and legal organizations.

Forrest E. Miller
Mr. Miller served as Group President-Corporate Strategy and Development of AT&T Inc. (communications holding company) from 2007 until his retirement in March 2012. In that position, he was responsible for enterprise-wide strategic planning, business development, and mergers and acquisitions. Previously, Mr. Miller served as Group President of AT&T Corp., the Global Enterprise division of AT&T Inc., and held a variety of executive positions at SBC Communications (communications holding company) and its predecessor Pacific Telesis Group.
Mr. Miller currently serves as a trustee of Trinity University in San Antonio, Texas, the Dallas Museum of Art, and the Baylor Health Care System Foundation in Dallas, Texas.

Mr. Miller, 61, has been a director of PG&E Corporation and the Utility since February 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and the PG&E Corporation Compensation Committee. He will become Chair of the Audit Committees and a member of the PG&E Corporation and Utility Executive Committees upon Barry Lawson Williams' appointment as Chair of the PG&E Corporation Compensation Committee on May 12, 2014. Mr. Miller brings strategic management, leadership, and business skills developed as an executive of other large public companies in both regulated and competitive markets, as well as specific expertise in a number of areas, including strategic planning, corporate finance, audit, mergers and acquisitions, government and regulatory affairs, and human resources.

Rosendo G. Parra
Mr. Parra is a retired executive of Dell Inc. (international information technology company). He held various executive and senior management positions at Dell Inc., including Senior Vice President for the Home and Small Business Group and Senior Vice President and General Manager, Dell Americas. In those roles, he led Dell Inc.'s activities in the Americas, including marketing, sales, manufacturing, logistics/distribution, call center operations, and services to all customer segments in the Americas. Mr. Parra also is a co-founder of Daylight Partners (technology-focused venture capital firm) and has been a Partner of that firm since December 2007.

Mr. Parra has been a director of Brinker International (casual restaurant dining company) since December 2004 and is chair of that company's compensation committee and a member of its governance and nominating committee. He also has been a director of NII Holdings, Inc. (mobile communications services in Latin America) since October 2008 and is chair of that company's corporate governance and nominating committee and a member of its compensation committee.

Mr. Parra, 54, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation Finance Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation Nuclear, Operations, and Safety Committee. Mr. Parra brings business management, leadership, and problem-solving skills developed as an executive and a director of other large public companies, and specific experience in various areas, including technology, product development, manufacturing, sales, marketing, and customer service.

Barbara L. Rambo
 Ms. Rambo is Chief Executive Officer of Taconic Management Services (management consulting and services company) and has held that position since October 2009. Prior to joining Taconic Management Services, she was CEO, Vice Chair, and a director of Nietech Corporation (payments technology company) (during the period 2002 to 2009). Ms. Rambo previously held various executive and management positions at Bank of America, including Group Executive Vice President and head of Commercial Banking.

Ms. Rambo has been a director of International Rectifier Corporation (power management technologies) since December 2009 and serves on that company's compensation committee and its corporate governance and nominating committee. She also has been a director of West Marine, Inc. (boating supply retailer) since November 2009; she is lead independent director of that company, chair of that company's nomination and governance committee, and a member of that company's compensation committee and its audit and finance committee.

Ms. Rambo, 61, has been a director of PG&E Corporation and the Utility since January 2005. She currently serves as Chair of the PG&E Corporation Finance Committee and is a member of the PG&E Corporation Compensation Committee (having served as its interim Chair from May 1 to September 12, 2011), the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation and Utility Executive Committees. Ms. Rambo brings leadership and business skills developed as an executive and a director of other large public companies, with a focus on the financial services and technology sectors, and specific experience in various areas, including corporate finance, capital markets, sales and marketing, operations, and executive management.

Barry Lawson Williams
 Mr. Williams is retired Managing General Partner of Williams Pacific Ventures, Inc. (business investment and consulting) and also has served as President of that company since 1987. Mr. Williams has been a general partner in various real estate joint ventures located primarily within the Utility's service territory.

Mr. Williams has been a director of CH2M Hill Companies, Ltd. (engineering) since 1996 and is chair of that company's audit committee and a member of its compensation and risk committees. In addition, he has been a director of The Simpson Manufacturing Company Inc. (building construction products) since 1994 and is chair of that company's acquisitions and strategy committee and a member of its compensation and leadership development committee, its governance and nominating committee, and its growth committee. He will retire from The Simpson Manufacturing Company Inc.'s board in May 2014. Mr. Williams also has been a director of SLM Corporation (student loans and financial services) since July 2000 and is chair of that company's audit committee. He has been a member of the Board of Trustees of The Northwestern Mutual Life Company (life and disability insurance and annuities) since 1986 and is chair of that company's operations, technology, and marketing committee. Previously, Mr. Williams was a director of Ameron International Corporation (multi-national manufacturer of highly engineered products and materials for the chemical, industrial, energy, transportation, and infrastructure markets) (2010 to 2011) and R.H. Donnelley Corporation (marketing services company) (1998 to 2010). He also is a director or trustee of several not-for-profit organizations.

Mr. Williams, 69, has been a director of the Utility since September 1990 and a director of PG&E Corporation since December 1996. He currently serves as Chair of the PG&E Corporation and Utility Audit Committees and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, and the PG&E Corporation and Utility Executive Committees. On May 12, 2014, upon C. Lee Cox's retirement from the PG&E Corporation and Utility Boards of Directors, Mr. Williams will become lead director of PG&E Corporation and independent non-executive Chairman of Board of the Utility. At that time, Mr. Williams also will become Chair of the PG&E Corporation Compensation Committee and will step down from his position as Chair of the companies' Audit Committees. Mr. Williams brings management, leadership, and business skills developed as an executive and a director of numerous public and privately held companies. He has experience in numerous areas, including financial, audit, engineering, construction, real estate, and environmental matters, as well as mediation expertise. Mr. Williams' involvement in the local community provides a valuable perspective on the Utility's customer base. He also has an in-depth knowledge of PG&E Corporation and the Utility.

Corporate Governance

PG&E Corporation and the Utility are committed to good corporate governance practices that provide a framework within which the Boards and management of PG&E Corporation and the Utility can pursue the companies' business objectives. The foundation for these practices is the independent nature of each Board and its fiduciary responsibility to the company's shareholders. These practices are reviewed against industry trends and input from the companies' top institutional investors.

Corporate Governance Guidelines

Corporate governance practices are documented in Corporate Governance Guidelines ("Guidelines") that are adopted by the Boards of PG&E Corporation and the Utility. The Guidelines are reviewed and updated from time to time as recommended by the Nominating and Governance Committee of the PG&E Corporation Board. Other corporate governance practices also are set forth in the charters of the various committees of the PG&E Corporation and Utility Boards.

Board Leadership Structure

Independent Lead Director; Executive Session Meetings

The lead director, when one is appointed, is elected from among the independent chairs of the standing PG&E Corporation and Utility Board committees. The lead director must have at least one year of experience as a director of the respective company, serves a term of three years (as lead director), and may be re-elected to consecutive terms. Specific duties for the lead director are substantially similar at both companies.

The lead director acts as a liaison between management (including any executive Chairman) and the independent directors, presides at all Board meetings at which the Chairman is not present, and has authority to call special meetings of the independent directors.

The lead director presides over the executive session meetings at all regularly scheduled meetings of the companies' Boards. Each such executive session meeting has an agenda that includes standing items for discussion by the independent directors without management present. These executive session meetings are used to, among other things, review the performance of the PG&E Corporation CEO, review executive development for management succession planning, discuss corporate governance issues, and provide feedback to the CEO.

The lead director also actively participates in the planning of the regular meetings of the Boards, including suggesting and reviewing agenda topics and approving information sent to the Boards.

The lead director may receive written communications (in care of the Corporate Secretary) from the companies' shareholders and other interested parties. The lead director also is available for consultation and direct communication with major shareholders.

During 2013, C. Lee Cox was the independent lead director of both PG&E Corporation and the Utility, as well as the independent non-executive Chairman of the Board of the Utility.

The Boards reappointed Mr. Cox as lead director of PG&E Corporation and as the independent non-executive Chairman of the Board of the Utility from January 1, 2014 until his retirement following the 2014 annual meetings. The Boards appointed Barry Lawson Williams to become independent lead director of PG&E Corporation and the independent non-executive Chairman of the Utility upon Mr. Cox's retirement at the adjournment of the companies' 2014 annual meetings; in these roles, Mr. Williams will preside over executive session meetings of the Boards. The Utility Board did not appoint a separate independent lead director, given that Mr. Cox is, and Mr. Williams will be, an independent non-executive Chairman.

Chairman of the Board

At both PG&E Corporation and the Utility, the Chairman of the Board is a member of the Board of Directors. The primary duty of the Chairman is to preside over meetings of the Board, including special meetings. The Chairman also is consulted regarding nominees for the Board and the composition and chairmanship of Board committees. If the Chairman is not an independent director, then following each executive session meeting of the independent directors, the lead director, or his or her designee, has a discussion with the Chairman regarding the executive session meeting.

PG&E Corporation and the Utility each believe that it is in the best interests of the company and its shareholders to have a flexible rule regarding whether the offices of Chairman and CEO should be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the applicable Board will consider the circumstances existing at that time and will determine whether the role of Chairman should be separate from that of the CEO and, if the roles are separate, whether the Chairman should be elected from management or from among the non-management directors. In addition, at least annually, each Board reviews the respective company's Board leadership structure to assess whether it is appropriate.

In the past, PG&E Corporation and the Utility each have had both combined and separate Chairman and CEO positions. In each case, the applicable Board was able to consider all eligible directors and not exclude any eligible candidate from consideration for the position of Chairman. More recently, when the positions have been combined, each company also has had a strong and independent lead director.

At PG&E Corporation, Anthony F. Earley, Jr. has served as the Chairman, CEO, and President since September 13, 2011. The PG&E Corporation Board believes that having Mr. Earley serve concurrently as the company's Chairman and CEO is the appropriate Board leadership structure at this time, even after considering the fact that approximately 33 percent of the shares voted at the 2013 annual meeting supported a shareholder proposal to separate the positions of Chairman and CEO. Among other things, Mr. Earley's extensive utility and leadership experience allows him to serve as an effective link between the Board and management, and to raise key issues (including those related to various business risks overseen by the Boards) and stakeholder interests to the Board's attention as the Board carries out its duties. Because the CEO bears primary responsibility for managing PG&E Corporation's day-to-day business issues, he is well positioned to chair regular Board meetings and help ensure that key issues, business risks, and stakeholder interests are addressed by the Board. Further, the presence of an independent lead director enhances the Board's authority to act independently from management, notwithstanding the fact that the Chairman also is an executive officer of the company.

At the Utility, the positions of Chairman and principal executive officer have been separated. The independent non-executive Chairman of the Utility is C. Lee Cox. Christopher P. Johns is President of the Utility, serving as the principal executive officer. The Board has appointed Barry Lawson Williams to become the independent non-executive Chairman of the Utility upon Mr. Cox's retirement from the Boards upon the adjournment of the 2014 annual meetings. The Utility Board believes that by separating the roles of Chairman and principal executive officer, the Utility is able to benefit from the complementary skill sets and business experiences of Messrs. Cox and Johns, and Messrs. Williams and Johns. As a subsidiary of PG&E Corporation, the Utility also benefits from Mr. Earley's position as Chairman and CEO of PG&E Corporation. Mr. Earley, however, may not serve in either capacity at the Utility. In conformance with certain rules of the California Public Utilities Commission, the same individual may not serve as Chairman of the Board, CEO, or President, or in a functionally equivalent position, of both PG&E Corporation and the Utility.

Board and Director Independence and Qualifications

Both PG&E Corporation's Board and the Utility's Board have satisfied each Board's objective that at least 75 percent of the directors should be independent, as defined in that company's Guidelines. The New York Stock Exchange ("NYSE") rules also require that a majority of PG&E Corporation's directors be independent, as defined by the NYSE, and that independent directors meet regularly. The Utility Board is exempt from NYSE MKT (formerly NYSE AMEX) rules requiring that at least a majority of the directors meet the stock exchange's definition of "independent director" because PG&E Corporation holds approximately 96 percent of the voting power of the Utility and the Utility is a "controlled subsidiary." The definition of "independence" in each company's Guidelines is more stringent than, and fully satisfies, the NYSE and NYSE MKT definitions. The definition of independence is set forth in each company's Guidelines, which are available on each company's website (see "Website Availability of Governance Documents" on page 81 of this Joint Proxy Statement").

The Boards of PG&E Corporation and the Utility each have affirmatively determined that each of the following directors has been independent while serving on the Boards: David R. Andrews, Lewis Chew, C. Lee Cox, Fred J. Fowler, Maryellen C. Herringer, Richard C. Kelly, Roger H. Kimmel, Richard A. Meserve, Forrest E. Miller, Rosendo G. Parra, Barbara L. Rambo, and Barry Lawson Williams. During the period of the individual's service on the Boards, he or she:

•
Has not had any relationship with either PG&E Corporation or the Utility that would interfere with the exercise of independent judgment,

•
Has been "independent" as defined by applicable NYSE and NYSE MKT rules, and

•
Has satisfied each of the categorical standards adopted by the Boards for determining whether a specific relationship is "material" and a director is independent. These categorical standards are set forth in Exhibit A to each company's Guidelines.

In the process of determining each director's independence, the Boards considered transactions between PG&E Corporation or the Utility and their respective directors and their immediate family members, and certain entities with which the directors or their immediate family members were affiliated. These transactions only involved the Utility's provision of utility services at rates or charges fixed in conformity with law or governmental authority, which the Boards determined were not material and did not affect the director's independence.

Board Committee Duties

The standing committees of the PG&E Corporation Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee. The Utility Board has two standing committees: the Executive Committee and the Audit Committee. For each of the standing committees listed above, the applicable company's Board has adopted a formal charter that sets forth the committee's duties and responsibilities; the charters are available on the companies' websites (see "Website Availability of Governance Documents" on page 81 of this Joint Proxy Statement). The duties and responsibilities of each committee are described below.

Executive Committees

The PG&E Corporation and Utility Boards each have an Executive Committee that may exercise any of the powers and perform any of the duties of the applicable Board. This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Utility Board (as the case may be). The Executive Committees meet as needed.

Audit Committees

The PG&E Corporation and Utility Boards each have an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, that advises and assists the applicable Board with respect to, among other things:

•
The integrity of the respective company's financial statements,

•
Financial and accounting practices,

•
Internal controls, and external and internal auditing programs,

•
Selection and appointment of the applicable company's independent registered public accounting firm, pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and evaluation of the independence, qualifications, and performance of the independent registered public accounting firm,

•
Business ethics, and compliance with laws, regulations, and policies,

•
Related party transactions, and

•
Guidelines and policies for managing and assessing major risks, and, to the extent that any aspect of risk assessment and management is delegated to another Board committee, review of processes by which such risk assessment and management are undertaken.

Compensation Committee

The Compensation Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
Compensation of directors,

•
Employment, compensation, and benefits policies and practices,

•
Potential risks arising from compensation policies and practices,

•
Development, selection, and compensation of policy-making officers,

•
Evaluation of management and long-range planning for officer development and succession, and

•
Retention and oversight of any of the Committee's independent compensation consultants, legal counsel, or other advisors.

The Performance Award Subcommittee of the Compensation Committee, to the extent necessary, takes action regarding executive compensation that is intended to qualify for exemption under Internal Revenue Code Section 162(m). This Subcommittee consists solely of "outside directors," as defined in federal income tax laws and regulations, and performs its functions to the extent that the Compensation Committee includes any member who does not satisfy this definition of "outside director."

Finance Committee

The Finance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. Among other things, the Committee reviews:

•
Long-term financial and investment plans and strategies,

•
Annual financial plans,

•
Dividend policy,

•
Short-term and long-term financing plans,

•
Proposed capital projects,

•
Proposed divestitures,

•
Strategic plans and initiatives,

•
Major commercial banking, investment banking, financial consulting, insurance, and other financial relationships,

•
Major financial risk exposures associated with (i) energy commodities and derivatives, (ii) merger and acquisition transactions considered by the Committee, and (iii) selected risks identified in consultation with the PG&E Corporation and Utility Boards and their respective committees and assigned by the Audit Committee to the Finance Committee for discussion, and

•
Use of derivative instruments, which may include, without limitation, any election to use the Dodd-Frank Wall Street Reform and Consumer Protection Act's End-User Exception.

Each year, the Finance Committee also presents for the PG&E Corporation and Utility Boards' review and concurrence (1) a multi-year outlook for PG&E Corporation and its subsidiaries that, among other things, summarizes projected financial performance and establishes the basis for the annual budget, and (2) an annual financial performance plan that establishes financial objectives and sets operating expense and capital spending budgets that reflect the first year of the approved multi-year outlook. Members of the Boards receive a monthly report that compares actual to budgeted financial performance and provides other information about financial performance.

Nominating and Governance Committee

The Nominating and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
The selection of directors, including reviewing the appropriate skills and characteristics required of Board members, reviewing the qualifications of Board candidates, and recommending nominees for election to the Boards,

•
The chairmanship and membership of Board committees, and the nomination of a lead director of each company's Board, if necessary,

•
Corporate governance matters, including the companies' governance principles and practices, and the review of shareholder proposals, and

•
Evaluation of the Boards' performance and effectiveness.

Nuclear, Operations, and Safety Committee

The Nuclear, Operations, and Safety Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the oversight and review of (i) significant safety (including public and employee safety), operational performance, and compliance issues related to the Utility's nuclear, generation, gas and electric transmission, and gas and electric distribution operations and facilities ("Operations and Facilities"), and (ii) risk management policies and practices related to the Operations and Facilities.

Among other things, the Nuclear, Operations, and Safety Committee:

•
Reviews safety and operational issues related to (1) the impact of new or changing laws, regulations, policies, and practices, (2) continuous improvement in the Operations and Facilities, and (3) incorporation of safety and operational goals into executive compensation programs,

•
Reviews the principal risks arising out of the Operations and Facilities, the process used by management to analyze and identify these risks, and the effectiveness of programs to manage or mitigate these risks,

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Reviews the results of the Utility's goals, programs, policies, and practices with respect to promoting a strong safety culture, and

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Periodically visits the Utility's nuclear and other operating facilities.

Public Policy Committee

The Public Policy Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to public policy, sustainability, and corporate responsibility issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries.

Among other things, the Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

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Protection and improvement of the quality of the environment, and compliance with environmental and hazardous waste management standards and regulations,

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Charitable contributions and community investment programs and activities,

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Political contributions and political activities,

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Diversity, inclusion, and workforce development,

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Development of diverse suppliers to PG&E Corporation, the Utility, and their respective subsidiaries, and

•
Significant societal, governmental, and environmental trends and issues that may affect operations.

Committee Membership

The membership of PG&E Corporation's and the Utility's standing Board committees is shown in the table below.

	Executive Committees	Audit Committees	Compensation Committee	Finance Committee	Nominating and Governance Committee	Nuclear, Operations, and Safety Committee	Public Policy Committee
Independent Non-Employee Directors:
L. Chew(1)	X	X					X*
C. L. Cox(2)	X		X*(2)	X		X
F. J. Fowler						X	X
M. C. Herringer	X	X	X		X*
R. C. Kelly(1)		X				X
R. H. Kimmel				X	X		X
R. A. Meserve	X				X	X*	X
F. E. Miller(1)		X*(3)	X
R. G. Parra				X	X	X
B. L. Rambo	X		X	X*	X
B. L. Williams(1)(4)	X	X*(4)	X*(4)	X
Employee Directors:
A. F. Earley, Jr.	X*
C. P. Johns(5)	X
Number of Meetings in 2013 (PG&E Corporation/Utility where applicable)	0/0	10/10	3	5	4	5	3
*
Committee Chair

(1)
Independent audit committee financial expert, as defined by the Securities and Exchange Commission ("SEC") and applicable stock exchanges, and as determined by the Boards. Background information on each audit committee financial expert can be found in the director biographies beginning on page 4 of this Joint Proxy Statement.

(2)
Independent lead director of PG&E Corporation and independent non-executive Chairman of the Board of the Utility through his retirement from the PG&E Corporation and Utility Boards upon the adjournment of the 2014 annual meetings on May 12, 2014.

(3)
Mr. Miller will become Chair of the PG&E Corporation and Utility Audit Committees and a member of the PG&E Corporation and Utility Executive Committees upon the adjournment of the 2014 annual meetings on May 12, 2014.

(4)
Mr. Williams will become independent lead director of PG&E Corporation, independent non-executive Chairman of the Board of the Utility, and Chair of the PG&E Corporation Compensation Committee upon the adjournment of the 2014 annual meetings on May 12, 2014. He will step down as Chair of the PG&E Corporation and Utility Audit Committees at that time.

(5)
Member of the Utility Executive Committee only.

Committee Membership Requirements

Each of the permanent standing committees (other than the Executive Committees) must be composed entirely of independent directors, as defined in the applicable company's Guidelines and the Committee's charters. In addition, the companies' Audit Committees, the PG&E Corporation Compensation Committee, and the PG&E Corporation Nominating and Governance Committee must be composed entirely of independent directors, as defined in the Guidelines and by the NYSE. Because the Utility lists preferred stock on the NYSE MKT, and because PG&E Corporation holds approximately 96 percent of the voting power of the Utility such that the Utility is a "controlled subsidiary" of PG&E Corporation, the Utility is not subject to certain rules of NYSE MKT that otherwise would impose requirements on the Utility's director nomination and compensation-setting processes and require that the Utility's Board committees responsible for executive compensation and governance be comprised of "independent" directors, as defined by NYSE MKT.

Each member of the PG&E Corporation and Utility Audit Committees and each member of the PG&E Corporation Compensation Committee also must meet heightened independence rules established by SEC rules regarding audit committee independence, or applicable NYSE requirements regarding compensation committee members.

Each member of the PG&E Corporation and Utility Audit Committees also must be financially literate, and at least one member of each Audit Committee also must have accounting and related financial management expertise and financial sophistication. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their respective subsidiaries, that Committee member must inform the applicable company's Board. In order for that member to continue serving on the PG&E Corporation and Utility Audit Committees, each Board must affirmatively determine that the simultaneous service does not impair that committee member's ability to serve effectively on the applicable Audit Committee.

Each company's committees satisfy the applicable independence and qualification standards described above. No member of either Audit Committee serves on more than three other public companies' audit committees.

Compensation Committee Interlocks and Insider Participation

C. Lee Cox served as interim Chairman, CEO, and President of PG&E Corporation from May 1 to September 12, 2011, following the retirement of the former PG&E Corporation CEO and prior to the election of Anthony F. Earley, Jr. as Chairman, CEO, and President of PG&E Corporation. During that period, Mr. Cox did not serve on the Compensation Committee. In September 2011, following his resignation as interim Chairman, CEO, and President of PG&E Corporation, Mr. Cox rejoined the Compensation Committee as an independent member.

Director Meeting Attendance During 2013

During 2013, there were 7 meetings of the PG&E Corporation Board and 30 meetings of the PG&E Corporation standing Board committees. Each incumbent PG&E Corporation director attended at least 95 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2013.

During 2013, there were 7 meetings of the Utility Board and 10 meetings of the Utility standing Board committees. Each incumbent Utility director attended at least 86 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2013.

Each member of the Board of PG&E Corporation or the Utility is expected to attend that company's annual meetings. All 12 then-current directors attended PG&E Corporation's 2013 annual meeting, and all 13 then-current directors attended the Utility's 2013 annual meeting.

Director Nomination Process

The Boards of PG&E Corporation and the Utility each select nominees for director based on recommendations received from the PG&E Corporation Nominating and Governance Committee. The Committee's recommendations are based upon a review of the qualifications of Board candidates and consultation with the Chairman of PG&E Corporation or the Utility, as applicable, and the PG&E Corporation CEO.

Qualifications and Characteristics

The Nominating and Governance Committee's goal is to create for each company a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company's operations, understand the complexities of the company's business environment, and possess capabilities to provide valuable insight and oversight.

In conducting this review, the Committee considers factors such as diversity, age, skills, and any other factors that it deems appropriate, and annually reviews and recommends to the Boards the appropriate skills and characteristics required of Board members, given the current composition and needs of each company's Board. In addition to the skills and characteristics noted above, for 2013, the Committee also considered the extent to which the nominees (both individually and as a group) possessed the experience, skills, and expertise shown in the chart on page 3 of this Joint Proxy Statement.

Under the retirement policy adopted by each company's Board, the Boards may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72. However, this policy may be waived if the Committee and the applicable company's Board determine that it is in the best interests of the company to re-nominate a director who is 72 years old or older.

In general, the Nominating and Governance Committee will recommend, and the Boards will re-nominate, an existing director for re-election if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the company.

With respect to diversity, the Committee seeks a range of different backgrounds, perspectives, skills, and experiences. Although there is no set policy regarding diversity of nominees for director, the Committee and the Boards annually review the diversity of the director nominees and the extent to which diverse backgrounds, perspectives, skills, and experiences are represented by the members of the Boards.

Sources of Nominees

The Nominating and Governance Committee accepts recommendations for director nominees from a variety of sources, including executive search firms, shareholders, management, and Board members. The Committee reviews all recommended candidates for nomination at the annual meetings at the same time and uses the same review criteria for all candidates.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, as applicable, by writing to that company's Corporate Secretary. Each recommendation must include:

1.
A brief description of the candidate,

2.
The candidate's name, age, business address, and residence address,

3.
The candidate's principal occupation and the class and number of shares of the company's stock owned by the shareholder and the candidate,

4.
Any other information that would be required under the rules of the SEC in a proxy statement listing the candidate as a nominee for director, and

5.
Any material interest that the shareholder has in the candidate's nomination.

Recommended candidates may be required to provide additional information.

Executive Compensation-Setting Process

Details regarding the compensation-setting process can be found below, as well as in the Compensation Discussion and Analysis section of this Joint Proxy Statement.

Executive Officer Compensation

Each year, the independent members of the applicable Board, based on the PG&E Corporation Compensation Committee's advice and recommendation, approve the amounts of total target compensation for the CEO of PG&E Corporation and the CEO or the President of the Utility. Such approvals are made following a review of comparative data and advice from the Compensation Committee's independent compensation consultant. The Compensation Committee also approves the amounts of total target compensation for all senior executive officers based upon a review of comparative data, advice from its independent compensation consultant, and recommendations from the PG&E Corporation CEO. The Committee uses comparative data throughout the year to set the total target compensation of new executive officers. The Committee also reviews other benefits provided to executive officers.

If required with respect to compensation that is intended to be "qualified performance-based compensation" under Internal Revenue Code Section 162(m), the Compensation Committee's Performance Award Subcommittee takes action with respect to such compensation.

The PG&E Corporation Board has delegated to the Compensation Committee the authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"), under which equity-based awards are made. In addition, the PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to grant LTIP awards to certain eligible participants within the guidelines adopted by the Compensation Committee.

The PG&E Corporation CEO generally attends a portion of each Compensation Committee meeting, but excuses himself from the Committee's deliberations or decisions with respect to his pay. No other officer attends Compensation Committee meetings to provide input into executive compensation decisions. At the Committee's request, the CEO reviews with the Committee the performance of the other officers named in the Summary Compensation Table (the "named executive officers" or "NEOs"). The CEO also recommends adjustments, if any, in base pay, annual incentive awards, and LTIP awards for the other NEOs.

These recommendations are given appropriate weight by the Committee in the compensation-setting process, given the CEO's direct knowledge of the performance and contributions of each NEO. The Committee may exercise its discretion to accept, reject, or modify the CEO's recommendations based on the Committee members' collective assessment of the NEOs' performance and pay position relative to the peer group, as well as PG&E Corporation's overall financial and operating performance.

The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIP to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources.

The PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to approve compensation, within guidelines approved by the Compensation Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, and the terms and conditions of all LTIP awards to be made during the year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Consultants and Advisors

The Compensation Committee retains an independent compensation consultant to advise on compensation programs and practices, including pay levels for non-employee directors and for officers. Under a policy adopted by the Committee, this consultant must be "independent," i.e., (1) the consultant must be retained by, and report solely to, the Compensation Committee, and (2) the consultant and its affiliates may not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its Chair, and in the capacity of the Committee's agent.

For 2013, the Compensation Committee retained Frederic W. Cook & Co., Inc. ("FWC") as its independent consultant. FWC does not provide services to management of PG&E Corporation, the Utility, or their affiliates, although FWC maintains a working relationship with management in order to fulfill FWC's primary role as advisor to the Compensation Committee. FWC is a nationally recognized independent firm providing consulting assistance to corporations in order to develop compensation programs for senior executives, key employees, and boards of directors. FWC was first selected as the Compensation Committee's independent consultant for 2010, following the Committee's review of numerous candidate firms.

During 2013, FWC advised the Compensation Committee on the following matters:

•
Non-employee director compensation,

•
Executive compensation competitive market,

•
Executive compensation emerging trends and best practices,

•
Shareholder advisory firms' pay and performance analyses,

•
Proxy disclosures,

•
Severance and change-in-control practices and policies, and

•
Corporate governance best practices.

The Compensation Committee has determined that no conflicts of interest were raised by the work of FWC during 2013.

The Compensation Committee also has discretion to engage other compensation consultants, although it did not do so during 2013, as well as legal counsel and other advisors. The Committee takes into account such advisors' and consultants' independence, and whether the work of any compensation consultants will raise any conflict of interest. PG&E Corporation pays the reasonable compensation costs for such advisors.

Management also may retain compensation consultants to assist management and the Compensation Committee in connection with compensation matters.

Shareholder Outreach

PG&E Corporation and the Utility believe that it is important to provide shareholders with the means to provide input on PG&E Corporation's executive compensation programs and the clarity of the company's disclosures regarding such programs.

PG&E Corporation is committed to investor engagement and listening to investor views on corporate governance matters and executive compensation policies and programs. Since 2009, management has annually contacted PG&E Corporation's top institutional investors to discuss executive compensation and any other corporate governance matters of interest to them.

Prior to the SEC ruling that required large public companies to provide advisory say-on-pay votes, in 2010, PG&E Corporation and the Utility each provided its shareholders with the right to cast an annual advisory vote on the compensation paid to the company's NEOs.

Risk Management

PG&E Corporation and the Utility continue to review and refine the approach to the companies' risk management programs. In 2011, the companies expanded their Enterprise Risk Management program to examine all company risks, to increase Board review of risk management, and to integrate risk management into the companies' planning and budgeting process. The program was renamed Enterprise and Operations Risk Management ("EORM") program in 2013 to reflect its expanded scope, including a discussion of the top enterprise and operational risks facing the companies, and the top compliance requirements of each line of business ("LOB") within the companies. This discussion leads to the identification of specific enterprise risks for review and oversight by the PG&E Corporation and Utility Boards of Directors.

As described below, the companies' risk management governance structures allow risks to be investigated both under a Board-directed review process and also from a "bottoms-up" approach that allows operational experts to add their knowledge and identify emerging issues for the companies.

Board-Level Duties

As part of their oversight functions, the PG&E Corporation and Utility Boards generally oversee the companies' risk management policies and programs; however, management has day-to-day responsibility for assessing and managing exposure to various risks. Oversight for specific risk categories is allocated to various Board committees, consistent with the substantive scope of each committee's charter. Each such committee provides a report of its activities to the applicable Board.

The Boards and their respective committees have specific oversight responsibility for risk management in the following areas:

•
The Boards evaluate risks associated with major investments and strategic initiatives, with assistance from the PG&E Corporation Finance Committee.

•
The Boards oversee the implementation and effectiveness of the overall legal compliance and ethics programs, with assistance from the PG&E Corporation and Utility Audit Committees.

•
Each company's Audit Committee discusses the guidelines and policies that govern the processes for assessing and managing major risks (including the EORM program that is discussed in more detail below), allocates to other Board committees the specific responsibility to oversee identified enterprise risks, generally oversees regulatory and legal compliance risks, and considers risk issues associated with overall financial reporting and disclosure processes.

•
The PG&E Corporation Finance Committee discusses risk exposures related to energy procurement, including energy commodities and derivatives, and other enterprise risks, as assigned by the Audit Committees.

•
The PG&E Corporation Nuclear, Operations, and Safety Committee discusses risks related to the safety of the Utility's nuclear, electric, gas, and other operations and facilities, and oversees other enterprise risks, as assigned by the Audit Committees.

•
The PG&E Corporation Compensation Committee oversees potential risks arising from the companies' compensation policies and practices.

Other risk oversight responsibilities also have been allocated, consistent with the overall substantive scope and duties of each Board and their respective committees.

This allocation of Board-level risk oversight was last reviewed by the PG&E Corporation and Utility Audit Committees in April 2013.

The Boards' role in risk oversight has had no significant effect on either Board's leadership structure.

Management-Level Duties

Management has the day-to-day responsibility for assessing and managing PG&E Corporation's and the Utility's exposure to various risks. Currently, risk is managed in three broad categories: enterprise and operational risk (e.g., public and employee safety, customer service, and other operational risks), compliance risk (e.g., legal and regulatory requirements), and market and credit risk (e.g., energy commodity risk).

With respect to supporting the Boards' oversight activities:

•
Management provides various reports to the Boards and their respective committees regarding different elements of corporate risk management programs and activities, as requested by the Boards and the committees.

•
The companies' EORM program identifies and evaluates potential risks facing the enterprise, and nominates specific enterprise risks for Board-level oversight. EORM is conducted under the management-level supervision of the PG&E Corporation Risk Policy Committee (an officer committee that was established by the PG&E Corporation Board) and the Utility Risk Management Committee. The EORM program as a whole is overseen by the PG&E Corporation and Utility Audit Committees, which assign Board-level responsibility for oversight of specific enterprise risks to committees of either company's Board.

•
Each LOB within the companies has its own risk and compliance committee. These LOB committees review all major operational and safety risks within that LOB (including public safety), review and approve risk analysis and mitigation strategies, and track mitigation progress. Each LOB risk and compliance committee is led by a senior officer and must include at least one appointed risk manager. All LOBs review their risks with the entire senior management team as part of the companies' integrated planning process.

•
PG&E Corporation and the Utility each have a Chief Risk and Audit Officer who functionally reports to the PG&E Corporation and Utility Audit Committees. The Chief Risk and Audit Officer attends Board and Board committee meetings and provides regular reports regarding various aspects of the companies' risk management policies, programs, and activities.

Compensation Risk Analysis

FWC assists the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences).

The companies examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the Committee's retention of discretion to adjust incentive awards, the clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements, stock retention requirements, and restrictions on hedging.

The companies also noted that, to further ensure appropriate incentive metrics, the Compensation Committee receives advice regarding appropriate safety and operational incentive measures from the PG&E Corporation Nuclear, Operations, and Safety Committee.

For 2014, FWC concluded that the companies' incentive plans are appropriately aligned with sound compensation design principles, and that there is an appropriate balance between the risks inherent in the business and the companies' compensation programs.

Based on the foregoing, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Board Oversight of Political Contributions and Advocacy

The PG&E Corporation Public Policy Committee reviews PG&E Corporation's and the Utility's political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. The Boards are apprised of significant advocacy efforts taken by the companies. The Public Policy Committee also directs preparation of an annual report summarizing political contributions and certain other expenditures made by the companies during the preceding year. Additional information regarding each company's political engagement policies and political expenditures is available on PG&E Corporation's website at http://www.pgecorp.com/aboutus/corp_gov/political_engagement/political_engagement.shtml.

Board Oversight of Corporate Sustainability

The PG&E Corporation Public Policy Committee has primary oversight of corporate sustainability issues, such as environmental compliance and leadership, climate change, community investments, and workforce development. This includes an annual review of PG&E Corporation's and the Utility's sustainability practices and performance. Other committees of the PG&E Corporation Board and the full PG&E Corporation and Utility Boards address other components of the companies' sustainability commitment, such as public and employee safety, investments made to build a smarter grid, and the pathways to increasing our deliveries of renewable electricity. For example, the PG&E Corporation Compensation Committee approves the structure of the Short-Term Incentive Plan, which reinforces the companies' sustainability commitment by rewarding eligible employees for achievement of goals that benefit customers, shareholders, and employees.

Within management, the Chief Sustainability Officer of the Utility is responsible for developing and coordinating the companies' corporate sustainability initiatives and overseeing the companies' corporate sustainability reporting and measurement. This is done in coordination with other members of senior management who are responsible for functions such as supply chain management, environmental compliance, and customer energy solutions.

Board Oversight of Management Succession

At least annually, and often more frequently, the PG&E Corporation and Utility Boards each review the applicable company's plan for CEO succession, both in the ordinary course of business and in response to emergency situations. Each company's Board also develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects PG&E Corporation's and the Utility's business functions, vision, and strategy. Potential candidates for CEO may be identified internally within the companies in consultation with the PG&E Corporation Compensation Committee (which oversees the evaluation of management) and the CEO, as well as externally through various sources, including independent third-party consultants.

The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the companies. The Compensation Committee is responsible for reviewing the CEO's long-range plans for officer development and succession for PG&E Corporation and the Utility.

Throughout 2013, the Compensation Committee addressed management succession and executive development in connection with its review of officer elections, promotions, and compensation matters during the year. The Boards last reviewed and discussed CEO and management succession planning and executive development at their meeting in February 2014.

Board and Committee Self-Evaluations

The PG&E Corporation Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Boards, including Board committees. At least annually, each Board or the Nominating and Governance Committee conducts an evaluation to determine whether the Board as a whole and its committees are functioning effectively.

If the evaluation is conducted by the Nominating and Governance Committee, that Committee presents its conclusions to the applicable full Board for review and concurrence.

The Board evaluation includes an assessment of the Board's contribution as a whole and of specific areas in which the Board and/or management believes that a better contribution could be made. The Audit Committees, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee conduct annual evaluations. The Board committees provide the results of their evaluations to the Nominating and Governance Committee. These results are considered in the overall Board evaluation.

Director Orientation and Continuing Education

New directors receive information on subjects that would assist them in discharging their duties. All directors periodically receive briefing sessions or materials on such subjects. Each director also receives information regarding opportunities for continuing education, and is encouraged to stay current on important developments pertaining to such director's function and duties to the companies by attending such programs as appropriate or otherwise.

Director and Officer Communications

Correspondence to directors and executive officers should be sent to the applicable company's principal executive office, in care of the Corporate Secretary. The Corporate Secretary will forward to the independent lead director or the independent non-executive Chairman any communications addressed to the Board of Directors as a body, to all the directors in their entirety, or to a subset of the directors, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also will receive communications directed to individual directors or officers, and will forward those as appropriate.

The address of the principal executive office for each company is:

PG&E Corporation
Pacific Gas and Electric Company
77 Beale Street, P.O. Box 770000
San Francisco, California 94177

Compensation of Non-Employee Directors

The Boards of PG&E Corporation and the Utility each establish the level of compensation for that company's non-employee directors, based on the recommendation of the PG&E Corporation Compensation Committee and considering the impact of compensation on director independence. Directors who also are current employees of either company receive no additional compensation for service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility, considering the compensation paid to directors of other comparable U.S. companies. As part of this review, the Committee reviews the compensation provided to the companies' non-employee directors as compared to peer companies, with the objective of ensuring that non-employee director compensation is:

•
Market-competitive in terms of annual compensation value, and

•
Consistent with emerging market practices and trends.

The Compensation Committee's most recent review was conducted in September 2012, in consultation with the Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"). Results of the review are reflected in compensation paid to non-employee directors starting in January 2013.

2013 Director Compensation

The following table summarizes the principal components of compensation paid or granted to individuals for their service as non-employee directors of PG&E Corporation and the Utility during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
D. R. Andrews	118,750	104,986		96	223,832
L. Chew	112,612	104,986		2,596	220,194
C. L. Cox	160,000	104,986		96	265,082
F. Fowler	86,250	104,986		96	191,332
M. C. Herringer	122,000	104,986		2,596	229,582
R. C. Kelly(5)	63,479			48	63,527
R. H. Kimmel	91,500	104,986		96	196,582
R. A. Meserve	105,000	104,986		2,596	212,582
F. E. Miller	106,750	104,986		96	211,832
R. G. Parra	95,000	104,986		2,596	202,582
B. L. Rambo	103,250	104,986		2,596	210,832
B. L. Williams	165,500	104,986		2,596	273,082
(1)
Represents receipt of retainers and meeting fees consistent with the schedule described in the narrative following this table. Retainers paid to Mr. Kelly reflect his election to the Boards effective June 19, 2013. Total meeting fees were: Mr. Andrews $56,250, Mr. Chew $44,000, Mr. Cox $35,000, Mr. Fowler $26,250, Ms. Herringer $52,000, Mr. Kelly $31,500, Mr. Kimmel $31,500, Dr. Meserve $35,000, Mr. Miller $46,750, Mr. Parra $35,000, Ms. Rambo $33,250, and Mr. Williams $55,500.

(2)
Represents the grant date fair value of restricted stock units ("RSUs") granted in 2013 measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"). Grant date fair value is measured using the closing price of PG&E Corporation common stock on the date of grant. In 2013, with the exception of Mr. Kelly, each non-employee director received 2,355 RSUs with a grant date value of $104,986. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2013 was: Mr. Andrews 5,449, Mr. Chew 4,058, Mr. Cox 13,602, Mr. Fowler 2,405, Ms. Herringer 8,846, Mr. Kelly 0, Mr. Kimmel 5,082, Dr. Meserve 8,304, Mr. Miller 5,082, Mr. Parra 4,058, Ms. Rambo 10,659, and Mr. Williams 10,022.

(3)
No stock options were granted in 2013. The aggregate number of option awards outstanding for each non-employee director at December 31, 2013 was: Mr. Andrews 29,290, Mr. Chew 0, Mr. Cox 0, Mr. Fowler 0, Ms. Herringer 2,491, Mr. Kelly 0, Mr. Kimmel 4,090, Dr. Meserve 0, Mr. Miller 4,090, Mr. Parra 0, Ms. Rambo 0, and Mr. Williams 0.

(4)
Represents (i) premiums paid for accidental death and dismemberment insurance, and (ii) matching gifts to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Mr. Chew $2,500, Ms. Herringer $2,500, Dr. Meserve $2,500, Mr. Parra $2,500, Ms. Rambo $2,500, and Mr. Williams $2,500.

(5)
Mr. Kelly was elected a director of PG&E Corporation and the Utility effective June 19, 2013.

Director Retainers and Fees

The following retainers and fees were provided during 2013 to each director who was not an employee of PG&E Corporation or the Utility.

Board Retainer	$15,000 per quarter ($60,000 annually)
Board and Committee Meeting Fees	$1,750 per meeting
Other than: $2,750 per Audit Committee meeting
Shareholder Meeting Fees	$1,750 per meeting (if not held on the same day as a Board meeting)
Lead Director Retainer	$12,500 per quarter ($50,000 annually)
Committee Chair Retainers	$2,500 per quarter ($10,000 annually)
(Permanent Standing Committees)	Other than: Audit: $12,500 per quarter ($50,000 annually) Compensation: $3,750 per quarter ($15,000 annually)

Any director who serves on the PG&E Corporation Board, Audit Committee, or Executive Committee does not receive additional retainers for concurrent service on the Utility Board, Audit Committee, or Executive Committee, as applicable. Separate meeting fees are paid for each meeting of the Utility Board, Audit Committee, or Executive Committee that is not held concurrently or sequentially with a corresponding meeting of the PG&E Corporation Board, Audit Committee, or Executive Committee. Such meetings usually are held concurrently, and in most cases a single meeting fee is paid to each director for each set of meetings.

Non-Employee Director Stock-Based Compensation

Under the LTIP, each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation.

Awards for 2013 were granted on June 11, 2013. Such grants had a total aggregate value of $105,000 and consisted of RSUs that were granted to each non-employee director after his or her election to the Board. These RSUs vest after one year at the end of the director's elected term. RSUs also will vest upon the director's death or disability, and otherwise are forfeited if the director ceases to be a member of the Board during his or her elected one-year term. Non-employee directors also may elect to defer settlement of vested RSUs. A non-employee director's equity-based awards also will vest or accelerate in full if there is a Change in Control, as defined in the LTIP. Previously granted restricted stock and stock options become payable upon vesting. RSUs become payable in accordance with the normal settlement schedule.

Director Stock Ownership Guidelines

Non-employee directors are expected to own shares of PG&E Corporation common stock having a dollar value of at least five times the value of the then-applicable annual Board retainer. Ownership will be measured annually as of December 31 of each calendar year, based on the closing price of PG&E Corporation common stock at the end of that year. Directors generally have five years to meet the guidelines. Ownership includes beneficial ownership of common stock, as well as RSUs and common stock equivalents.

Directors' Ability to Defer Retainers and Fees

Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all of their retainers, all of their meeting fees, or both. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation deemed to be invested in the Utility Bond Fund (which is described in the narrative following the "Non-Qualified Deferred Compensation—2013" table beginning on page 55 of this Joint Proxy Statement).

Director Reimbursement for Travel and Other Expenses

Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of PG&E Corporation or the Utility.

Director Retirement Benefits from PG&E Corporation or the Utility

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. Accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be paid until the later of age 65 or retirement from the Board.

Item No. 2:
Ratification of the Apointment of the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and the Utility each have selected and appointed Deloitte & Touche LLP ("Deloitte & Touche") as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2014, and to audit the effectiveness of internal control over financial reporting as of December 31, 2014. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as independent public accountants for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. However, the Boards of Directors have determined that it is desirable to request shareholder ratification of this selection as a matter of good corporate governance. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment. Even if a company's shareholders ratify the selection, the applicable Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of that company and its shareholders.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have paid to the independent registered public accounting firm (including subsidiaries and affiliates), in order to consider whether those fees are compatible with maintaining the firm's independence.

Table 1:    Fees Billed to PG&E Corporation

(Amounts include Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2013	2012
Audit Fees	$4.6 million	$4.7 million
Audit-Related Fees	$0.4 million	$0.4 million
Tax Fees	$30,000	$0
All Other Fees	$0	$0

Table 2:    Fees Billed to Pacific Gas and Electric Company and its Subsidiaries

(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

	2013	2012
Audit Fees	$3.8 million	$3.9 million
Audit-Related Fees	$0.3 million	$0.3 million
Tax Fees	$30,000	$0
All Other Fees	$0	$0

Audit Fees

Audit fees billed for 2013 and 2012 relate to services rendered by Deloitte & Touche in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries, the audits of both PG&E Corporation's and the Utility's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, and support for statutory or regulatory filings or engagements and regulators' reviews of auditor workpapers.

Audit-Related Fees

Audit-related fees billed in 2013 and 2012 relate to services rendered by Deloitte & Touche for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries, advice regarding proposed transactions, advice regarding adoption of new accounting pronouncements, training, and advice concerning internal controls surrounding new applications, systems, or activities.

Tax Fees

Tax fees billed in 2013 relate to services rendered by Deloitte Tax LLP for general tax planning and advice. Deloitte & Touche and its affiliates provided no services in this category during 2012.

All Other Fees

Deloitte & Touche provided no services in this category during 2013 and 2012.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, the Utility, and their consolidated affiliates may obtain services from Deloitte & Touche and certain affiliates, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Annual Review and Pre-Approval of Services

For each fiscal year, the PG&E Corporation and Utility Audit Committees approve a list of services that will be obtained by the companies and their controlled subsidiaries and affiliates from the independent registered public accounting firm during that year. The Audit Committees also approve maximum fee amounts for each approved service.

Three types of services may be obtained from the independent accounting firm:

1.
"Audit services" generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC).

2.
"Audit-related services" generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., agreed-upon procedure reports related to contractual obligations and attest services that are not required by statute or regulation).

3.
"Tax services" generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In evaluating any proposed services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm's independence.

Mid-Year Review and Approval of Additional Services

The Audit Committees also must approve (1) any proposed new engagement of the independent registered public accounting firm for services that were not approved during the annual review process, and (2) any increase in authorized fee amounts for services that have already been approved.

In addition, management has adopted a policy under which PG&E Corporation, the Utility, and their controlled subsidiaries may not enter into new engagements with Deloitte & Touche and its affiliate, Deloitte Consulting, for any services other than audit services, audit-related services, and tax services that Deloitte & Touche and its affiliates are allowed to provide to Deloitte & Touche's audit clients under the Sarbanes-Oxley Act.

Delegation of Pre-Approval Authority

Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve audit, audit-related, and non-audit services provided by the company's independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services

During the year, management periodically updates each Audit Committee as to which of the pre-approved auditing and non-auditing services have already been provided by the independent public accounting firm.

Services Provided During 2013 and 2012

During 2013 and 2012, all services provided by Deloitte & Touche to PG&E Corporation, the Utility and their consolidated affiliates were approved consistent with the applicable pre-approval procedures.

Report of the Audit Committees

The Audit Committees ("Committees") of PG&E Corporation and Pacific Gas and Electric Company ("Utility") are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Committees that the consolidated financial statements of PG&E Corporation and the Utility were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Committees also discussed with the independent registered public accounting firm matters that are required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16—Communications with Audit Committees.

Deloitte & Touche LLP was the independent registered public accounting firm for PG&E Corporation and the Utility in 2013. Deloitte & Touche LLP provided to the Committees written disclosures required by applicable requirements of the PCAOB regarding an independent registered public accounting firm's communications with an audit committee concerning independence and non-audit services, and the Committees discussed with Deloitte & Touche LLP that firm's independence.

Based on the Committees' review and discussions described above, the Committees recommended to the Boards that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

April 2, 2014

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair
Lewis Chew
Maryellen C. Herringer
Richard C. Kelly
Forrest E. Miller

Item No. 3:
Advisory Vote on Executive Compensation for
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company ("Utility") each ask their respective shareholders to approve the following:

  RESOLVED that the compensation paid to the company's executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

PG&E Corporation and the Utility each believe that its executive compensation policies and practices are effective in tying a significant portion of pay to performance, while providing competitive compensation that attracts and retains talented executives, and aligns the interests of our executive officers with those of our shareholders.

In establishing PG&E Corporation's officer compensation programs for 2013 (which also cover officers of the Utility), the PG&E Corporation Compensation Committee established three objectives. These objectives, and how these objectives were met for 2013, are discussed in the Compensation Discussion and Analysis ("CD&A"), which can be found immediately following this Item No. 3. These objectives are summarized below.

•
A significant portion of every officer's compensation should be tied directly to PG&E Corporation's performance, without promoting excessive risk-taking.

  With the exception of base salary, all elements of annual officer compensation are tied to corporate operational and/or financial performance and, therefore, provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value. For Anthony F. Earley, Jr., the PG&E Corporation Chief Executive Officer, approximately 86 percent of 2013 target compensation was tied to corporate performance. For the other named executive officers listed in the Summary Compensation Table, approximately 74 percent of average 2013 target compensation was tied to corporate performance.

  The Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., has advised that PG&E Corporation's and the Utility's executive incentive compensation plans were appropriately aligned with sound compensation design principles, and that there is an appropriate balance between the risks inherent in the business and the companies' compensation programs.

•
A significant component of officer compensation should be tied to PG&E Corporation's long-term performance for shareholders, in the form of long-term incentive awards.

  The 2013 LTIP awards were comprised equally of restricted stock units ("RSUs") and performance shares. RSU awards vest over a four-year period, and their value is tied directly to the price of PG&E Corporation common stock. Performance shares vest, if at all, at the end of a three-year period, and their value is tied to the relative three-year performance of PG&E Corporation common stock price appreciation and dividends paid, or total shareholder return ("TSR"), as compared to the TSR of companies in the Performance Comparator Group (see the CD&A for a discussion of the Performance Comparator Group).

•
Target cash compensation (base salary and target short-term incentive) should be competitive with the median target cash compensation for comparable officers in the Pay Comparator Group.

  Target cash compensation for 2013 generally was within a range of 15 percent above to 15 percent below the corresponding market median for companies in the Pay Comparator Group (see the CD&A for a discussion of the Pay Comparator Group).

This vote is non-binding and is required by Section 14A of the Securities Exchange Act of 1934. PG&E Corporation and the Utility each currently plan to submit this vote to shareholders again in connection with next year's annual shareholder meeting. If the shareholders of either company do not approve this proposal, the PG&E Corporation Compensation Committee and members of management will investigate the reasons for disapproval and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR This Proposal to Approve the Compensation of Each Company's Executive Officers Named in the Summary Compensation Table, as Described in This Joint Proxy Statement.

Compensation Discussion and Analysis ("CD&A")

The purpose of this CD&A is to explain the compensation philosophy for PG&E Corporation and Pacific Gas and Electric Company ("Utility"), and describe the design and operation of compensation programs for the named executive officers ("NEOs") listed in the Summary Compensation Table. Their compensation is disclosed in the tables following this CD&A, including the Summary Compensation Table.

Corporate Financial Performance

In 2013, PG&E Corporation's earnings per share from operations were $2.72(1) as compared to $3.22 per share for 2012. This represents a 15.5 percent decrease compared to 2012 but was within the guidance range of $2.55 to $2.75 that PG&E Corporation provided at the beginning of 2013 with respect to 2013 earnings per share from operations.

The companies' financial and operational performance for 2013 resulted in a calculated payout level of 111.6 percent of target under the Short-Term Incentive Plan ("STIP"), which measures financial and operating performance on an annual basis. Please refer to the "2013 STIP Structure and Results" section of this CD&A for information regarding the companies' financial and operational performance results as they relate to the STIP.

PG&E Corporation's financial performance for the three-year period from 2011 to 2013 determined the payout percentage for performance shares granted in 2011 under the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"). Performance for these purposes was determined by comparing PG&E Corporation's Total Shareholder Return ("TSR") for the three years ended December 31, 2013 to that of its 2011 Performance Comparator Group of companies (see the section entitled "Benchmarking Details—Pay Comparator Group and Performance Comparator Group" in this CD&A for a discussion of the Performance Comparator Group).

(1)
PG&E Corporation discloses historical financial results and bases guidance on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations  are not a substitute or alternative for income available for common shareholders presented in accordance with Generally Accepted Accounting Principles ("GAAP") (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

For the performance period January 1, 2011 through December 31, 2013, PG&E Corporation's TSR ranked 13th in comparison to these companies. As a result, the performance shares granted in 2011 did not meet the minimum threshold performance level, and no payouts were made with respect to these performance shares.

Mr. Earley received a performance share award upon his hiring on September 13, 2011 that had a performance period of September 13, 2011 through December 31, 2013. For that period, PG&E Corporation's TSR ranked 11th in comparison to the 2011 comparator companies. As a result, the performance shares did not meet the minimum threshold performance level, and no payouts were made with respect to these performance shares.

Corporate Governance and Compensation Highlights

The PG&E Corporation Compensation Committee ("Committee") or the PG&E Corporation and Utility Boards of Directors (upon the Committee's recommendation) have adopted certain new programs, practices, and policies that reflect the Committee's and the Boards' continuing commitment to sound corporate governance and compensation policies that are consistent with leading market practices. Examples of recent enhancements made before 2012 include:

•
Annual review of tally sheets for NEOs,

•
Annual review of the CEO's target compensation compared with actual realized total pay,

•
Increased stock ownership guidelines and adoption of a policy requiring retention of 50 percent of net earned equity awards until the guidelines are met,

•
Implementation of the Executive Incentive Compensation Recoupment Policy (or clawback policy),

•
Adoption of a policy against granting additional years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan,

•
Amendment of the LTIP to prohibit cash buyouts and share recycling for stock options and stock appreciation rights ("SARs"),

•
Amendment of the officer severance policy to eliminate excise tax gross-ups on severance payments made in connection with a change in control, and

•
Amendment of the officer severance policy for non-cause terminations to (1) reduce cash severance benefits to one times base salary plus target STIP bonus, (2) limit the right to exercise stock options that vest during a period of the "severance multiple" to one year, and (3) limit continued vesting of unvested RSUs to one year.

Where appropriate, each of these initiatives is discussed in more detail throughout this CD&A.

Named Executive Officers of PG&E Corporation for 2013

•
Anthony F. Earley, Jr.—Chairman, CEO, and President, PG&E Corporation

•
Christopher P. Johns—President, Pacific Gas and Electric Company

•
Kent M. Harvey—Senior Vice President and Chief Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company

•
Hyun Park—Senior Vice President and General Counsel, PG&E Corporation

•
John R. Simon—Senior Vice President, Human Resources, PG&E Corporation and Pacific Gas and Electric Company

Named Executive Officers of Pacific Gas and Electric Company for 2013

Messrs. Earley, Johns, and Harvey are considered NEOs of the Utility, as well as being NEOs of PG&E Corporation. The other NEOs of the Utility for 2013 are:

•
Nickolas Stavropoulos—Executive Vice President, Gas Operations

•
Dinyar B. Mistry—Vice President, Chief Financial Officer, and Controller

2013 Officer Compensation Program Objectives

The Committee established its officer compensation program for 2013 to meet three primary objectives:

•
Performance-Based Pay—A significant portion of total compensation is at risk based on company and individual performance. Short- and long-term incentives reflect financial, operational, safety, and strategic goals, and long-term shareholder returns, without promoting excessive risk-taking.

•
Shareholder Alignment—A significant component of every officer's compensation is tied directly to PG&E Corporation's performance for shareholders. Performance is defined as TSR, measured by stock price appreciation and dividends paid, relative to companies in the Performance Comparator Group.

•
Market-Competitive Compensation Levels—Target cash compensation (base salary and target short-term incentive) should be competitive with the median target cash compensation for comparable officers in the Pay Comparator Group.

PG&E Corporation's and the Utility's 2013 compensation policies and practices described below and elsewhere in this Joint Proxy Statement are designed to meet these objectives. These objectives are largely unchanged from 2012.

The Committee also considers shareholder advisory votes as part of its review of executive compensation programs and practices. In 2013, PG&E Corporation's and the Utility's shareholders approved the companies' NEO compensation for 2012 with votes of 96.3 percent and 99.9 percent, respectively.

2013 Officer Compensation Program

Total annual compensation for NEOs included:

•
Base salary,

•
Annual cash incentive under the STIP, and

•
The value of equity awards granted under the LTIP.

The following charts illustrate the percentage of target 2013 compensation allocated to base salary, short-term incentives, and long-term incentives for the PG&E Corporation CEO and for the other NEOs on average. (Short-term incentives are shown at target payout levels, and long-term equity incentives are shown at 100 percent payout.)

2013 PG&E Corporation CEO Target Compensation—Earley

Average 2013 Target Compensation for Other NEOs

The Committee believes that these proportions of base salary relative to target short-term and long-term incentives provide the right mix to attract, retain, and motivate officers with the necessary skills and experience for the development and successful operation of PG&E Corporation's and the Utility's businesses. They also provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as more fully described below.

A greater portion of the PG&E Corporation CEO's 2013 target compensation is tied to the long-term performance of PG&E Corporation, which the Committee believes is appropriate given the CEO's role.

2013 Officer Compensation Competitive Market Review

For 2013, the Committee used (1) a Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess PG&E Corporation's and the Utility's competitive pay position, and (2) a general industry comparator group of companies having a revenue and market capitalization scope similar to that of PG&E Corporation. All elements of total direct pay (base pay and short- and long-term incentive targets) for all officers were compared individually and in the aggregate to the Pay Comparator Group. Comparisons also were made to the general industry comparator group for officers whose job scope and skills are easily transferable to other industries, such as officers responsible for corporate support functions. Additional details regarding the 2013 Pay Comparator Group, the general industry comparator group, and the 2013 Performance Comparator Group (used to determine payouts under the performance shares) can be found beginning on page 42 under "Benchmarking Details—Pay Comparator Group and Performance Comparator Group."

The Committee does not adhere strictly to formulas or survey data to determine the actual mix and amounts of compensation. The Committee considers various additional factors, including each NEO's scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation's and the Utility's overall financial and operating results. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Committee's objectives of attracting, retaining, and motivating a talented executive leadership team.

In February 2013, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively), in consultation with the Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"), approved the base salaries, target short-term incentive opportunities, and long-term incentives for NEOs effective March 1, 2013. Additional information regarding FWC is provided in the section entitled "Executive Compensation-Setting Process," which begins on page 16 of this Joint Proxy Statement.

In setting 2013 compensation levels, base pay and short-term incentive targets were aligned with the market median.

Target LTIP award values were designed to (1) provide LTIP payouts commensurate with PG&E Corporation's TSR performance as compared to the Performance Comparator Group of companies, and (2) deliver long-term incentive compensation at approximately the 75th percentile level of the Pay Comparator Group, upon achievement of 75th percentile TSR performance as compared to the Performance Comparator Group. If the company's TSR performance is at the 50th percentile level of the Performance Comparator Group, LTIP payouts would be realized at approximately the 50th percentile level of the Pay Comparator Group. Actual LTIP amounts realized by NEOs depend on company performance, as measured by stock price and relative TSR performance as compared to the Performance Comparator Group.

Components of 2013 Officer Compensation

Base Salary

For NEO compensation, the base salary component falls within a range of 14 percent to 41 percent of target total compensation, depending on officer level.

This is consistent with the Committee's objective of tying a significant portion of every NEO's compensation directly to PG&E Corporation's performance for shareholders through short-term and long-term incentives.

For 2013, the Committee approved a base salary increase budget of 3 percent. The comparative data indicated that the companies in the Pay Comparator Group expected to provide officers a 3 percent average salary increase in 2013.

In the case of NEOs, base pay at PG&E Corporation and the Utility is generally within a range of between 15 percent above and 15 percent below (the "15 percent band") the median base pay of the appropriate benchmark position in the Pay Comparator Group at the time of benchmarking. The Committee believes that this level of comparability to the market is appropriate and consistent with the pay philosophy of aligning compensation with the market median, while taking into consideration other factors relative to establishing individual pay levels.

Short-Term Incentives

The STIP is an at-risk component of pay. NEOs and other eligible employees may earn annual performance-based cash incentive compensation under the STIP based on achievement of financial and operational goals approved by the Compensation Committee and an individual executive's achievements for the year. The Committee retains complete discretion to determine and pay all STIP awards to NEOs and other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero.

2013 STIP Structure and Results

For 2013, the Committee adopted a STIP structure that enhanced PG&E Corporation's and the Utility's focus on improving public and customer safety and customer satisfaction. Achievement of safety goals remained at a 40 percent weighting. The extent to which goals relating to customer satisfaction were met had a 35 percent weighting, an increase from 30 percent in the prior year, and the achievement of corporate financial performance targets represented 25 percent of the total STIP score, a decrease from 30 percent in the prior year.

The safety component was structured to provide a strong focus on the safety of employees, customers, and communities. It was made up of four subcomponents: (1) Nuclear Operations Safety, (2) Electric Operations Safety, (3) Gas Operations Safety, and (4) Employee Safety. The customer satisfaction measures were designed to incent employees to be more responsive to our customers' needs. As in prior years, corporate financial performance was measured by PG&E Corporation's actual earnings from operations compared to budget.

Each STIP measure has a threshold, target, and maximum level of performance used to arrive at a score ranging from zero to 2.0 for that measure. Performance below the minimum performance level, or threshold, results in a zero score. Performance at the threshold results in a STIP score of 0.5. Target performance results in a STIP score of 1.0, and performance at or above the maximum established level results in a score of 2.0. A score of 1.0 provides 100 percent of an executive's target payout. Performance at the threshold and maximum levels delivers 50 percent and 200 percent of targeted payout, respectively.

The STIP overall performance score is the sum of the weighted cumulative scores for performance on each of the STIP measures.

An NEO's final STIP score also may be increased or decreased by an individual performance modifier, which can range from 0 percent to 150 percent. The individual performance modifier is based upon the CEO's assessment of an executive's performance, or the Committee's assessment in the case of the CEO's performance, for the year.

For 2013, the measures and related weightings, thresholds, targets, maximums, and results for calculating the STIP performance score were as follows:

	2013 STIP Measures	Weight	Threshold	Target	Maximum	Result	Score	Weighted Average Score
	SAFETY COMPONENT (40%)
&zwsp;	Nuclear Operations Safety								&zwsp;
	Institute of Nuclear Power Operations (INPO) Performance								&zwsp;
	Unit 1 Performance Indicator	4%	2nd Quartile Midpoint	1st Quartile Minimum	99.0 or 1st Decile	93.000	0.000	.000
&zwsp;	Unit 2 Performance Indicator	4%	2nd Quartile Midpoint	1st Quartile Minimum	99.0 or 1st Decile	85.300	0.000	.000	&zwsp;
	Electric Operations Safety
	Transmission and Distribution (T&D) Wires Down	4%	2,998	2,938	2,778	2,400	2.000	.080
&zwsp;	911 Emergency Response	4%	86.2%	88.3%	91.2%	92.16%	2.000	.080	&zwsp;
	Gas Operations Safety
	Leak Repair Performance	4%	1,500	1,000	500	151	2.000	.080
&zwsp;	Gas Emergency Response	4%	23.50	22.00	20.00	21.26	1.370	.055	&zwsp;
	Employee Safety
	Lost Workday Case Rate	8%	0.296	0.240	0.223	0.326	0.000	.000
	Serious Preventable Motor Vehicle Incident (SPMVI) Rate	8%	0.300	0.280	0.250	0.381	0.000	.000	&zwsp;
	CUSTOMER SATISFACTION COMPONENT (35%)
	Customer Satisfaction Score	10%	74.8	75.2	76.0	75.4	1.250	.125	&zwsp;
	Gas and Electric Dig-ins Reduction	5%	4.11	3.90	3.41	4.46	0.000	.000
	System Average Interruption Duration Index (SAIDI)	10%	128.90	121.60	115.50	116.79	1.789	.179	&zwsp;
	Gas Asset Mapping Duration	5%	100	90	60	89	1.033	.052
	Execute Gas Pipeline Safety Work Index	5%	0.500	1.000	2.000	1.040	1.040	.052	&zwsp;
	FINANCIAL COMPONENT (25%)
	Earnings from Operations (in millions)	25%	95% of Budget	Budget	105% of Budget	$1,209.81	1.652	.413	&zwsp;
		100%						1.116

The measures in the foregoing table are defined below.

Institute of Nuclear Power Operations (INPO) Performance Indicators—Year-end score of 12 performance indicators reported to INPO for the Utility's Diablo Canyon Power Plant Units 1 and 2.

Transmission and Distribution (T&D) Wires Down—Number of unplanned sustained outage events involving at least one downed overhead electric transmission or primary distribution conductor.

911 Emergency Response—Percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.

Leak Repair Performance—The number of open Grade 2 leaks at year-end.

Gas Emergency Response—Average response time in minutes to an immediate response gas emergency order.

Lost Workday Case Rate—Number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees).

Serious Preventable Motor Vehicle Incident (SPMVI) Rate—Number of SPMVIs occurring that the driver could have reasonably avoided, per 1 million miles driven.

Customer Satisfaction Score—Overall satisfaction of customers with the products and services offered by the Utility, as measured through a quarterly survey.

Gas and Electric Dig-ins Reduction—Number of third-party dig-ins to gas and electric assets per 1,000 Underground Service Alert tickets.

System Average Interruption Duration Index (SAIDI)—Total time that the average customer is without electric power during a given time period (measured in number of minutes).

Gas Asset Mapping Duration—Number of days required to update jobs in the mapping system after construction completion.

Execute Gas Pipeline Safety Work Index—Index measuring the efficient completion of committed work for Gas Pipeline Safety programs.

Earnings from Operations (EFO)—PG&E Corporation's actual earnings from operations, excluding items impacting comparability compared to budget. The measurement is non-GAAP. Please see Exhibit A for a reconciliation of PG&E Corporation's earnings from operations to income available for common shareholders in accordance with GAAP.

Individual Awards Determination

STIP cash awards to NEOs are calculated as follows:

1.
Determine the executive's individual participation rate, which is the NEO's base salary earned during the year multiplied by the individual's STIP target percentage.

2.
Calculate the overall company-wide STIP performance score, which can range from 0 to 2.0 and is calculated based on final results compared to the threshold, target, and maximum of each weighted measure.

3.
Multiply the participation rate by the performance score to determine the 2013 calculated company award.

4.
Multiply the 2013 calculated company award by the NEO's individual performance modifier, if any.

5.
The Compensation Committee (and the independent members of the PG&E Corporation and Utility Boards of Directors in the case of the CEO and the President of the respective companies) approves all final awards and has discretion to adjust all STIP awards.

For 2013, the Committee approved NEO participation rates that ranged from 45 percent to 100 percent of base salary (the 100 percent participation rate applies only to the PG&E Corporation CEO). This range is within the 15 percent band of the Pay Comparator Group's median annual incentive participation rates. The NEO participation rates remained unchanged from 2012.

For 2013, after adjusting for individual performance, STIP awards for the NEOs ranged from 105 percent to 125 percent of the 2013 calculated company award. The final awards for 2013 were paid to each of the NEOs in early 2014 and are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 46.

2014 STIP Structure

The Committee approved a STIP structure for 2014 that continues PG&E Corporation's focus on improving public and customer safety and customer satisfaction. Weightings remain unchanged from 2013, with the achievement of safety goals at 40 percent weighting, the achievement of customer satisfaction goals at 35 percent weighting, and the achievement of corporate financial performance targets at 25 percent of the total STIP score. For 2014, the measures and related weighting are as follows:

	2014 STIP Measures	Weight

	SAFETY COMPONENT (40%)
&zwsp;	Nuclear Operations Safety		&zwsp;
	Diablo Canyon Power Plant Performance Indicator	8%
&zwsp;	Electric Operations Safety		&zwsp;
	Transmission and Distribution (T&D) Wires Down	4%
&zwsp;	911 Emergency Response	4%	&zwsp;
	Gas Operations Safety
&zwsp;	Gas Dig-ins Reduction	4%	&zwsp;
	Gas Emergency Response	4%
&zwsp;	Employee Safety		&zwsp;
	Lost Workday Case Rate	8%
&zwsp;	Serious Preventable Motor Vehicle Incident Rate	8%	&zwsp;

	CUSTOMER SATISFACTION COMPONENT (35%)
&zwsp;	Customer Satisfaction Score	10%	&zwsp;
	In-Line Inspection and Upgrade Index	5%
&zwsp;	System Average Interruption Duration Index (SAIDI)	10%	&zwsp;
	Gas Asset Mapping Duration	5%
&zwsp;	Execute Gas Pipeline Safety Work Index	5%	&zwsp;

	FINANCIAL COMPONENT (25%)
&zwsp;	Earnings from Operations	25%	&zwsp;

Upon recommendation of the CEO, based on the CEO's assessment of individual performance after year-end, the Committee may apply an individual performance modifier from 0 percent to 150 percent to individual officer awards. The Committee retains complete discretion to determine and pay all STIP awards to NEOs and all other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero.

Long-Term Incentives

Long-Term Incentives Awarded in 2013

LTIP awards (both annual and mid-year) are made within the range of target LTIP values approved by the Committee, and are granted consistent with the PG&E Corporation Equity Grant Date Policy (see discussion below under "Equity Grant Dates").

In February 2013, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) approved LTIP awards, which were granted in March 2013.

The target 2013 LTIP award values for the NEOs ranged from $300,000 to $5,500,000 (the upper end applicable only to Mr. Earley). These values were determined based on competitive market data, internal equity considerations, and advice from FWC. The 2013 annual LTIP awards granted to the NEOs were comprised of 50 percent restricted stock units ("RSUs") and 50 percent performance shares.

The Committee believes that this allocation of RSUs and performance shares for NEOs balances the interests of shareholders and officers by linking the value of long-term compensation to stock price appreciation and relative TSR. Additional details regarding RSUs and performance share awards are provided below.

Restricted stock units.    RSUs are hypothetical shares of stock that are settled in an equal number of shares of PG&E Corporation common stock.

RSUs granted for 2013 vest after a four-year vesting period (20 percent in each of the first three years and 40 percent in the fourth year), and generally vest only if the officer remains employed over the vesting period. Because the value of the RSU award varies with the price of PG&E Corporation common stock, RSUs align officers' interests with those of shareholders (i.e., stock price appreciation and dividends). The multi-year vesting period also serves as a retention mechanism.

With the exception of Mr. Earley, the number of RSUs granted in March 2013 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value by the average daily closing price of a share of PG&E Corporation common stock from February 25, 2013 through March 1, 2013. The number of RSUs granted to Mr. Earley was determined by dividing one-half of his actual LTIP award value by the closing price of a share of PG&E Corporation common stock on March 1, 2013. The sizing methodology for Mr. Earley's award aligns with accounting and disclosure standards and was used to size all NEO grants in 2014.

Performance shares.    Performance shares are hypothetical shares of PG&E Corporation common stock tied directly to PG&E Corporation's performance for shareholders, and generally vest only at the end of a three-year performance period.

With the exception of Mr. Earley, the number of performance shares granted in March 2013 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value by the average daily closing price of a share of PG&E Corporation common stock from February 25, 2013 through March 1, 2013. The number of performance shares granted to Mr. Earley was determined by dividing one-half of his actual LTIP award value by the grant date fair market value of a performance share as determined by Monte Carlo simulation. The sizing methodology for Mr. Earley's award aligns with accounting and disclosure standards and was used to size all NEO grants in 2014.

Performance shares granted in March 2013 will vest, if at all, on March 1, 2016 following completion of the three-year performance period starting January 1, 2013 and ending December 31, 2015. The payout value of any vested performance shares will be based on PG&E Corporation's TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in the form of stock and will be calculated by multiplying (1) the number of vested performance shares by (2) a payout factor based on PG&E Corporation's relative TSR performance compared to the Performance Comparator Group.

As shown in the following LTIP Performance Share Payout Scale, there will be no payout if PG&E Corporation's TSR falls below the 25th percentile of the Performance Comparator Group; there will be a 25 percent payout if PG&E Corporation's TSR is at the 25th percentile; there will be a 100 percent payout if PG&E Corporation's TSR is at the 75th percentile; and there will be a 200 percent payout if PG&E

Corporation's TSR ranks first in the Performance Comparator Group.

LTIP Performance Share Payout Scale
Number of Companies in Total
(Including PG&E Corporation) = 13

Company Rank	Company Performance Percentile	Rounded Payout
1	100	200%
2	92	170%
3	83	130%
4	75	100%
5	67	90%
6	58	75%
7	50	65%
8	42	50%
9	33	35%
10	25	25%
11	17	0%
12	8	0%
13	0	0%

Performance Shares Granted in 2011

The three-year performance cycle for annual performance share awards that were granted in 2011 under the LTIP ended on December 31, 2013. For that period, PG&E Corporation's TSR, as measured by stock price appreciation and dividends, ranked 13th among the 13 companies in the 2011 Performance Comparator Group. This ranking resulted in no payouts with respect to the 2011 performance share awards. PG&E Corporation's TSR performance for the three-year period was negative 4.3 percent, as compared to the median TSR of 47.4 percent among the 2011 Performance Comparator Group companies and the 56.7 percent TSR of the S&P 500 for the same period.

Mr. Earley received a performance share award upon his hiring on September 13, 2011 that had a performance period of September 13, 2011 through December 31, 2013. For that period, PG&E Corporation's TSR ranked 11th in comparison to the 2011 comparator companies. As a result, the performance shares did not meet the minimum threshold performance level, and no payouts were made with respect to these performance shares.

Long-Term Incentives Granted in 2014

In February 2014, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) approved LTIP awards, which were granted in March 2014. The design of the 2014 LTIP awards is substantially similar to that of the 2013 LTIP awards (with equal weighting of performance and RSUs, including Mr. Earley's award), but (1) the vesting period for RSUs is reduced from four years to three, and (2) the number of performance shares granted to all NEOs is determined using the grant date fair market value of a performance share as determined by Monte Carlo simulation. The Performance Share Payout Scale has been revised as follows: there will be a 100 percent payout if PG&E Corporation's TSR is at the 60th percentile performance of the Performance Comparator Group, the threshold payout level remains unchanged at the 25th percentile, and there will be a 200 percent payout for 90th percentile or better performance. A more complete discussion of the 2014 LTIP awards will be provided in the 2015 Joint Proxy Statement.

Equity Grant Dates

The PG&E Corporation Equity Grant Date Policy generally provides that annual LTIP awards are granted when the market price of PG&E Corporation common stock reflects the disclosure of all material information. Annual equity awards for 2013 were granted on March 1, 2013, which was consistent with this policy. Under the policy, the grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers) will be the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Compensation Committee, or the PG&E Corporation CEO, as applicable, (2) the date that the LTIP award recipient becomes an employee, if applicable, or (3) the date otherwise specified by the applicable Board, the Committee, or the PG&E Corporation CEO. If the grant date of any LTIP award would occur during a trading blackout period, as defined under the PG&E Corporation Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Other Elements of Executive Compensation

Perquisites and Related Compensation

NEOs generally receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, on-site parking, and executive health services. The PG&E Corporation CEO and the Utility President also receive car transportation services. The magnitude of these perquisites, including the lump-sum payment described in the following paragraph, is comparable to that provided to executive officers of companies in the Pay Comparator Group, and the value of these services is taxable to the recipient.

The Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) also approved a 2013 lump-sum annual stipend amount for each executive officer (consistent with 2012), which ranged from $15,000 to $35,000 (the upper end applicable only to Mr. Earley). This stipend is provided in lieu of providing the NEOs with additional perquisite benefits. The NEOs have discretion to use this stipend as they see fit. This stipend is consistent with amounts paid historically.

The PG&E Corporation CEO is authorized to use private aircraft for business travel under appropriate circumstances. The Utility's Corporate Aircraft Use policy prohibits use of Utility aircraft for personal travel.

Post-Retirement Benefits

NEOs are eligible to receive retirement benefits under the Utility's tax-qualified defined benefit plan (pension plan), which also provides benefits to other eligible employees of PG&E Corporation and the Utility. NEOs also are eligible to receive benefits under the PG&E Corporation Supplemental Executive Retirement Plan ("SERP"), which is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including the Utility, with a pension benefit. These plans are described in the section entitled "Pension Benefits—2013" beginning on page 53 of this Joint Proxy Statement.

With respect to the SERP, in February 2010, the Committee adopted a policy against crediting additional years of service for participants under this plan.

During 2012, the PG&E Corporation Board amended the SERP such that, effective January 1, 2013, SERP participation will be closed to new participants. Individuals who do not participate in the SERP but who were newly hired or promoted to officer after January 1, 2013 are eligible for non-tax-qualified defined contribution pension payments under the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan ("DC-ESRP").

NEOs and other officers and employees also are eligible to participate in the PG&E Corporation Retirement Savings Plan ("RSP"), a tax-qualified 401(k) plan. PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed, up to 6 percent of base salary for individuals eligible for the final average pay pension benefit and up to 8 percent of base salary for individuals eligible for a cash balance pension benefit. To the extent that the Internal Revenue Code limits prevent an NEO from making contributions to his or her RSP account and, as a result, company matching funds are not contributed to that NEO's RSP account, the matching funds will instead be contributed to the NEO's account in the PG&E Corporation 2005 Supplemental Retirement Savings Plan ("SRSP"), a non-qualified deferred compensation plan.

Upon retirement, NEOs also may be eligible for post-retirement health, welfare, insurance, and similar benefits, pursuant to plans that generally provide benefits to all employees. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2013 for the NEOs, can be found in the table entitled "Pension Benefits—2013" beginning on page 53 of this Joint Proxy Statement and in the section entitled "Potential Payments—Resignation/Retirement" on page 58 of this Joint Proxy Statement.

The majority of companies in the 2013 Pay Comparator Group provide tax-qualified pensions or similar plans, other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans for NEOs. The Committee believes that these defined benefit and defined contribution plans offer significant recruiting and retention incentives.

Officer Severance Program

General severance benefits are provided to NEOs through the PG&E Corporation Officer Severance Policy ("Predecessor Severance Policy"), the 2012 PG&E Corporation Severance Policy ("2012 Severance Policy"), and specific LTIP award agreements and guidelines. Upon severance (other than for cause), NEOs may be eligible for cash severance payments, continued or accelerated vesting for LTIP awards, and other post-employment benefits. If an NEO is terminated for cause (i.e., for dishonesty, a criminal offense, or violation of a work rule) or resigns before becoming retirement-eligible, the NEO forfeits any unvested restricted stock, RSUs, and performance shares, as well as unvested Special Incentive Stock Ownership Premiums ("SISOPS"), and would not receive any associated dividends.

Officer Severance Policies

The purpose of the officer severance policies is to (1) attract and retain senior management by providing severance benefits that are part of a competitive total compensation package, (2) provide consistent treatment for all terminated officers, and (3) minimize potential litigation costs in connection with terminations of employment by conditioning payments upon a general release of claim.

During 2011, the Committee extensively reviewed the officer severance program in order to assess current market practices and to determine whether any modifications to the program were appropriate in order to align it with industry best practices at the time of review. As a result of this review, in February 2012, the PG&E Corporation Board of Directors (upon the recommendation of the Committee) made changes to the officer severance program and adopted the 2012 Severance Policy.

As required by the Predecessor Severance Policy, to the extent that these changes reduce the aggregate benefits provided to a participant, the changes become effective three years after the participant is notified of the changes, which notice was provided in February 2012.

General Severance Benefits

Prior to adoption of the 2012 Severance Policy in February 2012, the Predecessor Severance Policy, in combination with provisions in the LTIP award agreements, generally provided the following benefits for senior executives who had been employed for two or more years in the case of a termination without cause: (1) cash severance equal to (a) two times the sum of base salary plus target STIP bonus and (b) a prorated STIP bonus for the year of termination if more than six months of employment had occurred, (2) continued vesting for two years in any unvested RSUs, pro rata vesting of performance shares, the right to exercise any vested stock options for up to five years, and continued vesting for either one-third or two-thirds of unvested SISOPS (the amount depending on officer level at termination), and (3) limited COBRA benefits and outplacement services.

The 2012 Severance Policy made the following key changes to benefits available to officers upon termination without cause:

•
Cash severance benefits were reduced to one times base salary plus target STIP bonus.

•
The right to exercise stock options that vested within the severance multiple (as set forth in the officer severance program) was limited to one year.

•
Continued vesting of unvested RSUs was limited to one year, unless otherwise specified in the equity award agreement. (Pro rata vesting of performance shares is not impacted by the February 2012 modifications.)

Additional details regarding severance benefits can be found in the section entitled "Potential Payments—Termination Without Cause" beginning on page 59 of this Joint Proxy Statement.

Change in Control

The PG&E Corporation Board has determined that providing change-in-control benefits is a key part of PG&E Corporation's officer compensation program. In a hostile takeover or other change-in-control situation, it is important for management to remain focused on maximizing shareholder value and aligning management's interests with shareholders' interests, and not to be distracted by concerns about job security.

Change-in-control benefits require a "double trigger" and are not payable based on a change-in-control event alone. In other words, benefits under the officer severance policies also require that the NEO be severed. LTIP award agreements and guidelines require that either the NEO be severed, or that the successor entity fail to assume or continue the LTIP awards. The Board believes that the "double trigger" requirement aligns our change-in-control benefits with shareholder interests and reflects current market practices.

The Predecessor Severance Policy provides enhanced cash severance benefits if the officer is terminated in connection with a Change in Control (as defined in the Policy). These enhanced benefits replace general severance benefits and are available only to officers of PG&E Corporation at the level of Senior Vice President or above, or to the President of the Utility. These covered officers are eligible to receive (1) change-in-control cash severance benefits equal to three times the sum of base salary and target annual STIP bonus, and (2) target STIP bonus for the year of termination. Other NEOs receive general severance benefits only.

The 2012 Severance Policy made the following key changes to benefits available to covered officers upon termination in connection with a Change in Control:

•
Cash severance benefits are reduced to two times base salary plus target STIP bonus.

•
STIP bonus payment is prorated in the year of termination.

•
The scope of officers who are eligible to receive such benefits was changed by adding Utility officers in bands 1 and 2 (which includes Executive Vice Presidents) and limiting eligibility of PG&E Corporation officers to bands 1 and 2 (PG&E Corporation Senior Vice Presidents who are in band 3 are no longer eligible).

All LTIP award agreements contain the same change-in-control provisions, which accelerate vesting of all awards if there is a Change in Control, and either the award is not continued or assumed, or the recipient is terminated in connection with a Change in Control. This practice aligns PG&E Corporation and the Utility with market trends and (1) better balances the interests of award recipients and shareholders, (2) provides security for award recipients in a time of uncertainty, and (3) preserves the incentive for award recipients to stay with PG&E Corporation and the Utility even following a transaction.

Additional details regarding change-in-control benefits can be found in the section entitled "Potential Payments—Severance in Connection with Change in Control" on page 60 of this Joint Proxy Statement.

Elimination of Excise Tax Gross-Up—In February 2011, the Committee eliminated excise tax gross-ups on change-in-control severance benefits. Eligible officers either (1) are responsible for paying any excise tax levied pursuant to Internal Revenue Code Section 4999, or (2) have their aggregate change-in-control benefits reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis. For officers who were eligible for change-in-control benefits prior to the February 2011 amendments, which includes Messrs. Johns, Harvey, Park, and Simon, the terms of the Predecessor Severance Policy required three years' notice before eliminating the tax gross-up; for these officers, the tax gross-up was eliminated effective March 2014.

Golden Parachute Restriction Policy—The Golden Parachute Restriction Policy requires shareholder approval of certain executive severance payments (as defined in the Golden Parachute Restriction Policy) provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target STIP award. Additional details regarding the Golden Parachute Restriction Policy can be found in the section entitled "Potential Payments—Severance in Connection with Change in Control—PG&E Corporation Golden Parachute Restriction Policy" on page 62 of this Joint Proxy Statement.

Compensation Governance

Clawback Policy

PG&E Corporation and the Utility may recoup certain incentive compensation paid to current and former NEOs (and certain other officers) if either PG&E Corporation or the Utility restates its financial statements that are filed with the Securities and Exchange Commission ("SEC") with respect to any fiscal year within the three-year period preceding the filing of the restatement (a "Restatement Year").

If there is such a restatement, the Committee (or with respect to the PG&E Corporation CEO or the Utility President, the full Board of the applicable company) may, in good-faith exercise of its reasonable discretion and to the extent permitted by law, seek to recoup incentive compensation previously paid with respect to each Restatement Year to any individual who was a Section 16 Officer of that company during that Restatement Year. Compensation may be recouped to the extent that such compensation would have been lower when computed using the restated financial statements, and the Committee and the Boards have discretion to recoup such compensation on a tax-neutral basis. The policy applies only to compensation paid after the effective date of the policy, February 17, 2010.

Tax Gross-Ups

Currently, no NEO is eligible to receive a tax gross-up payment except for certain types of payments made in connection with benefit programs offered to all employees (e.g., relocation programs).

Excise tax gross-ups in connection with a change in control were eliminated in 2011, subject to a three-year delay for officers who already were eligible for the gross-up which ended in March 2014. At its February 2012 meeting, effective as of February 15, 2012, the Committee eliminated tax gross-ups on lump-sum payments under the Utility's Post-Retirement Life Insurance Plan to individuals who are or who become NEOs.

During 2013 no NEO received a gross-up payment, and no NEO has received a gross-up payment (other than in connection with relocation benefits) since 2009.

Tally Sheets

In establishing compensation for NEOs, the Committee reviews tally sheets that present comprehensive data on the total compensation and benefits package for each of the NEOs.

Prohibition on Hedging and Pledging Policy

Officers of PG&E Corporation and the Utility may not engage in short sales or transactions in publicly traded options (such as puts, calls, and other derivative securities) with respect to either company's stock. They also may not engage in any hedging or monetization transactions that limit or eliminate the officer's ability to profit from an increase in the value of company stock. Officers generally are prohibited from holding company stock in a margin account or pledging it as collateral for a loan.

These limitations are designed to avoid any inadvertent violation of the insider trading laws and also increase the alignment between executive and shareholder interests.

Executive Stock Ownership Guidelines

The 2010 Executive Stock Ownership Guidelines are designed to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the Committee, and further aligns executive interests with those of PG&E Corporation's shareholders. At the time of adoption, executive stock ownership guidelines had been adopted by most of the companies in the relevant Pay Comparator Group, and they are increasingly viewed as an important element of a company's governance policies.

The stock ownership target for the PG&E Corporation CEO is six times base salary, and the target for most other NEOs is three times base salary. The target for Mr. Simon is one and one-half times base salary. Mr. Mistry is not subject to stock ownership guidelines.

Until an executive meets the applicable stock ownership guideline, he or she must retain 50 percent of the net shares realized from option exercise or from the vesting of restricted stock or stock units (including performance shares), after accounting for tax withholding. For the purpose of calculating compliance with the guidelines, unvested restricted stock and unvested stock units are not taken into account, except in the case of restricted stock and RSUs when a participant is retirement-eligible (defined as age 55 with five consecutive years of service).

Executives subject to the 2010 Executive Stock Ownership Guidelines are required to retain 50 percent of their net shares until the target is met.

Pursuant to the prior Executive Stock Ownership Program ("Prior ESOP"), SISOPs were used to encourage executive officers to meet stock ownership targets. Effective September 14, 2010, the SISOP program was eliminated, and no new individuals could become eligible to receive SISOPs. Officers who already were in the SISOP program continued to be eligible for SISOPs until January 1, 2013. A discussion of SISOPs is included in the narrative following the "Grants of Plan-Based Awards in 2013" table on page 49 of this Joint Proxy Statement.

Realizable Compensation

The Compensation Committee believes that analyzing realizable pay is important in understanding the relationship between the targeted compensation that was approved for the CEO and the compensation that was actually earned, or may still be earned, based on company performance.

The following table compares the CEO's targeted compensation values as disclosed in the Summary Compensation Table with the total realizable compensation since Mr. Earley became CEO on September 13, 2011. The compensation components compared include base salary, bonus, STIP, LTIP, change in pension/non-qualified deferred compensation, and all other compensation, all determined on the same basis as reported in the Summary Compensation Table.

The table shows the total realizable compensation for the CEO, determined as described above, for September 13, 2011 through December 31, 2013, along with the CEO's total compensation as presented in the Summary Compensation Table for that time frame. The data demonstrate that total realizable compensation determined in this manner is below the total compensation amount as reported in the Summary Compensation Table.

When calculating the values of LTIP awards, RSUs, and performance shares, the Summary Compensation Table reflects the grant-date values of the awards without consideration of the ultimate value (if any) realized by the executive from these awards. When calculating total realizable compensation, the value of each year's equity award was determined using the value of the award based on the December 31, 2013 stock price for vested awards or, for awards outstanding and not vested, the expected value at vesting based on the December 31, 2013 stock price.

Please note that this data is supplementary and is not a substitute for, and should be read in connection with, the Summary Compensation Table and related compensation disclosures beginning on page 46.

Target Total Compensation (Including LTI Grant Values)					Total Realizable Compensation

	2011(1)	2012	2013	Total		2011(1)	2012	2013	Total
Target Annual Cash					Actual Annual Cash
Salary	$378,788	$1,250,000	$1,250,000	$2,878,788	Salary	$378,788	$1,250,000	$1,250,000	$2,878,788
Target STIP	$378,788	$1,250,000	$1,250,000	$2,878,788	Actual STIP	$0	$1,715,000	1,743,750	3,458,750
Bonus	$1,500,000	$0	$0	$1,500,000	Bonus	$1,500,000	$0	$0	$1,500,000

Cash Sub-Total	$2,257,576	$2,500,000	$2,500,000	$7,257,576	Cash Sub-Total	$1,878,788	$2,965,000	2,993,750	7,837,538
LTI Grant Values					Realizable LTI Value(2)
RSUs	$3,299,763	$2,613,695	$3,249,958	$9,163,416	RSUs	$3,275,368	$2,509,645	$3,055,037	$8,840,050
Performance Shares	$4,106,504	$3,912,026	$3,250,002	$11,268,532	Performance Shares	$0	$0	$0	$0

LTI Sub-Total	$7,406,267	$6,525,721	$6,499,960	$20,431,948	Realizable LTI Sub-Total	$3,275,368	$2,509,645	$3,055,037	$8,840,050
Change in Pension/DQDC	$71,423	$299,995	634,517	1,005,935	Change in Pension/DQDC	$71,423	$299,995	$634,517	$1,005,935
Other Comp.	$184,909	$158,918	$94,718	$438,545	Other Comp.	$184,909	$158,918	$94,718	$438,545

Total Target Comp.	$9,920,175	$9,484,634	$9,729,195	$29,134,004	Total "Actual" Comp.	$5,410,488	$5,933,558	6,778,022	18,122,068
					% of Target Comp.	55%	63%	70%	62%
(1)
Mr. Earley became CEO on September 13, 2011.

(2)
Based on December 31, 2013 closing share price of $40.28.

Benchmarking Details—Pay Comparator Group and Performance Comparator Group

For 2013, the Pay Comparator Group used to benchmark compensation elements consisted of all companies listed in the Philadelphia Utility Index with two replacements. PPL Corporation and Sempra Energy were used as comparators in place of Covanta and El Paso Electric. While both Covanta and El Paso Electric are in the Philadelphia Utility Index, with annual revenues under $2 billion they are too small to be reasonable comparators. The Philadelphia Utility Index, which is administered by NASDAQ, consists of a group of 20 companies (including PG&E Corporation) that are selected by NASDAQ on the basis of having a primary business in the electric utility sector and meeting minimum market capitalization criteria.

A total of 19 companies were included in the 2013 Pay Comparator Group:

  AES Corporation
  Ameren Corporation
  American Electric Power
  CenterPoint Energy, Inc.
  Consolidated Edison
  Dominion Resources, Inc.
  DTE Energy
  Duke Energy
  Edison International
  Entergy Corporation
  Exelon Corporation
  First Energy
  NextEra Energy
  Northeast Utilities
  PPL Corporation
  Public Service Enterprise Group
  Sempra Energy
  Southern Company
  Xcel Energy, Inc.

For 2013, the general industry comparator group information was provided by Towers Watson's and Aon Hewitt's proprietary executive compensation databases. The group included 171 companies with annual revenues between $8 billion and $25 billion. A list of these 171 companies is included in Appendix A to this Joint Proxy Statement.

Each year, PG&E Corporation and the Utility also identify a Performance Comparator Group that is used only for evaluating the company's relative TSR performance to determine payouts for LTIP performance share awards. In determining the composition of the Performance Comparator Group for 2013, the Committee decided that the Performance Comparator Group will include companies (1) that are categorized consistently by the investment community as "regulated," as opposed to "less regulated," based on analysis of revenue sources (i.e., the companies have business models similar to PG&E Corporation and the Utility), and (2) that have a market capitalization of at least $4 billion. The Committee first selected companies listed on the Philadelphia Utility Index that meet these criteria and then selected additional companies that also meet these criteria. A total of 12 companies were included in the 2013 Performance Comparator Group.

  American Electric Power
  CMS Energy
  Consolidated Edison
  DTE Energy
  Duke Energy
  NiSource, Inc.
  Northeast Utilities
  Pinnacle West Capital
  SCANA Corp.
  Southern Company
  Wisconsin Energy Corporation
  Xcel Energy, Inc.

Tax Deductibility

The Committee and its Performance Award Subcommittee, to the extent necessary, appropriately weigh the tax-deductibility limitations imposed by Internal Revenue Code Section 162(m). The Committee in its discretion may award forms of compensation that are not deductible under Section 162(m) when it determines that such awards best carry out the goals and objectives of companies' officer compensation programs.

Compensation Risk Analysis

FWC assists the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences). The companies examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the Committee's retention of discretion to adjust incentive awards, the clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements, stock retention requirements, and restrictions on hedging.

For 2013, FWC concluded that the companies' incentive plans are appropriately aligned with sound compensation design principles, and that there is an appropriate balance between the risks inherent in the business and the companies' compensation programs.

Based on the foregoing, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Conclusion

The Committee believes that the amount and design of executive compensation provided for 2013 to the NEOs of PG&E Corporation and the Utility are consistent with the Committee's compensation objectives and policies to (1) provide long-term incentives to align shareholders' and officers' interests and enhance total return for shareholders, (2) attract, retain, and motivate officers with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's and the Utility's businesses, and (3) compensate NEOs in a competitive, cost-efficient, and transparent manner.

Exhibit A

Reconciliation of PG&E Corporation's Earnings from Operations to Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")

For the year ended December 31, 2013
(in millions, except per share amounts)

	Earnings	Per Share Amounts (Diluted)
PG&E Corporation Earnings from Operations(1)	$1,210	$2.72
Items Impacting Comparability:(2)
Natural gas matters(3)	(392)	(0.88)
Environmental-related costs(4)	(4)	(0.01)

PG&E Corporation Earnings on a GAAP basis	$814	$1.83

(1)
"Earnings from operations" is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)
Items impacting comparability represent items that management does not consider part of normal ongoing operations.

(3)
During 2013 Pacific Gas and Electric Company (the "Utility") incurred net costs of $645 million, pre-tax, in connection with natural gas matters as discussed in PG&E Corporation's and the Utility's Joint Annual Report to Shareholders for the year ended December 31, 2013 that accompanies this Joint Proxy Statement. These amounts included pipeline-related expenses to validate safe operating pressures and perform other activities associated with the Utility's pipeline safety enhancement plan ("PSEP") that were disallowed by the California Public Utilities Commission, costs related to the Utility's multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and other gas-related work, and legal and other expenses. A charge also was recorded for disallowed PSEP capital expenditures, reflecting forecasted capital expenditures through 2014 that are expected to exceed the amount to be recovered. Costs incurred also included charges for fines imposed for violations related to natural gas enforcement matters and an increase in the accrual for third-party claims related to the natural gas pipeline accident that occurred in San Bruno, California on September 9, 2010. These costs were partially offset by insurance recoveries.

(pre-tax, in millions)	Year ended December 31, 2013
Pipeline-related expenses	$(387)
Disallowed capital	(196)
Accrued fines	(22)
Third-party liability claims	(110)
Insurance recoveries	70

Natural gas matters	$(645)

(4)
PG&E Corporation's earnings from operations for 2013 also exclude net costs of $7 million, pre-tax, that the Utility incurred in connection with environmental remediation associated with the Utility's natural gas compressor station site located near Hinkley, California.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation, the Utility, and their subsidiaries.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of PG&E Corporation and the Utility that the "Compensation Discussion and Analysis" section be included in this Joint Proxy Statement.

April 2, 2014

C. Lee Cox, Chair
Maryellen C. Herringer
Forrest E. Miller
Barbara L. Rambo
Barry Lawson Williams

Executive Officer Compensation Information

Summary Compensation Table – 2013

This table summarizes the principal components of compensation paid or granted during 2013 (including cash incentives earned for corporate performance in 2013, but paid in 2014). This table also includes information disclosed in the 2013 and 2012 Joint Proxy Statements for compensation paid or granted to certain officers during 2012 and 2011, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Award(s) ($)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Anthony F. Earley, Jr.	2013	1,250,000	0	6,499,960	0	1,743,750	634,517	94,718	10,222,945
Chairman, Chief Executive Officer,	2012	1,250,000	0	6,525,721	0	1,715,000	299,995	158,918	9,949,634
and President, PG&E Corporation	2011	378,788	1,500,000	7,406,267	0	0	71,423	184,909	9,541,387

Christopher P. Johns	2013	750,278	0	2,261,914	0	753,579	340,133	84,591	4,190,495
President, Pacific Gas and Electric	2012	723,138	0	2,510,110	0	855,725	953,201	75,594	5,117,768
Company	2011	701,250	0	3,418,732	0	319,245	614,133	79,366	5,132,726

Kent M. Harvey	2013	627,785	0	1,356,996	0	507,969	715,856	64,419	3,273,025
Senior Vice President and Chief	2012	583,417	0	1,757,077	0	603,744	1,495,540	59,115	4,498,893
Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company	2011	554,625	0	1,407,059	0	235,661	842,919	63,376	3,103,640

Hyun Park	2013	601,653	0	904,918	0	463,297	124,162	64,850	2,158,880
Senior Vice President and General	2012	582,076	0	1,104,197	0	551,040	333,814	60,804	2,631,931
Counsel, PG&E Corporation	2011	564,900	0	967,353	0	188,592	233,035	64,759	2,018,639

John R. Simon	2013	412,227	0	497,476	0	273,091	57,496	50,793	1,291,083
Senior Vice President, Human Resources, PG&E Corporation and Pacific Gas and Electric Company	2012	392,494	0	627,318	0	323,665	195,849	45,431	1,584,757

Nickolas Stavropoulos	2013	559,667	0	995,334	0	393,490	141,959	157,712	2,248,162
Executive Vice President,	2012	542,500	0	1,204,769	0	491,245	123,064	245,695	2,607,273
Gas Operations, Pacific Gas and Electric Company	2011	290,341	150,000	1,583,285	0	96,930	37,052	244,383	2,401,991

Dinyar B. Mistry	2013	376,779	0	316,645	0	195,109	31,452	31,237	951,222
Vice President, Chief Financial	2012	340,938	0	351,164	0	231,545	434,709	30,713	1,389,069
Officer, and Controller, Pacific Gas and Electric Company	2011	327,825	0	307,794	0	89,546	264,919	30,123	1,020,207
(1)
Includes payments for accrued vacation.

(2)
Represents the grant date fair value of RSUs, performance shares, and SISOPs measured in accordance with FASB ASC Topic 718, without taking into account an estimate of forfeitures related to service-based vesting. For RSUs and SISOPs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. Assumptions made in valuation of reported performance shares awards are described in footnote 4 to the table entitled "Grants of Plan-Based Awards in 2013." Assuming that the highest level of performance conditions would be achieved, the estimated maximum grant date value of performance shares awarded in 2013 would be: Mr. Earley $10,580,724, Mr. Johns $3,228,341, Mr. Harvey $1,936,787, Mr. Park $1,291,554, Mr. Simon $710,028, Mr. Stavropoulos $1,420,601, and Mr. Mistry $451,935.

(3)
Amounts represent payments received or deferred in 2014, 2013, and 2012 for achievement of corporate and organizational objectives in 2013, 2012, and 2011, respectively, under the STIP.

(4)
Amounts reported for 2013 consist of (i) the change in pension value during 2013 (Mr. Earley $634,517, Mr. Johns $340,052, Mr. Harvey $715,382, Mr. Park $123,885, Mr. Simon $57,496, Mr. Stavropoulos $141,514, and Mr. Mistry $31,448), and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan and invested in the Aa Utility Bond Fund (Mr. Johns $81, Mr. Harvey $474, Mr. Park $277, Mr. Stavropoulos $445, and Mr. Mistry $4). The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors

  Service. The above-market earnings are calculated as the difference between actual earnings from the Aa Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate.

(5)
Amounts reported for 2013 consist of (i) perquisites and personal benefits, as detailed below (Mr. Earley $3,468, Mr. Johns $25,829, Mr. Harvey $12,818, Mr. Park $12,775, Mr. Simon $12,592, Mr. Stavropoulos $107,527, and Mr. Mistry $344), (ii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Earley $35,000, Mr. Johns $25,000, Mr. Harvey $25,000, Mr. Park $25,000, Mr. Simon $20,000, Mr. Stavropoulos $25,000, and Mr. Mistry $15,000), and (iii) company contributions to defined contribution retirement plans (Mr. Earley $56,250, Mr. Johns $33,762, Mr. Harvey $26,601, Mr. Park $27,075, Mr. Simon $18,201, Mr. Stavropoulos $25,185, and Mr. Mistry $15,893).

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table and discussed in section (i) of footnote 5.

	Transportation Services ($)	Fitness ($)	Executive Health ($)	Financial Services ($)	Relocation ($)	AD&D Insurance ($)	Total ($)
A. F. Earley, Jr.	3,408					60	3,468
C. P. Johns	12,860		5,000	7,909		60	25,829
K. M. Harvey			5,057	7,701		60	12,818
H. Park			5,000	7,715		60	12,775
J. R. Simon			5,058	7,474		60	12,592
N. Stavropoulos			2,792	4,675	100,000	60	107,527
D. B. Mistry		284				60	344

The above perquisites and personal benefits consist of the following:

•
Transportation services for Mr. Earley and Mr. Johns to help ensure their safety and security, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and benefits burden of the drivers, and vehicle costs.

•
The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•
The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

•
Fees paid to partially subsidize financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•
A mortgage subsidy paid in connection with the relocation process.

•
Company-paid premiums for a $250,000 accidental death and dismemberment policy.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO's discretion (such as membership in professional organizations). The amount of this stipend is included in the Summary Compensation Table in the "All Other Compensation" column and is discussed in section (ii) of footnote 5. NEOs also were eligible to receive on-site parking, which was provided at no additional incremental cost to the companies.

Please see the CD&A beginning on page 30 of this Joint Proxy Statement for additional information regarding the elements of compensation discussed above, including information regarding salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found in the narrative following the "Grants of Plan-Based Awards in 2013" table.

Grants of Plan-Based Awards in 2013

This table provides information regarding incentive awards and other stock-based awards granted during 2013 to NEOs.

		Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Awards ($)(4)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Awards ($)(4)
A. F. Earley, Jr.			0	1,250,000	3,750,000
	3/1/2013	2/20/2013				24,290	97,160	194,320		3,250,002
	3/1/2013	2/20/2013							75,845	3,249,958

C. P. Johns			0	562,708	1,688,124
	3/1/2013	2/20/2013				7,411	29,645	59,290		991,625
	3/1/2013	2/20/2013							29,645	1,270,288

K. M. Harvey			0	413,791	1,241,372
	3/1/2013	2/20/2013				4,446	17,785	35,570		594,908
	3/1/2013	2/20/2013							17,785	762,087

H. Park			0	360,992	1,082,975
	3/1/2013	2/20/2013				2,965	11,860	23,720		396,717
	3/1/2013	2/20/2013							11,860	508,201

J. R. Simon			0	222,460	667,379
	3/1/2013	2/20/2013				1,630	6,520	13,040		218,094
	3/1/2013	2/20/2013							6,520	279,382

N. Stavropoulos			0	335,800	1,007,400
	3/1/2013	2/20/2013				3,261	13,045	26,090		436,355
	3/1/2013	2/20/2013							13,045	558,978

D. B. Mistry			0	158,935	476,806
	3/1/2013	2/20/2013				1,038	4,150	8,300		138,818
	3/1/2013	2/20/2013							4,150	177,828
(1)
Compensation opportunity granted for 2013 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. Maximum reflects a 2.0 company-wide STIP performance score and a 150 percent individual performance modifier.

(2)
Represents performance shares granted under the LTIP.

(3)
Represents RSUs granted under the LTIP.

(4)
For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The assumed per-share value for the March 1, 2013 annual grants was $33.45. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date.

Detailed information regarding compensation reported in the tables entitled "Summary Compensation Table—2013" and "Grants of Plan-Based Awards in 2013," including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants and arrangements is provided below.

STIP Awards.    Information regarding the terms and basis of STIP awards can be found in the CD&A.

Restricted Stock Units.    Annual RSU awards granted in March 2013 will vest in 20 percent increments on the first business day of March of each of the following three years. The remaining 40 percent will vest on the first business day of March 2017. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E Corporation common stock, net of the number of shares having a value equal to required withholding taxes.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of RSUs granted to the recipient will be accrued on behalf of the recipient. Accrued dividends are paid at the time that the related RSUs are settled.

Performance Shares.    Annual performance shares granted in March 2013 will vest, if at all, at the end of a three-year period. Upon vesting, performance shares are settled in shares of PG&E Corporation common stock, net of shares with a value equal to required withholding taxes. The number of shares issued will depend on PG&E Corporation's TSR relative to the Performance Comparator Group for the three-year performance period. The specific payout formula is discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the value of the cash dividend per share multiplied by the number of performance shares granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

SISOPs.    During 2013, two NEOs held unvested phantom stock called Special Incentive Stock Ownership Premiums ("SISOPs"), although no NEOs received new SISOPs in 2013.

Under the SISOP program (as discussed in the CD&A), during each of the first three years after an executive became subject to the Prior ESOP, SISOPs were credited to the officer's deferred compensation account in the SRSP to encourage executive officers to meet the Prior ESOP's stock ownership targets. SISOPs generally vest in full on the third anniversary of the grant date, and can be forfeited if the executive fails to maintain the applicable stock ownership target. Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to such dividend, multiplied by the number of SISOPs held, is credited to the executive's account as additional units. The number of additional units is determined by dividing the amount of the cash dividend by the closing price of PG&E Corporation common stock on the dividend payment date. SISOPs and dividend equivalents are awarded under the LTIP. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as detailed in "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability" beginning on page 56 of this Joint Proxy Statement.

Effective September 14, 2010, the SISOP program was eliminated in connection with adoption of the new 2010 Executive Stock Ownership Guidelines. Only grandfathered participants in the Prior ESOP continued to be eligible to receive SISOPs until December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End – 2013

This table provides additional information regarding RSUs, performance shares, and other equity-based awards that were held as of December 31, 2013 by the NEOs, including awards granted prior to 2013. Any awards described below that were granted in 2013 also are reflected in the "Grants of Plan-Based Awards in 2013" table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A. F. Earley, Jr.					158,050	(4)	6,366,254	69,215	(5)	2,787,980
C. P. Johns					92,378	(6)	3,720,986	14,899	(7)	600,122
K. M. Harvey					50,173	(8)	2,020,968	9,688	(9)	390,213
H. Park					35,214	(10)	1,418,420	6,259	(11)	252,102
J. R. Simon					17,174	(12)	691,770	3,501	(13)	141,030
N. Stavropoulos					33,575	(14)	1,352,401	6,855	(15)	276,119
D. B. Mistry					11,429	(16)	460,360	2,085	(17)	83,984

(1)
Includes RSUs, SISOPs, and individual retention and incentive awards. This column would also include certain performance shares granted in 2011 for which the performance period has ended. However, the payout percentage applicable to these awards is 0%, so these 2011 performance shares are not included. See the CD&A for additional details regarding awards granted in 2013.

(2)
Value based on the December 31, 2013 per-share closing price of PG&E Corporation common stock ($40.28).

(3)
Consists of unvested performance shares. Consistent with SEC rules, the number of shares is presented assuming threshold performance. See the CD&A for additional details regarding awards granted in 2013.

(4)
27,630 RSUs vested on March 3, 2014, 24,477 RSUs will vest on September 13, 2014, 27,630 RSUs will vest on March 2, 2015, 7,884 RSUs will vest on September 13, 2015, 40,091 RSUs will vest on March 1, 2016, and 30,338 RSUs will vest on March 1, 2017.

(5)
21,561 performance shares are scheduled to vest on September 13, 2014, 23,364 performance shares are scheduled to vest on March 2, 2015, and 24,290 performance shares are scheduled to vest on March 1, 2016.

(6)
27,753 RSUs vested on March 3, 2014, 10,947 RSUs will vest on May 9, 2014, 23,911 RSUs will vest on March 2, 2015, 17,909 RSUs will vest on March 1, 2016, and 11,858 RSUs will vest on March 1, 2017.

(7)
7,488 performance shares are scheduled to vest on March 2, 2015, and 7,411 performance shares are scheduled to vest on March 1, 2016.

(8)
16,390 RSUs vested on March 3, 2014, 14,726 RSUs will vest on March 2, 2015, 11,943 RSUs will vest on March 1, 2016, and 7,114 RSUs will vest on March 1, 2017.

(9)
5,241 performance shares are scheduled to vest on March 2, 2015, and 4,447 performance shares are scheduled to vest on March 1, 2016.

(10)
13,025 RSUs vested on March 3, 2014, 9,803 RSUs will vest on March 2, 2015, 7,642 RSUs will vest on March 1, 2016, and 4,744 RSUs will vest on March 1, 2017.

(11)
3,294 performance shares are scheduled to vest on March 2, 2015, and 2,965 performance shares are scheduled to vest on March 1, 2016.

(12)
5,663 RSUs vested on March 3, 2014, 4,545 RSUs will vest on March 2, 2015, 4,298 RSUs will vest on March 1, 2016, and 2,608 RSUs will vest on March 1, 2017. 60 SISOPs vested on January 3, 2014.

(13)
1,871 performance shares are scheduled to vest on March 2, 2015, and 1,630 performance shares are scheduled to vest on March 1, 2016.

(14)
5,484 RSUs vested on March 3, 2014, 3,010 RSUs will vest on August 12, 2014, 5,484 RSUs will vest on March 2, 2015, 6,020 RSUs will vest on August 12, 2015, 8,359 RSUs will vest on March 1, 2016, and 5,218 RSUs will vest on March 1, 2017.

(15)
3,594 performance shares are scheduled to vest on March 2, 2015, and 3,261 performance shares are scheduled to vest on March 1, 2016.

(16)
4,069 RSUs vested on March 3, 2014, 3,194 RSUs will vest on March 2, 2015, 2,506 RSUs will vest on March 1, 2016, and 1,660 RSUs will vest on March 1, 2017.

(17)
1,048 performance shares are scheduled to vest on March 2, 2015, and 1,037 performance shares are scheduled to vest on March 1, 2016.

Option Exercises and Stock Vested During 2013

This table provides additional information regarding the amounts received during 2013 by NEOs upon vesting or transfer of restricted stock and other stock-based awards.

	Option Awards		&zwsp;	Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
A. F. Earley, Jr.				36,938	1,545,588
C. P. Johns				37,261	1,631,777
K. M. Harvey				13,089	560,864
H. Park				16,426	700,204
J. R. Simon				5,640	241,577
N. Stavropoulos				15,292	678,358
D. B. Mistry				4,292	183,912
(1)
Reflects RSUs that vested on March 1, 2013, May 9, 2013, August 12, 2013, and September 13, 2013. For Mr. Park and Mr. Simon, the value of stock awards includes $89,034 and $2,303, respectively, from the vesting of SISOPs that were deferred under the SRSP and that will be distributed seven months following termination of employment.

Pension Benefits – 2013

This table provides information for each NEO relating to accumulated benefits as of December 31, 2013 under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
A. F. Earley, Jr.	Pacific Gas and Electric Company Retirement Plan	2.3		225,465	0
	PG&E Corporation Supplemental Executive Retirement Plan	2.3		780,470	0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	17.6		1,961,833	0
	PG&E Corporation Supplemental Executive Retirement Plan	17.6		1,842,925	0
K. M. Harvey	Pacific Gas and Electric Company Retirement Plan	31.3		2,191,638	0
	PG&E Corporation Supplemental Executive Retirement Plan	31.3		4,348,367	0
H. Park	Pacific Gas and Electric Company Retirement Plan	6.8	(1)	797,667	0
	PG&E Corporation Supplemental Executive Retirement Plan	7.1		311,564	0
J. R. Simon	Pacific Gas and Electric Company Retirement Plan	6.7		441,588	0
	PG&E Corporation Supplemental Executive Retirement Plan	6.7		141,535	0
N. Stavropoulos	Pacific Gas and Electric Company Retirement Plan	2.6		107,834	0
	PG&E Corporation Supplemental Executive Retirement Plan	2.6		193,796	0
D. B. Mistry	Pacific Gas and Electric Company Retirement Plan	19.3		1,303,255	0
	PG&E Corporation Supplemental Executive Retirement Plan	19.3		245,223	0
(1)
Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the only PG&E Corporation employees who could participate in the retirement plan were individuals who had previously been employed by the Utility and participated in the Retirement Plan and were subsequently transferred to PG&E Corporation.

Additional information regarding compensation reported in the Pension Benefits table can be found in the CD&A. The present value of accumulated benefits as of December 31, 2013 is determined assuming that the NEOs retire at the earliest unreduced retirement age, using mortality and interest assumptions consistent with those used in preparing PG&E Corporation's and the Utility's financial statements; namely, the RP2000 mortality table with generational improvements using Scale BB and interest discount rates of 4.89 percent and 4.88 percent for the Retirement Plan and the SERP, respectively.

The pension benefits described in the above table are provided to officers under two plans.

The Utility provides retirement benefits to all of its employees, including its officers, under the Pacific Gas and Electric Company Retirement Plan ("Retirement Plan"), which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has covered a significant number of PG&E Corporation's employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.

A participant may begin receiving tax-qualified pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. The benefit formula is 1.7 percent of the average annual salary for the last 36 months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for unmarried participants at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available.

Effective January 1, 2013, a cash balance benefit has been added to the Retirement Plan. Generally, employees hired on or after January 1, 2013 will participate in the cash balance benefit. Employees hired before January 1, 2013 were given a one-time opportunity during 2013 to irrevocably select to switch to the cash balance benefit on a going-forward basis, effective January 1, 2014. No current NEOs elected to switch to the cash balance benefit.

PG&E Corporation has also adopted a non-tax-qualified defined benefit pension plan that provides benefits to officers and key employees. The benefit formula under the SERP is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, subject to reduction depending on years of credited service.

No current NEOs are eligible for unreduced benefits under the Retirement Plan or the SERP. At December 31, 2013, Mr. Earley and Mr. Harvey were eligible for early retirement under both plans. Mr. Earley's and Mr. Harvey's benefits would have been subject to early retirement reductions of 1.75 percent and 15.75 percent, respectively.

In February 2010, the Compensation Committee adopted a policy against crediting additional years of service for participants under the SERP.

During 2012, the PG&E Corporation Board amended the SERP such that, effective January 1, 2013, SERP participation was closed to new participants. Individuals who do not participate in the SERP but who are newly hired or promoted to officer after January 1, 2013, may be eligible for non-tax-qualified pension payments under the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan ("DC-ESRP").

All NEOs are participants in the SERP and do not participate in the DC-ESRP.

Non-Qualified Deferred Compensation – 2013

This table provides information for 2013 for each NEO regarding such individual's accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2013.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(3)
A. F. Earley, Jr.	0	50,156	3,142	0	105,664
C. P. Johns	0	24,778	468,921	0	5,146,862
K. M. Harvey	0	16,398	16,733	0	433,160
H. Park	0	104,849	8,426	0	237,177
J. R. Simon	0	9,141	1,336	0	38,144
N. Stavropoulos	0	13,535	19,098	0	293,392
D. B. Mistry	0	4,529	1,650	0	26,496
(1)
Includes the following amounts that were earned and reported for 2013 as compensation in the Summary Compensation Table and credited to the officer's deferred compensation account on February 3, 2014: Mr. Earley $50,156, Mr. Johns $24,778, Mr. Harvey $16,398, Mr. Park $15,815, Mr. Simon $6,838, Mr. Stavropoulos $13,535, and Mr. Mistry $4,529.

(2)
Represents earnings from the supplemental retirement savings plans described below. Includes the following amounts that were reported for 2013 as compensation in the Summary Compensation Table: Mr. Johns $81, Mr. Harvey $474, Mr. Park $277, Mr. Stavropoulos $445, and Mr. Mistry $4.

(3)
Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2013 and prior years: Mr. Earley $102,020, Mr. Johns $2,693,134, Mr. Harvey $71,433, Mr. Park $200,771, Mr. Simon $13,335, Mr. Stavropoulos $166,020, and Mr. Mistry $12,841.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan for deferrals made prior to January 1, 2005 and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (together, "SRSP Plans") for deferrals made on and after January 1, 2005.

Under the SRSP Plans, officers may defer 5 percent to 50 percent of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award if settled in cash. SISOPs must be deferred pursuant to the terms of Prior ESOP.

PG&E Corporation will also contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2013 return of 32.5 percent), Small Company Stock Index Fund (2013 return of 38.3 percent), International Stock Index Fund (2013 return of 20.4 percent), Total U.S. Stock Index Fund (2013 return of 33.5 percent), Emerging Markets Enhanced Index Fund (2013 return of negative 5.5 percent), World Stock Index Fund (2013 return of 22.6 percent), Bond Index Fund (2013 return of negative 2.1 percent), U.S. Government Bond Index Fund (2013 return of negative 2.7 percent), Short Term Bond Index Fund (2013 return of 0.5 percent), Money Market Investment Fund (2013 return of 0.0 percent), Target Date Fund 2010 (2013 return of 5.6 percent), Target Date Fund 2015 (2013 return of 8.9 percent), Target Date Fund 2020 (2013 return of 13.3 percent), Target Date Fund 2025 (2013 return of 16.0 percent), Target Date Fund 2030 (2013 return of 18.2 percent), Target Date Fund 2035 (2013 return of 19.8 percent), Target Date Fund 2040 (2013 return of 21.3 percent), Target Date Fund 2045 (2013 return of 21.5 percent), Target Date Fund 2050 (2013 return of 21.5 percent), Target Date Fund 2055 (2013 return of 21.2 percent), and Retirement Income Fund (2013 return of 5.1 percent). Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2013 return of 4.5 percent), and the Aa Utility Bond Fund. The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service (yields reported during 2013 ranged from 3.7 percent to 4.5 percent). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the Aa Utility Bond Fund. In general, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the SEC. However, SISOP deferrals may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Officers may elect deferrals to be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may commence seven months after termination of employment or in January of a year specified by the officer. Earlier distributions may be made in the case of an officer's death. The plan administrator may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability

The NEOs are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the officer severance policies) occurs and either (1) the officer is terminated in connection with the Change in Control, or (2) the acquiring company does not continue or assume outstanding LTIP awards.

The following discussion of potential payments to NEOs upon termination or a Change in Control assumes that the value of any stock-based compensation received was $40.28 per share, which was the closing price of PG&E Corporation common stock on December 31, 2013. The tables below generally exclude (1) payments for services already rendered (such as unpaid and earned salary), which would be due to the NEO even if the individual had remained employed with the companies, (2) post-retirement benefits that would be available to employees generally, and (3) any deferred compensation that was previously earned but would become payable due to the termination (these deferred amounts are reflected earlier in the joint proxy statement, in the table entitled "Non-Qualified Deferred Compensation—2013").

This table estimates potential payments for each NEO as if that individual terminated from employment or an applicable Change-in-Control event occurred effective December 31, 2013. The value of actual cash and equity received on or shortly after December 31, 2013 would be less than the "total" amount listed below because (1) pension benefits are paid in the form of a life annuity, and (2) stock awards reflected in the table will be payable only after vesting, which may occur in subsequent years.

Name	Resignation/ Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control(1) ($)	Death or Disability ($)(2)
A. F. Earley, Jr.
Value of Accumulated Pension Benefits	1,041,369	1,041,369	1,041,369	1,041,369	549,112
Value of Stock Awards Vesting(3)	281,713	0	281,713	6,832,967	6,832,967
Severance Payment	0	0	0	0	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	1,250,000	0	1,250,000	1,250,000	1,250,000
Health Care Insurance	0	0	0	0	0
Career Transition	0	0	0	0	0
Relocation(5)	25,000	25,000	25,000	25,000	25,000
Total	2,598,082	1,066,369	2,598,082	9,149,336	8,657,079
C. P. Johns
Value of Accumulated Pension Benefits	4,292,388	4,292,388	4,292,388	4,292,388	3,350,420
Value of Stock Awards Vesting(3)	0	0	2,860,284	4,086,779	4,086,779
Severance Payment	0	0	2,642,500	3,953,125	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	562,708	0	562,708	562,708	562,708
Health Care Insurance	0	0	29,013	0	0
Career Transition	0	0	15,000	0	0
Total	4,855,096	4,292,388	10,401,893	12,895,000	7,999,907
K. M. Harvey
Value of Accumulated Pension Benefits	7,071,111	7,071,111	7,071,111	7,071,111	4,280,181
Value of Stock Awards Vesting(3)	2,318,144	0	2,318,144	2,209,027	2,209,027
Severance Payment	0	0	2,021,300	3,024,872	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	413,791	0	413,791	413,791	413,791
Health Care Insurance	0	0	40,047	0	0
Career Transition	0	0	15,000	0	0
Payment in lieu of Post-Retirement Life Insurance(6)	579,501	579,501	579,501	579,501	0
Total	10,382,547	7,650,612	12,458,894	13,298,302	6,902,999
H. Park
Value of Accumulated Pension Benefits	1,183,038	1,183,038	1,183,038	1,183,038	603,452
Value of Stock Awards Vesting(3)	0	0	1,045,363	1,558,564	1,558,564
Severance Payment	0	0	1,936,000	2,897,975	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	360,992	0	360,992	360,992	360,992
Health Care Insurance	0	0	40,047	0	0
Career Transition	0	0	15,000	0	0
Total	1,544,030	1,183,038	4,580,440	6,000,569	2,523,008

Name	Resignation/ Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control(1) ($)	Death or Disability ($)(2)
J. R. Simon
Value of Accumulated Pension Benefits	620,895	620,895	620,895	620,895	324,993
Value of Stock Awards Vesting(3)	0	0	465,496	754,231	754,231
Severance Payment	0	0	1,261,700	1,888,379	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	222,460	0	222,460	222,460	222,460
Health Care Insurance	0	0	40,047	0	0
Career Transition	0	0	15,000	0	0
Total	843,355	620,895	2,625,598	3,485,965	1,301,684
N. Stavropoulos
Value of Accumulated Pension Benefits	383,584	383,584	383,584	383,584	270,384
Value of Stock Awards Vesting(3)	0	0	900,709	1,459,089	1,459,089
Severance Payment	0	0	1,799,680	1,799,680	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	335,800	0	335,800	335,800	335,800
Health Care Insurance	0	0	29,013	29,013	0
Career Transition	0	0	15,000	15,000	0
Total	719,384	383,584	3,463,786	4,022,166	2,065,273
D. B. Mistry
Value of Accumulated Pension Benefits	1,745,996	1,745,996	1,745,996	1,745,996	1,445,102
Value of Stock Awards Vesting(3)	0	0	331,911	504,537	504,537
Severance Payment	0	0	772,560	772,560	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	158,935	0	158,935	158,935	158,935
Health Care Insurance	0	0	13,841	13,841	0
Career Transition	0	0	15,000	15,000	0
Total	1,904,931	1,745,996	3,038,243	3,210,869	2,108,574
(1)
Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below.

(2)
For pension payments, the number reflects the value of aggregated benefits upon termination due to death. Pension payments upon termination due to disability would be the same as in the event of resignation.

(3)
Reflects continued or accelerated vesting of outstanding equity-based awards. Based on performance through December 31, 2013, no payments would be made with respect to outstanding performance shares.

(4)
Assumes an overall STIP performance score of 1.0.

(5)
Mr. Earley waived his rights under the officer severance policy in return for reasonable costs for relocation to Detroit, Michigan upon separation from employment.

(6)
Lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to the NEO's last 12 months of salary.

Pension Benefits in General

If any NEO is terminated for any reason, that officer generally is entitled to receive accrued and vested pension benefits, as described in the narrative accompanying the "Pension Benefits—2013" table. The value of the pension benefit will be paid out over time in the form of an annuity, consistent with payment elections made by the NEO. The qualified plan is funded by contributions from both PG&E Corporation and the Utility. Payments from the non-qualified plan are paid by PG&E Corporation.

The value of pension benefits reported in the table above is identical in all termination scenarios, except if any NEO's employment is terminated due to that officer's death. In that case, the amount of pension benefits depends on the officer's age at death and the number of years worked at PG&E Corporation and the Utility. If (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer's surviving spouse or beneficiary would be entitled to an immediate commencement of payment of 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the pre-retirement survivor's benefit would commence in the month that starts the day after that officer would have reached age 55. The value of this benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55.

Officer Severance Policies in General

Two officer severance policies provide for severance payments and the treatment of certain LTIP awards upon termination with cause, termination without cause, and termination in connection with a Change in Control (unless such benefits have been waived). Benefits under the officer severance policies are paid by the individual's former employer.

•
PG&E Corporation's 2012 Officer Severance Policy ("2012 Severance Policy") applies to all new officers hired or promoted on or after March 1, 2012.

•
The predecessor PG&E Corporation Officer Severance Policy ("Predecessor Severance Policy") currently applies to all individuals who became officers prior March 1, 2012. It will continue to apply to such individuals until February 17, 2015, to the extent that the 2012 Severance Policy would reduce an NEO's aggregate severance benefit levels. After that time, all officers will be subject to the 2012 Severance Policy. The 2012 amendments to the officer severance policies are discussed in more detail in the CD&A.

Mr. Earley generally waived his rights under the officer severance policies. All other NEOs are eligible for benefits under the Predecessor Severance Policy.

Potential Payments – Resignation/Retirement

LTIP Awards. The LTIP and LTIP award agreements and guidelines provide that unvested RSUs, performance shares, and SISOPs generally are cancelled upon resignation, unless that individual's resignation qualifies as a "retirement." For these purposes, "retirement" means a termination of employment, other than for cause, that occurs when an employee is at least 55 years old and has been employed for at least the last five consecutive years immediately before termination. If the individual "retires," then:

•
Unvested annual RSU awards continue to vest and will become payable as if the officer remained employed (unless retirement occurs within two years following a Change in Control, in which case shares underlying the RSUs vest and are paid out within 60 days following the retirement),

•
Unvested performance shares continue to vest and will become payable as if the officer remained employed, and

•
Unvested SISOPs immediately vest and are payable seven months following retirement.

With respect to Mr. Earley's one-time supplemental RSU and performance share awards granted in 2011, upon resignation a prorated portion of these awards would continue to vest.

Mr. Harvey was the only NEO who was retirement-eligible under the LTIP as of December 31, 2013.

STIP. If an NEO resigns or retires on or after December 31 of a performance year, that NEO will be entitled to receive a lump-sum STIP payment for that calendar year.

If an NEO resigns prior to December 31 of any calendar year, potential STIP payments for that year are forfeited.

If an NEO retires before December 31 of any calendar year, then the Compensation Committee may, in its discretion, approve providing the retired NEO with a lump-sum STIP payment for that calendar year. Any such STIP payment generally would be prorated to reflect the amount of time that the retired NEO was employed during the performance period.

Any STIP payment generally would reflect the STIP performance score applicable to active employees, and would be paid by the former employer at the same time as for active employees.

Post-Retirement Life Insurance Benefits. Upon retirement (as defined under the qualified pension plan), all employees of PG&E Corporation, the Utility, and certain subsidiaries are eligible to receive a life insurance coverage benefit under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service ("qualifying retirement") with the companies and their subsidiaries, the employee may qualify for a different "benefit level" and the value of the benefit may increase. Each retiree's applicable "benefit level" is determined based on factors such as the participant's position with the company at retirement and the date of hire or promotion. Prior to December 31, 2008, upon qualifying retirement, certain benefit levels also permitted the retiree to elect to receive the benefit in the form of a lump-sum cash payment equal to the present value of the insurance coverage benefit. Participants no longer may elect the cash payment upon retirement, but certain individuals who were employees as of December 31, 2008 and who were likely upon retirement to qualify for the benefit levels that previously offered the cash alternative were given the opportunity to make a one-time election as to whether to receive future benefits (if any) as insurance coverage or in the form of a lump-sum cash payment. Benefits are paid by the former employer.

Upon qualifying retirement, each NEO, except Messrs. Earley and Stavropoulos, would receive a lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to the NEO's last 12 months of salary. Upon qualifying retirement, Messrs. Earley and Stavropoulos would be entitled to receive a life insurance benefit in the amount of $50,000.

Mr. Harvey is the only NEO who would have been eligible for such life-insurance related benefits if he had retired on December 31, 2013.

Potential Payments – Termination for Cause

If an officer is terminated for cause, that officer is not eligible to receive a STIP payment for that year. All outstanding RSUs, performance shares, and SISOPs are cancelled. No severance payment is available.

As provided in the officer severance policies, in general, an officer is terminated "for cause" if the employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•
Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer's employer,

•
Refusal or unwillingness to perform his or her duties,

•
Inappropriate conduct in violation of PG&E Corporation's equal employment opportunity policy,

•
Conduct that reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,

•
Insubordination,

•
Any willful act that is likely to injure the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates, or

•
Violation of any fiduciary duty, or breach of any duty of loyalty.

With respect to vesting of LTIP awards, "cause" is determined in the sole discretion of PG&E Corporation, and generally includes dishonesty, a criminal offense, or violation of a work rule. For Mr. Earley's LTIP awards, "cause" is specifically defined in the same manner as in the Officer Severance Policies.

Potential Payments – Termination Without Cause

LTIP Awards. Termination provisions are described in the officer severance policies and LTIP award agreements.

•
Unvested RSU awards generally continue to vest for a number of months equivalent to the officer's "severance multiple" as set forth in the officer severance policies (for all NEOs except Mr. Earley, the number of months employed up to 18 months or 24 months, depending on officer level).

•
Unvested performance shares generally vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months. Any vested performance shares are settled, if at all, at the end of the applicable performance period.

•
Two-thirds of unvested SISOPs vest, and the remaining unvested SISOPs are forfeited.

However, if the officer is at least 55 years of age with at least five years of service, his or her termination without cause is treated as a retirement under the terms of the LTIP (and its predecessor). (Please see the section entitled "Potential Payments—Resignation/Retirement" for a discussion of vesting provisions.)

With respect to Mr. Earley's initial September 2011 and annual LTIP awards, if he has completed at least three years of employment, upon termination without cause, a prorated portion of the award would continue to vest. With respect to his one-time supplemental LTIP awards that also were granted in September 2011, a prorated portion of these awards would continue to vest.

Severance Payment. All NEOs, except Mr. Earley, are subject to the Predecessor Severance Policy and would be entitled to a lump-sum payment of up to one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer's level). Mr. Earley waived his rights to cash severance payments under the officer severance policies.

STIP. If an officer is terminated before December 31 of a given year and has at least six months of service in that year, the Predecessor Severance Policy provides that the officer is eligible to receive a prorated STIP award for that year. Such STIP payment generally would reflect the STIP performance score applicable to active employees, and would be prorated to reflect the amount of time that the officer was employed during the performance period. Payments would be made at the same time as for active employees. Mr. Earley has waived his rights to these amounts under the officer severance policies.

Miscellaneous Benefits. The officer is entitled to receive a lump-sum cash payment equal to the estimated value of 18 months of COBRA premiums, based on the officer's benefit levels at the time of termination (with such payment subject to taxation under applicable law), and career transition services. Mr. Earley has also waived these benefits.

Covenants. In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, and (3) the officer agrees to assist in legal proceedings as reasonably required during this period.

Potential Payments – Severance in Connection with Change in Control

Change-in-Control benefits require a "double trigger" and are not payable based on a Change-in-Control event alone.

Benefits in connection with a Change in Control are provided by the officer severance policies, the LTIP, and related award agreements and guidelines. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006 and is discussed further below.

In general, a Change in Control occurs if any of the following occur:

1.
Any person or entity (excluding any employee benefit plan or plan fiduciary) becomes the direct or indirect owner of more than 20 percent of PG&E Corporation's outstanding common stock.

2.
Over any two-year period, a majority of the PG&E Corporation directors in office at the beginning of the period are no longer in office (unless each new director was elected or nominated for shareholder election by at least two-thirds of the remaining active directors who also were in office at the beginning of the period).

3.
Following any shareholder-approved consolidation or merger of PG&E Corporation, the former PG&E Corporation shareholders own less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity).

4.
PG&E Corporation shareholders approve either (a) the sale, lease, exchange, or other transfer of all or substantially all of PG&E Corporation's assets, or (b) a plan or proposal for the liquidation or dissolution of PG&E Corporation.

If shareholders approve the 2014 LTIP as proposed in Item No. 4 in this Joint Proxy Statement, then the definition of change in control will be amended as described in Item No. 4, on page 63. These amendments will become effective at the same time that the 2014 LTIP becomes effective, so as to provide a uniform definition of "change in control" for executive compensation. For officers who currently are eligible for severance benefits under the officer severance policies, if the amended definition of Change in Control would reduce the aggregate level of benefits for that officer, then the amendments will become effective three years after the officer receives notice of the amendment.

LTIP Awards. Following a Change in Control, LTIP awards generally accelerate or automatically vest if either (a) the successor company fails to continue or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated (including constructive termination) in connection with a Change in Control during a set period of time before and after the Change in Control. Specific acceleration, vesting, and settlement provisions are as follows (subject to any delays necessary to comply with Internal Revenue Code Section 409A).

Treatment of Unvested LTIP Awards Upon Termination Without
Cause in Connection With a Change in Control (CIC)

	Termination Within Three Months Before CIC	Termination Within Two Years After CIC	CIC Occurs and Acquiror Does Not Assume, Continue, or Grant Substitute LTIP Awards
Performance Shares	Vest upon CIC, payable at end of performance period	Vest upon termination, payable at end of performance period	Vest upon CIC, payable at end of performance period, but based on a payout factor measuring TSR for the period from the beginning of the performance period to the date of CIC
RSUs	Vest upon CIC, settled under normal schedule (includes any RSUs that would have continued to vest after termination)	Vest upon termination, settled within 60 days	Vest upon CIC, settled under normal schedule
SISOPs	Vest upon termination	Vest upon termination	Vest upon CIC

Severance Payment. The Predecessor Severance Policy provides enhanced Change-in-Control severance benefits to "covered officers" who, as of February 29, 2012, were in the position of Senior Vice President or higher at PG&E Corporation, or were the principal executive officer of the Utility or PG&E Corporation Support Services, Inc. (a subsidiary of PG&E Corporation). Such officers include Messrs. Johns, Harvey, Park, and Simon. Mr. Stavropoulos became eligible for Change-in-Control severance benefits under the 2012 Officer Severance Policy as of February 29, 2012, except that during the next three years, he would remain eligible for benefits under the Predecessor Severance Policy to the extent the terms of the 2012 Officer Severance Policy would reduce his aggregate level of benefits.

If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control (which includes termination prior to a Potential Change in Control, as defined in the officer severance policies), the officer would be eligible for a lump-sum payment equal to the total of:

1.
Unpaid base salary earned through the termination date,

2.
Any accrued but unpaid vacation pay, and

3.
Three times the sum of target STIP for the fiscal year in which termination occurs and the officer's annual base salary in effect immediately before either the date of termination or the Change in Control, whichever is greater.

For these purposes, "cause" means:

(i)
The covered officer's willful and continued failure to substantially perform the officer's duties with PG&E Corporation or one of its affiliates, after a written Board demand for substantial performance is delivered to the officer, or

(ii)
The willful engagement in illegal conduct or gross misconduct that is materially injurious to PG&E Corporation.

Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the officer severance policies (which includes, among other things, a material diminution in duties, authority, or base compensation).

Mr. Earley waived his rights to Change-in-Control severance benefits under the officer severance policies. If Mr. Stavropoulos or Mr. Mistry had been terminated in connection with a Change in Control as of December 31, 2013, they would have been eligible for standard severance benefits, as discussed in the section entitled "Potential Payments—Termination Without Cause."

STIP. If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control, the Predecessor Severance Policy provides that the officer will receive a lump-sum payment equal to the total of the officer's target STIP calculated for the fiscal year in which termination occurs. Mr. Earley waived his rights to

Change-in-Control severance benefits under the officer severance policies. If Mr. Stavropoulos or Mr. Mistry had been terminated in connection with a Change in Control as of December 31, 2013, they would have been eligible for STIP payments, as discussed in the section entitled "Potential Payments—Termination Without Cause."

Tax Reimbursement. Prior to February 15, 2011, the Predecessor Severance Policy reimbursed covered officers for the value of any excise taxes levied under Internal Revenue Code Section 4999 on severance benefits provided in connection with any change in control. No such tax gross-up payments are available for officers who became subject to the Predecessor Severance Policy after February 15, 2011, and no such gross-ups are provided in the 2012 Officer Severance Policy.

For covered officers who were eligible for the excise tax gross-up, the terms of the Predecessor Severance Policy provide that the removal of the excise tax gross-up cannot become effective until three years after notice. Therefore, the tax gross-up for those previously eligible officers was eliminated in March 2014.

Until the February 2012 amendment, the excise tax gross-up provisions of the Predecessor Severance Policy had not been amended since they were first adopted in 1999. There are no other policies, arrangements, or agreements that provide for excise tax gross-ups to any NEOs of PG&E Corporation or the Utility.

Other Benefits. Upon a termination in connection with a Change in Control, the Predecessor Severance Policy provides that certain benefits conditioned upon continued future employment, such as additional years of credited service previously granted under the SERP, are accelerated. In February 2010, the Committee adopted a policy against crediting additional years of service for participants under the SERP, and no current NEOs have such credits.

PG&E Corporation Golden Parachute Restriction Policy. The Golden Parachute Restriction Policy was adopted by the PG&E Corporation Board of Directors on February 15, 2006, and requires shareholder approval of executive severance payments provided in connection with any change in control, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus.

The policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a change in control, and (2) the termination or constructive termination of an officer of PG&E Corporation, the Utility, or their subsidiaries at the level of Senior Vice President or higher. It does not apply to the value of benefits that would be triggered by a change in control without severance, or to the value of benefits that would be triggered by severance in the absence of a change in control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

LTIP Awards. If an officer's employment is terminated due to death or disability, LTIP awards are treated as follows:

•
If a participant's death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested RSUs vest immediately and will be settled within 60 days. If a participant's death or disability occurs following termination, unvested RSUs and any RSUs that would have vested under a continued vesting period (e.g., upon retirement) vest immediately and will be settled within 60 days.

•
Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share award.

•
Unvested SISOPs vest immediately after death or termination due to disability (other than long-term disability) and are payable as soon as practicable.

Vested LTIP awards are payable to the officer's designated beneficiary(ies), or otherwise in accordance with the officer's instructions or by law.

STIP. If an officer's employment is terminated due to death or disability before December 31 of the STIP performance year, a prorated portion of the target STIP award will become payable to the officer, or in the case of death, to the officer's beneficiary(ies), at the same time as STIP payments are made to active employees.

Item No. 4:
PG&E Corporation Management Proposal
Approval of the PG&E Corporation 2014 Long-Term Incentive Plan

To Be Voted on by PG&E Corporation Shareholders Only

PG&E Corporation management requests that the shareholders of PG&E Corporation approve the PG&E Corporation 2014 Long-Term Incentive Plan ("2014 LTIP") described below. The 2014 LTIP will become effective upon approval by PG&E Corporation's shareholders.

The PG&E Corporation Board of Directors has unanimously approved the 2014 LTIP to replace the current PG&E Corporation 2006 Long-Term Incentive Plan ("2006 LTIP"). Subject to, and upon, shareholder approval of the proposed 2014 LTIP, no new awards will be granted pursuant to the 2006 LTIP. Primary differences between the proposed 2014 LTIP and the 2006 LTIP are the addition of the following elements:

•
A limit on the annual value of awards provided to non-employee directors of $400,000; requires shareholder approval to change this limit.

•
Amendments to the definition of "change in control" to (1) require "consummation" of the sale, lease, exchange, or other transfer of substantially all of PG&E Corporation's assets (shareholder approval, alone, would not trigger a change in control), and (2) change to 30 percent (from 20 percent) the percentage of voting power that one entity must obtain to trigger a change in control.

•
A requirement that, upon a change in control, a non-employee director's awards vest only if the non-employee director also is terminated (other than due to resignation); these awards no longer will vest based solely on the occurrence of the change in control.

The following is a summary of the principal features of the 2014 LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 LTIP. It is qualified in its entirety by reference to the full text of the 2014 LTIP. A copy of the 2014 LTIP is attached to this Joint Proxy Statement as Appendix B, and shareholders are urged to read the 2014 LTIP in its entirety.

Purpose

The purpose of the 2014 LTIP is to advance the interests of PG&E Corporation and its shareholders by providing key management employees, non-employee directors, and other eligible participants with stock-based financial incentives to align participants' interests with the interests of PG&E Corporation's shareholders in the long-term success of PG&E Corporation.

The adoption of the 2014 LTIP was recommended by the PG&E Corporation Compensation Committee ("Committee"), which is composed entirely of independent directors, as defined in PG&E Corporation's Corporate Governance Guidelines. The Board of Directors has delegated administration of the 2014 LTIP to the Committee.

Request for Shares, Dilution and Overhang

In order to give PG&E Corporation the flexibility to responsibly address its future equity compensation needs, we are requesting that shareholders approve the 2014 LTIP, under which 17,000,000 shares (less one share for every one share of PG&E Corporation common stock covered by an award granted under the 2006 LTIP after December 31, 2013 and prior to the effective date of the 2014 LTIP) are authorized for issuance under the plan. As of December 31, 2013, there were approximately 3.3 million shares available for grant under the 2006 LTIP and approximately 6.2 million shares covered by outstanding equity awards. Recent annual grant levels for the preceding three fiscal years have averaged approximately 1.8 million shares for an average annual burn rate of approximately 0.42 percent. The "burn rate" is the ratio of the number of shares underlying awards, including performance-based awards valued at target, granted under the plan during a fiscal year to the number of PG&E Corporation's weighted average common shares outstanding at the corresponding fiscal year-end. PG&E Corporation's overhang is approximately 2.0 percent based on outstanding common shares as of December 31, 2013. If the 2014 LTIP is approved, PG&E Corporation's overhang would increase to approximately 4.8 percent. We calculate "overhang" as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. For this calculation, performance shares are counted assuming maximum payout. The closing price of a share of PG&E Corporation common stock on December 31, 2013 was $40.28.

When considering the number of shares to reserve for issuance under the 2014 LTIP, the Committee reviewed, among other things, the potential dilution to PG&E Corporation's current shareholders as measured by burn rate and overhang, projected future share usage, and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2014 LTIP was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the number of shares under the 2014 LTIP, in combination with the shares added back to the plan from forfeitures of awards granted under the 2014 LTIP and added to the plan from forfeitures of awards granted under the 2006 LTIP, is expected to satisfy PG&E Corporation's and the Pacific Gas and Electric Company's ("Utility") equity compensation needs through at least the 2019 annual meeting of shareholders. The Committee is committed to effectively managing the number of shares reserved for issuance under the 2014 LTIP while minimizing shareholder dilution.

In addition, PG&E Corporation is seeking shareholder approval of the material terms of the 2014 LTIP for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). Code Section 162(m) sets limits on PG&E Corporation's federal income tax deduction for compensation paid in a taxable year to its CEO and to other covered employees under Section 162(m) of the Code. "Qualified performance-based compensation" is not subject to this deduction limit and, therefore, is fully deductible if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

Types of Incentive Awards

Under the 2014 LTIP the Committee has discretion to grant restricted stock awards, restricted stock units ("RSUs"), performance shares, performance units, stock options, stock appreciation rights ("SARs"), deferred compensation awards, and other stock-based awards. The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs"). SARs may be freestanding or granted in relation to a stock option as a tandem SAR. In addition, non-employee directors are eligible to receive automatic awards (see "Automatic Awards for Non-Employee Directors" below) as well as discretionary awards.

Except with respect to awards to non-employee directors, the type of incentive award being granted, as well as the terms and conditions of the award, is determined by the Committee at the time of grant, consistent with any restrictions in the 2014 LTIP.

Specific awards will be reflected in an applicable agreement between PG&E Corporation and the participant. Those awards will be subject to all applicable terms and conditions of the 2014 LTIP, and also may be subject to any other terms and conditions consistent with the 2014 LTIP, including accelerated vesting or settlement in the event of a participant's death, disability, or a termination of employment. The provisions of the various agreements entered into under the 2014 LTIP do not need to be identical.

Eligibility

All employees (including officers) of PG&E Corporation, its subsidiaries, and affiliates are eligible to participate in the 2014 LTIP. Consultants are also eligible to receive incentive awards under the 2014 LTIP. Non-employee directors of PG&E Corporation are eligible to receive automatic awards and discretionary awards. Under certain circumstances, prospective employees, directors, and consultants are also eligible for awards.

As of December 31, 2013, there were 11 current or former officers of PG&E Corporation, 62 current or former officers of PG&E Corporation subsidiaries, 1,022 current or former employees of PG&E Corporation and its subsidiaries, and 14 current or former non-employee directors of PG&E Corporation participating in the 2006 LTIP.

Administration

The Committee will administer the 2014 LTIP. Among other powers, the Committee generally will have the power to:

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Determine the eligible participants who will be granted incentive awards,

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Determine the amount and type of award,

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Determine the applicable fair market value of PG&E Corporation common stock,

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Determine the terms and conditions of awards,

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Construe and interpret the 2014 LTIP, and

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Make all other determinations relating to the 2014 LTIP, to the extent permitted by applicable law and subject to certain restrictions specified in the 2014 LTIP.

The Board of Directors also may delegate to the PG&E Corporation Chief Executive Officer ("CEO") the authority to make awards to certain eligible participants within the guidelines adopted by the Committee. The Committee may delegate authority to the CEO or the Senior Vice President, Human Resources with respect to ministerial matters.

Automatic awards to non-employee directors of PG&E Corporation will be made strictly in accordance with the terms and conditions specified in the 2014 LTIP, and discretionary awards, if any, to non-employee directors will be approved by the PG&E Corporation Board of Directors.

While either company is a "publicly held corporation" within the meaning of Code Section 162(m), the Board may establish a committee of "outside directors" within the meaning of Code Section 162(m) to approve the grant of any award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Code Section 162(m).

Effective Date and Duration of the 2014 LTIP

The 2014 LTIP will become effective upon approval by PG&E Corporation shareholders, and will have a term of 10 years from shareholder approval, unless it is terminated sooner according to the terms of the 2014 LTIP. ISOs may only be granted within 10 years of the date that the PG&E Corporation Board approved the 2014 LTIP.

Shares Subject to the 2014 LTIP

Subject to adjustment for certain events affecting the stock of PG&E Corporation (such as stock splits, stock dividends, or similar events), a maximum of 17,000,000 shares of PG&E Corporation common stock, less one share for every one share of PG&E Corporation common stock covered by an award granted under the 2006 LTIP after December 31, 2013 and prior to the effective date of the 2014 LTIP, will be reserved for use under the 2014 LTIP. Shares subject to awards (including, after December 31, 2013, those outstanding under the 2006 LTIP) that expire or are terminated or cancelled without being exercised or settled in full, or are forfeited, or repurchased generally can be added back into the 2014 LTIP and become available for issuance, subject to several limitations. As of December 31, 2013, there were 6,194,819 shares of stock subject to outstanding awards under the 2006 LTIP. Upon the exercise of an SAR (or, after December 31, 2013, exercise of an SAR granted under the 2006 LTIP), the gross number of shares for which the SAR is exercised shall be deemed issued and shall not again be available for issuance under the 2014 LTIP. Awards under the 2014 LTIP (or, after December 31, 2013, awards under the 2006 LTIP) that are settled in cash (other than stock options or SARs) will not be considered issued shares under the 2014 LTIP and shall again be available for issuance under the Plan. If a participant exercises any award (including, after December 31, 2013, any option or award under the 2006 LTIP) by tendering shares or by allowing the company to withhold shares, or if withholding tax liabilities are satisfied by the tendering or withholding of shares, then those tendered or withheld shares may be added back to the 2014 LTIP (other than in the case of shares tendered or withheld in connection with the exercise of stock options or SARs).

Number of shares that will be authorized for future grant after shareholder approval of the PG&E Corporation 2014 Long-Term Incentive Plan(1)	17,000,000
Number of shares relating to outstanding stock options at December 31, 2013	252,412
Number of shares outstanding at December 31, 2013 relating to awards of phantom stock units, restricted stock units, and stock settled performance shares(2)	5,942,407
Weighted average remaining term of outstanding options	0.96 years
Weighted average exercise price of outstanding options	$32.98
(1) The authorization will be reduced by the number of shares granted between December 31, 2013 and the date of shareholder approval.
(2) Outstanding shares includes 3,566,966 performance shares counted at maximum payout. When counted at target, the number of performance shares outstanding is 1,791,320, as reported in Note 5 of PG&E Corporation's and the Utility's Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

To the extent permitted by stock exchange regulations, awards granted or shares issued by PG&E Corporation in assumption of, or in substitution or exchange for, prior awards or obligations of any company acquired by or combined with PG&E Corporation or its subsidiaries shall not be added to or reduce the maximum limit on shares reserved under the 2014 LTIP. In the event that a company acquired by or combined with PG&E Corporation or any of its subsidiaries has shares available under a pre-existing plan approved by shareholders that was not adopted in contemplation of the acquisition or combination, to the extent permitted by stock exchange regulations, the shares available for grant under that pre-existing plan (as adjusted to reflect the acquisition or combination) may be used for awards under the 2014 LTIP, and shall not reduce or be added back to the shares authorized for grant under the 2014 LTIP. However, awards using such shares that are available under any such pre-existing plan (1) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and (2) shall only be made to individuals who were not employees or directors of PG&E Corporation or its subsidiaries prior to the acquisition or combination.

Subject to adjustment for certain events affecting the stock of PG&E Corporation (such as stock splits stock dividends, or similar events), during any calendar year, no employee may be granted:

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Stock options or SARs covering more than 800,000 shares in the aggregate reserved for use under the 2014 LTIP,

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Restricted stock awards, RSUs, or performance shares intended to comply with the performance-based exception under Internal Revenue Code Section 162(m) for more than 1,600,000 shares in the aggregate reserved for use under the 2014 LTIP, counted at maximum payout, or

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Performance units or other cash-denominated awards that are intended to comply with the performance-based exception under Internal Revenue Code Section 162(m) under which more than $20,000,000 could be earned in the aggregate.

In addition, each of these limitations will be multiplied by two with respect to awards granted to a participant during the first calendar year in which the participant commences employment with us.

The Committee monitors the PG&E Corporation burn rate to ensure that share usage does not exceed competitive levels. PG&E Corporation's three-year average burn rate of 0.42 percent is near the median of its peer group.

Restricted Stock and Restricted Stock Units

The Committee may grant awards in the form of restricted stock, RSUs, or both.

Restricted Stock.    Restricted stock includes shares of PG&E Corporation common stock that are subject to vesting, transfer, and other restrictions, and also may be subject to performance goals. Restricted stock may be issued under the 2014 LTIP with or without requiring cash consideration.

Unless otherwise provided in the applicable award agreement, the holders of restricted stock awarded under the 2014 LTIP shall have the same voting, and other rights as PG&E Corporation's other shareholders.

Restricted Stock Units.    RSUs are a bookkeeping entry representing an equivalent number of shares of PG&E Corporation common stock, as awarded under the 2014 LTIP. RSUs may be subject to vesting, performance, or other conditions as may be established by the Committee.

Each vested restricted stock unit may be settled in the form of one share of PG&E Corporation common stock or cash equal to the value of such shares. The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. The distribution may occur or commence when all vesting conditions applicable to the RSUs have been satisfied, or it may be deferred to a later date, if permitted in the applicable award agreement.

The holders of RSUs will have no voting rights unless and until the RSUs are settled in shares of PG&E Corporation common stock.

Termination of Employment or Other Relationship with PG&E Corporation.    Unless otherwise specified in the applicable restricted stock agreement or RSU agreement, upon a participant's termination of employment or other relationship with PG&E Corporation, all unvested restricted stock and RSUs are forfeited.

Performance Awards

The Committee may grant performance awards in the form of performance shares or performance units. Specific terms of performance awards (including the number of shares or units awarded, dividend equivalents (if any), and the performance award formula, goal, and period) will be set by the Committee consistent with the 2014 LTIP. In addition, the Committee may grant restricted stock awards and RSUs that are subject to vesting based on the achievement of performance goals.

Performance Goals.    The final value of a performance award or the vesting of restricted stock or RSUs that are subject to performance goals will be based on the extent to which the established performance goals are achieved within the corresponding performance period. Performance goals are targets relating to one or more measures of business performance. Performance measures are calculated with respect to PG&E Corporation, its subsidiaries, divisions, and/or business units, or may be based on performance relative to performance of other companies or upon comparison of any of the indicators of performance relative to performance of other companies.

These measures may be based on one or more of the following objectively defined and non-discretionary business criteria and any objectively verifiable and non-discretionary adjustments thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (1) sales revenue, (2) gross margin, (3) operating margin, (4) operating income, (5) pre-tax profit, (6) earnings before interest, taxes, and depreciation and amortization (EBITDA)/ adjusted EBITDA, (7) net income, (8) expenses, (9) the market price of the stock, (10) earnings per share, (11) return on shareholder equity or assets, (12) return on capital, (13) return on net assets, (14) economic profit or economic value added (EVA), (15) market share, (16) customer satisfaction, (17) safety, (18) total shareholder return, (19) earnings, (20) cash flow, (21) revenue, (22) profits before interest and taxes, (23) profit/loss, (24) profit margin, (25) working capital, (26) price/earnings ratio, (27) debt or debt-to-equity, (28) accounts receivable, (29) write-offs, (30) cash, (31) assets, (32) liquidity, (33) earnings from operations, (34) operational reliability, (35) environmental performance, (36) funds from operations, (37) adjusted revenues, (38) free cash flow, (39) core earnings, or (40) operational performance. The Committee shall determine the extent to which applicable performance goals have been attained and, if applicable, the resulting final value of the award.

Performance Shares.    Unless otherwise provided by the Committee, the initial value of a performance share is the fair market value of one share of PG&E Corporation common stock on the grant date. The Committee will also specify the form of payment for the settlement of performance shares: cash, stock, or a combination of both.

Performance Units.    Each performance unit will have an initial value determined by the Committee.

Voting Rights.    The holders of performance share awards will have voting rights only as to those awards that settle in stock and only after the underlying shares have been issued by PG&E Corporation.

Termination of Employment or Other Relationship with PG&E Corporation.    Each performance share or performance unit agreement will describe how a participant's termination of employment or other relationship with PG&E Corporation affects that individual's performance shares or performance units.

Non Section 162(m) Awards.    Performance awards that are not intended to comply with the "qualified performance-based compensation" exception under Code Section 162(m) of the Internal Revenue Code may contain additional and/or different terms and conditions, as determined by the Committee.

Stock Options

The Committee may grant ISOs, NQSOs, and related tandem SARs. The closing price of PG&E Corporation common stock as of December 31, 2013 was $40.28 per share.

Stock Options.    Stock options allow the participant to buy a certain number of shares of PG&E Corporation common stock at an exercise price equal to at least the fair market value on the date that the option is granted (subject to certain limitations set forth in the 2014 LTIP). The participant may exercise an option only during specified time periods. Specific terms of the option will be set by the Committee.

Payment for Shares Upon Exercise of Stock Options.    At the time a stock option is exercised, shares of PG&E Corporation common stock may be purchased using the following, to the extent provided in the option agreement and permitted by law:

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Cash or certain cash equivalents,

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Shares of PG&E Corporation common stock owned by the participant, with a fair market value equal to or greater than the option exercise price,

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A "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, and delivers the net stock option sale or loan proceeds to the participant), subject to limitations set forth by the Committee and PG&E Corporation,

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A "net exercise" procedure (whereby the participant receives the number of shares with a value equivalent to the net proceeds from the participant's exercised options), or

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Any combination of the foregoing or any other method of payment which the Committee may allow.

An award agreement may provide that a stock option may be considered exercised, to the extent then vested, if, on the last day of the term of an option, the fair market value of one share of PG&E Corporation common stock exceeds the option price per share, with payment made by withholding shares otherwise issuable in connection with the exercise of the stock option. If a stock option is automatically exercised in this manner, PG&E Corporation will give the participant the number of shares for which the stock option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes. Any fractional share shall be settled in cash.

Term of Stock Options and Tandem SARs.    The maximum term of stock options and any related tandem SARs is 10 years (subject to certain limited extensions if, on the last day of the term, exercise is prohibited by law). Stock options are subject to earlier termination, as described below.

Termination of Employment or Other Relationship with PG&E Corporation.    Each stock option agreement will describe how a participant's termination of employment or other relationship with PG&E Corporation affects the exercise of that individual's stock options.

Stock Appreciation Rights (SARs)

The Committee may grant awards in the form of freestanding or related tandem SARs. SARs are a bookkeeping entry representing, for each share of PG&E Corporation common stock subject to the SAR or related stock option, the right to receive payment equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SAR or the related stock option exceeds the exercise price.

Exercisability and Term.    Specific terms of an SAR award (including the number awarded, exercise price, the date when all or any part of the SAR can be exercised, and the term) will be set by the Committee. A tandem SAR is subject to the same terms and conditions as the related stock option. A tandem SAR can be exercised only if the related option is surrendered, subject to limitations established by the Committee. No SAR will be exercisable after 10 years after the date it was granted (subject to certain limited extensions if, on the last day of the term, exercise is prohibited by law).

Exercise of SARs.    Upon exercise of an SAR, the participant will receive shares, cash, or a combination of shares and cash, as determined by the Committee. The total amount of cash and/or the fair market value of PG&E Corporation common stock received upon exercise of an SAR will be equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SAR or related option exceeds the exercise price.

An award agreement may provide that if, on the date that an SAR expires, the exercise price of the SAR is less than the fair market value of the shares underlying the SAR on that date, but any portion of the SAR has not been exercised, then the unexercised portion of the SAR, to the extent then vested, will automatically be deemed to be exercised as of that date.

Termination of Employment or Other Relationship with PG&E Corporation.    Each SAR agreement will describe how a participant's termination of employment or other relationship with PG&E Corporation affects that individual's SARs.

Automatic Awards For Non-Employee Directors

Under the 2014 LTIP, upon election to the Board at each year's annual meeting of shareholders, each director who is not an employee of PG&E Corporation or a subsidiary will automatically receive an annual incentive award. The maximum grant date value of this annual award combined with any discretionary grants made in the same calendar year to the applicable non-employee director is $400,000. The annual award will be granted after election results are certified, and may be delayed until the first business day of the next open trading window period for the common stock of PG&E Corporation.

Currently, non-employee directors are awarded RSUs with a grant date value of $105,000.

These RSUs generally vest after one year at the end of the director's elected term and may vest earlier upon the occurrence of certain events provided for in the 2014 LTIP. Subject to certain exceptions, RSUs are forfeited if the director ceases to be a member of the Board during his or her elected one-year term. Directors may elect to defer receipt of such awards in accordance with the rules set forth in the 2014 LTIP.

Notwithstanding the above, the Board retains discretion to establish different terms and conditions pertaining to automatic non-employee director awards, or to amend the program, provided that the $400,000 limit described above may only be amended with shareholder approval.

Deferred Compensation Programs

The Committee may establish one or more deferred compensation programs under the 2014 LTIP to permit certain participants to irrevocably elect prior to a date specified by the Committee to be automatically granted stock units subject to the terms of a deferred compensation award in lieu of cash or shares of PG&E Corporation common stock otherwise issuable to the participant upon the settlement of an award.

Specific terms of any stock units will be set by the Committee, consistent with terms of the 2014 LTIP.

Voting Rights.    Participants will have no voting rights with respect to shares of PG&E Corporation common stock represented by stock units until the underlying shares are issued.

Settlement of Awards.    A participant who elects to receive stock units must specify a settlement date for those units at the time of such election. Except as otherwise set forth in the award agreement, on the settlement date, the participant will receive a number of whole shares of PG&E Corporation common stock equal to the number of whole stock units subject to the deferred compensation awards. The participant will not be required to pay any additional amounts (other than applicable tax withholding) to acquire those shares. Any fractional stock units will be paid in cash.

Other Stock-Based Awards

The Committee also may grant other stock-based awards that are valued based on PG&E Corporation stock or dividends on that stock.

Dividend Equivalent Rights and Distributions

Dividends and dividend equivalents may be issued in connection with awards, the specific terms of which will be determined by the Committee, consistent with the terms of the 2014 LTIP. Dividend equivalents entitle the holder to be credited with an amount equal to all cash dividends paid on the shares underlying awards while the awards are still outstanding. However, cash dividends, stock and any other property (other than cash) distributed as a dividend, a dividend equivalent or otherwise with respect to any award that vests based on achievement of performance goals (a) shall either (i) not be paid or credited or (ii) be accumulated, (b) shall be subject to the same restrictions and risk of forfeiture as the underlying award with respect to which such cash, stock or other property has been distributed, and (c) shall be paid after such restrictions and risk of forfeiture lapse in accordance with the terms of the applicable award agreement.

Adjustments

The number of shares subject to any award, and the award limits set forth in the 2014 LTIP, generally are subject to adjustment for certain events affecting the stock of PG&E Corporation (such as stock splits, stock dividends, or similar events) and the adjusted awards generally will continue to be subject to the same terms and conditions.

No Repricing or Buyouts

The 2014 LTIP does not allow outstanding stock options or SARs to be repriced or to be bought by PG&E Corporation for cash or otherwise, unless the shareholders approve the repricing or buyout. Subject to certain exceptions, shareholder approval generally would be required for any of the following: (a) the cancellation of outstanding stock options or SARs and the grant in substitution therefore of new stock options or SARs having a lower exercise price, another award, cash or a combination thereof (other than in connection with a change in control), (b) the amendment of outstanding stock options or SARs to reduce the exercise price thereof, (c) the purchase of outstanding unexercised stock options or SARs by PG&E Corporation whether by cash payment or otherwise, or (d) any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchanges on which PG&E Corporation common stock is listed.

Other Terms of Awards

Transferability of Incentive Awards.    Awards and shares of PG&E Corporation common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. Such awards may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee may permit an Award to be assigned or transferred to a family member or other permitted transferee to the extent covered under a Form S-8 Registration Statement under the Securities Act.

Deferral of Payments.    The Committee may allow the deferral of any cash payments that may become due under the 2014 LTIP.

Effect of Change in Control.    In the event of a change in control, the acquiror may elect to assume or substitute awards under the 2014 LTIP with awards based on stock of the acquiror. Except as set forth in an applicable award agreement, in the event of a change in control, if the acquiror does not assume, continue, or substitute outstanding 2014 LTIP awards with substantially equivalent awards covering the successor's stock, then any outstanding, unexercised or unvested awards shall become fully vested or exercisable, as applicable, contingent upon the change in control. If the successor corporation does assume or continue any outstanding 2014 LTIP awards, they may be subject to accelerated vesting, exercisability, or lapse of restrictions, as the Committee or Board may determine, if the Participant is terminated in connection with the change in control.

Tax-Related Issues

Tax Withholding.    To the extent that a participant incurs any tax liability in connection with the exercise, vesting, or receipt of an incentive award, the participant's withholding obligation may be satisfied through payroll deductions or a direct cash payment to PG&E Corporation. In addition, the Committee may allow the participant to satisfy the withholding obligation by allowing PG&E Corporation to withhold a portion of the shares to be issued to the participant, up to the minimum statutory withholding rates.

Federal Income Tax Consequences.    The following is a brief description of the federal income tax consequences under current tax laws of restricted stock, RSUs, performance awards, stock options, and tandem SARs granted under the 2014 LTIP. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise, or other tax laws other than federal income tax law. In addition, this summary does not discuss the rules applicable to deferred compensation under Section 409A of the Code.

Restricted Stock.    Upon the grant of restricted stock subject to a vesting schedule, the participant will be deemed to receive taxable ordinary income equal to the fair market value of the shares at the time they vest. Upon the sale or disposition of the shares, the participant will realize capital gain or loss in an amount equal to the difference between the fair market value of the shares on the applicable vesting date and the sale or disposition price.

Section 83(b) of the Code permits a participant to elect, within 30 days after the grant of any shares of restricted stock subject to a vesting schedule, to be taxed at ordinary income rates on the fair market value of all the unvested shares received, based on the fair market value of the shares on the date of grant. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares will be taxable as capital gain instead of ordinary income when they are sold or transferred.

At the time the participant recognizes ordinary income with respect to a grant of restricted stock, PG&E Corporation will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units.    There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of RSUs. Upon the payment of RSUs, the amount received will be taxable to the participant as ordinary income, and PG&E Corporation will be entitled to a corresponding federal income tax deduction.

Performance Awards.    Performance awards are generally subject to federal income tax at the time that they are settled. PG&E Corporation is generally entitled to a corresponding federal income tax deduction at that time.

Non-Qualified Stock Options.    There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of an NQSO. Upon the exercise of an NQSO, the participant generally will have taxable ordinary income equal to the difference between the current market value of the shares and the option exercise price, and PG&E Corporation will be entitled to a federal income tax deduction in that amount.

Incentive Stock Options.    There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, upon exercise of an ISO, a participant will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option exercise price) that may result in alternative minimum tax liability.

If a participant exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the participant, any gain realized upon disposition will be taxable to the employee as a long-term capital gain, and PG&E Corporation will not be entitled to any deduction.

If a participant violates the holding period requirements, the participant will realize ordinary income in the year of disposition, and PG&E Corporation will be entitled to a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the option exercise price.

An ISO which is exercised more than three months after the participant terminates employment with PG&E Corporation generally will be treated as an NQSO for federal income tax purposes, unless the termination occurred due to death or disability.

Tandem Stock Appreciation Rights.    There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the participant as ordinary income, and PG&E Corporation will be entitled to a corresponding federal income tax deduction.

Deferred Compensation Awards.    Deferred compensation awards are generally not subject to income tax until they are payable to the participant. However, deferred compensation awards are subject to employment tax at the time of vesting. PG&E Corporation is generally entitled to a corresponding federal income tax deduction at the time that the participant is subject to income tax.

Section 162(m).    Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to PG&E Corporation's CEO and to the other covered employees under Section 162(m) of the Code. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, PG&E Corporation can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as "performance-based compensation" by complying with certain conditions imposed by the Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see "Performance Awards—Performance Goals" above). The 2014 LTIP is structured with the intention that the Committee will have the discretion to make awards under the 2014 LTIP that would qualify as "performance-based compensation" and be fully deductible. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, PG&E Corporation cannot guarantee that the awards under the 2014 LTIP will qualify for exemption under Section 162(m) of the Code.

Amendment and Termination of the 2014 LTIP and Incentive Awards

The PG&E Corporation Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the 2014 LTIP in any respect, subject to shareholder approval as set forth in the 2014 LTIP or as required by applicable laws or regulations.

The Committee also may amend or modify the terms and conditions of any incentive award, or may cancel an award.

No suspension, termination, modification, or amendment of the 2014 LTIP, and no amendment, modification, or cancellation of any award, may adversely affect a participant's rights under the 2014 LTIP or such award without the participant's consent, unless necessary to comply with applicable law.

Funding

The costs of the 2014 LTIP will be borne by PG&E Corporation.

Benefits Under the 2014 LTIP

Subject to certain limitations, the Committee (and with respect to the CEO of PG&E Corporation and the CEO or the President of the Utility, the independent members of the applicable Board) has full discretion to determine the number, type, and value of awards to be granted to eligible participants under the 2014 LTIP. In addition, subject to certain limitations, the Board has full discretion to make awards to non-employee directors. Thus, the benefits and amounts that will be received by or allocated to the eligible officers, directors, employees, and consultants of PG&E Corporation and its subsidiaries and affiliates are not determinable. In accordance with SEC rules, the following table lists the number of shares of PG&E Corporation common stock underlying awards (RSUs, target performance shares, and SISOPs) granted to each of the NEOs of PG&E Corporation and to other specified groups during 2013 pursuant to the 2006 LTIP, consistent with the compensation reported on page 48 of this Joint Proxy Statement in the table entitled "Grants of Plan-Based Awards in 2013." The amount of awards to be received by each non-employee director is determined under the automatic provisions discussed above, which may be amended from time to time at the discretion of the Board, and pursuant to the Board's discretion to grant awards, if any, to the non-employee directors.

Plan Benefits

Person or Group of Persons	Number of Units/Shares
Anthony F. Earley, Jr. Chairman of the Board, Chief Executive Officer, and President, PG&E Corporation	173,005
Christopher P. Johns President, Pacific Gas and Electric Company	59,290
Kent M. Harvey Senior Vice President and Chief Financial Officer, PG&E Corporation; Senior Vice President, Financial Services, Pacific Gas and Electric Company	35,570
Hyun Park Senior Vice President and General Counsel, PG&E Corporation	23,720
John R. Simon Senior Vice President, Human Resources, PG&E Corporation and Pacific Gas and Electric Company	13,040
Nickolas Stavropoulos(1) Executive Vice President, Gas Operations, Pacific Gas and Electric Company	26,090
Dinyar B. Mistry(1) Vice President, Chief Financial Officer, and Controller, Pacific Gas and Electric Company	8,300
All executive officers as a group(2)	519,637
All directors who are not executive officers as a group	29,905
All employees, including current officers who are not executive officers of PG&E Corporation or Pacific Gas and Electric Company, as a group(3)	1,359,830
(1)
Mr. Stavropolous and Mr. Mistry are executive officers of Pacific Gas and Electric Company, and are named in the Summary Compensation Table on page 46 of this Joint Proxy Statement.

(2)
Includes executive officers of both PG&E Corporation and Pacific Gas and Electric Company. For executive officers of PG&E Corporation only, the number of shares/units would be 317,122.

(3)
Includes shares/units provided to employees of PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries. Excludes shares/units provided to executive officers of PG&E Corporation and executive officers of Pacific Gas and Electric Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 concerning shares of PG&E Corporation common stock authorized for issuance under PG&E Corporation's existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders	6,194,819	&zwsp; (1)	$32.98	3,310,474	&zwsp; (2)
Equity compensation plans not approved by shareholders	—		—	—
Total equity compensation plans	6,194,819	&zwsp; (1)	$32.98	3,310,474	&zwsp; (2)
(1)
Includes 46,185 phantom stock units, 2,329,256 restricted stock units and 3,566,966 performance shares. The weighted average exercise price reported in column (b) does not take these awards into account. For a description of these performance shares, see Note 6: Common Stock and Share-Based Compensation of the Notes to the Consolidated Financial Statements in the 2013 Annual Report, which description is incorporated herein by reference. For performance shares, amounts reflected in this table assume payout in shares at 200% of target. The actual number of shares issued can range from 0% to 200% of target depending on achievement of total shareholder return objectives. Also, restricted stock units and performance shares are generally settled in net shares. Upon vesting, shares with a value equal to required tax withholding will be withheld and, in lieu of issuing the shares, taxes will be paid on behalf of employees. Shares not issued due to share withholding or performance achievement below maximum will be available again for issuance.

(2)
Represents the total number of shares available for issuance under the PG&E Corporation Long-Term Incentive Program ("LTIP") and the 2006 LTIP as of December 31, 2013. Outstanding stock-based awards granted under the LTIP include stock options and phantom stock. The LTIP expired on December 31, 2005. The 2006 LTIP, which became effective on January 1, 2006, authorizes up to 12 million shares to be issued pursuant to awards granted under the 2006 LTIP. Outstanding stock-based awards granted under the 2006 LTIP include stock options, restricted stock, restricted stock units, phantom stock, and performance shares. For a description of the 2006 LTIP, see Note 6: Common Stock and Share-Based Compensation of the Notes to the Consolidated Financial Statements in the 2013 Annual Report, which description is incorporated herein by reference. Does not include the 17,000,000 shares of PG&E Corporation proposed to be reserved for issuance under the 2014 LTIP.

The Board of Directors of PG&E Corporation Unanimously Recommends a Vote FOR this Proposal.

Share Ownership Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or the Utility as of March 7, 2014.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) 77 Beale Street P.O. Box 770000 San Francisco, CA 94177	264,374,809		96.24%
PG&E Corporation common stock	BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	26,442,347	(3)	5.9%
PG&E Corporation common stock	Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	41,425,500	(4)	9.2%
PG&E Corporation common stock	Franklin Resources, Inc. and related entities(5) One Franklin Parkway San Mateo, CA 94403	32,243,462	(5)	7.2%
PG&E Corporation common stock	T. Rowe Price Associates Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	26,537,755	(6)	5.9%
PG&E Corporation common stock	The Vanguard Group Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	23,528,333	(7)	5.23%
(1)
The Utility's common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)
As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Utility common stock. As of March 7, 2014, PG&E Corporation held 100 percent of the issued and outstanding shares of Utility common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Utility preferred stock.

(3)
The information relates to beneficial ownership as of December 31, 2013, as reported in an amended Schedule 13G filed with the SEC on February 4, 2014 by BlackRock, Inc. ("BlackRock"). For these purposes, BlackRock has sole voting power with respect to 22,243,538 shares of PG&E Corporation common stock, sole dispositive power with respect to 26,419,621 shares of PG&E Corporation common stock, and shared voting and shared dispositive power with respect to 22,726 shares of PG&E Corporation common stock held by BlackRock subsidiaries reported in the Schedule 13G, which include BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock Life Limited.

(4)
The information relates to beneficial ownership as of December 31, 2013, as reported in an amended Schedule 13G filed with the SEC on February 13, 2014 by Capital World Investors. For these purposes, Capital World Investors has sole voting power and sole dispositive power with respect to 41,425,500 shares of PG&E Corporation common stock and shared voting and shared dispositive power with respect to 0 shares of PG&E Corporation common stock held by Capital World Investors.

(5)
The information relates to beneficial ownership as of December 31, 2013, as reported in an amended Schedule 13G filed with the SEC on February 13, 2014 on behalf of Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Messrs. Johnson and Johnson each own greater than 10 percent of the outstanding common stock of FRI. For these purposes, each of FRI and the two Messrs. Johnson are considered beneficial owners of 32,243,462 shares of PG&E Corporation common stock. None of these three have voting or investment power over these shares. Such shares also are considered to be beneficially owned by the following FRI investment management subsidiaries, as reported in the amended Schedule 13G: Franklin Advisers, Inc., Templeton Global Advisors Limited, Templeton Asset Management Ltd., Franklin Templeton Investments Corp., and Fiduciary Trust Company International. Franklin Advisers, Inc. accounts for beneficial ownership of 31,525,033 shares, and therefore also is reported in the amended Schedule 13G as a beneficial owner of more than 5 percent of PG&E Corporation common stock. Franklin Advisers, Inc. has sole voting power with respect to 31,291,143 shares of PG&E Corporation common stock and sole dispositive power with respect to 31,525,033 shares of PG&E Corporation common stock.

(6)
The information relates to beneficial ownership as of December 31, 2013, as reported in a Schedule 13G filed with the SEC on February 13, 2014 by T. Rowe Price Associates, Inc. ("Price Associates"). For these purposes, Price Associates has sole voting power with respect to 7,878,954 shares of PG&E Corporation common stock and sole dispositive power with respect to 26,494,205 shares of PG&E Corporation common stock held by Price Associates.

(7)
The information relates to beneficial ownership as of December 31, 2013, as reported in a Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group, Inc. ("Vanguard"). For these purposes, Vanguard has sole voting power with respect to 938,330 shares of PG&E Corporation common stock, shared voting power with respect to 0 shares of PG&E Corporation common stock and sole dispositive power with respect to 22,843,881 shares and shared dispositive power with respect to 684,452 shares of PG&E Corporation common stock acquired by Vanguard subsidiaries reported in the Schedule 13G, which include Vanguard Fiduciary Trust Company ("VFTC"), and Vanguard Investments Australia, Ltd. ("VIA").

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 7, 2014 by the directors, the nominees for director, NEOs, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 7, 2014, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation's deferred compensation and equity plans. Directors and Section 16 Officers of PG&E Corporation and the Utility may not engage in any hedging or monetization transactions that limit or eliminate the officer's ability to profit from an increase in the value of company stock, and generally are prohibited from pledging company stock as collateral for a loan.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
Lewis Chew(6)	6,074	*	0	6,074
C. Lee Cox(6)	10,160	*	12,773	22,933
Anthony F. Earley, Jr.(6)(7)	88,819	*	0	88,819
Fred J. Fowler(6)	125	*	0	125
Maryellen C. Herringer(6)	9,612	*	30,824	40,436
Christopher P. Johns(8)	24,167	*	35,141	59,308
Richard C. Kelly(6)	0	*	1,092	1,092
Roger H. Kimmel(6)	6,410	*	3,847	10,257
Richard A. Meserve(6)	4,221	*	5,283	9,504
Forrest E. Miller(6)	6,410	*	9,376	15,786
Rosendo G. Parra(6)	1,054	*	0	1,054
Barbara L. Rambo(6)	5,929	*	7,665	13,594
Barry Lawson Williams(6)	15,944	*	13,335	29,279
Kent M. Harvey(9)	12,675	*	6,910	19,585
Hyun Park(10)	37,305	*	3,657	40,962
John R. Simon(10)	8,189	*	141	8,330
Nickolas Stavropoulos(11)	11,283	*	2,215	13,498
Dinyar B. Mistry(12)	3,041	*	0	3,041
All PG&E Corporation directors and executive officers as a group (17 persons)	244,599	*	130,266	374,865
All Utility directors and executive officers as a group (29 persons)	356,485	*	146,234	502,719
*
Less than 1 percent

(1)
This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

  This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Cox 10,160 shares, Ms. Herringer 2,100 shares, all PG&E Corporation directors and executive officers as a group 12,260 shares, and all Utility directors and executive officers as a group 12,260 shares. No reported shares are pledged.

(2)
This column includes the following shares of PG&E Corporation common stock that the listed individuals have the right to acquire within 60 days of March 7, 2014 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program or the 2006 LTIP: Ms. Herringer 2,491 shares, Mr. Kimmel 4,090 shares, Mr. Miller 4,090 shares, all PG&E Corporation directors and executive officers as a group 10,671 shares, and all Utility directors and executive officers as a group 10,671 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the 2006 LTIP, as appropriate.

(3)
This column includes restricted shares of PG&E Corporation common stock granted under the 2006 LTIP. As of March 7, 2014, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Chew 421 shares, Mr. Cox 674 shares, Ms. Herringer 674 shares, Mr. Kimmel 674 shares, Dr. Meserve 674 shares, Mr. Miller 674 shares, Mr. Parra 421 shares, Ms. Rambo 674 shares, Mr. Williams 674 shares, all PG&E Corporation directors and executive officers as a group 5,560 shares, and all Utility directors and executive officers as a group 5,560 shares.

(4)
The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 7, 2014.

(5)
This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)
Mr. Chew, Mr. Cox, Mr. Earley, Mr. Fowler, Ms. Herringer, Mr. Kelly, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and the Utility.

(7)
Mr. Earley is a director of PG&E Corporation and the Utility and the Chairman of the Board, CEO, and President of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(8)
Mr. Johns is a director and the President of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(9)
Mr. Harvey is Senior Vice President and Chief Financial Officer of PG&E Corporation and is also an officer of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(10)
Mr. Park and Mr. Simon are officers of PG&E Corporation. Mr. Simon is also an officer of the Utility. They are included in the Summary Compensation Table as NEOs of PG&E Corporation.

(11)
Mr. Stavropoulos is Executive Vice President, Gas Operations. He is included in the Summary Compensation Table as an NEO of the Utility.

(12)
Mr. Mistry is Vice President, Chief Financial Officer, and Controller of the Utility. He is also an officer of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of the Utility.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation's and the Utility's directors and certain officers, as well as persons who own greater than 10 percent of PG&E Corporation's or the Utility's equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2013, all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the applicable company.

Related Party Transactions

Approval Policies

At their December 20, 2006, February 20, 2008, and February 18, 2009 meetings, the Boards of PG&E Corporation and the Utility each adopted or amended the companies' Related Party Transaction Policy ("Policy"). The Policy applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 ("Item 404(a)"), except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company's Audit Committee must review, approve, and/or ratify related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a), as described below) with values exceeding $10,000 in which either company participates and in which any "Related Party" has a material direct or indirect interest. For these purposes, "Related Party" generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company's voting securities, and (3) those parties' immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management will make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain Committee approval or ratification, the Chair of the applicable Audit Committee may elect to approve a particular related party transaction and then report such approval to the full Audit Committee at the Committee's next regularly scheduled meeting. If the Chair of the applicable Audit Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee, provided that such member reports such approval to the full Committee at the Committee's next regularly scheduled meeting.

As part of the Audit Committees' review of any related party transaction, the Committees consider whether the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

However, as provided in Item 404(a), the following types of transactions are excluded:

•
Transactions where the rates or charges are determined by competitive bids,

•
Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,

•
Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,

•
Benefits received on a pro-rata basis by holders of PG&E Corporation or Utility securities,

•
Transactions where the individual's interest arises solely (1) from such person's position as a director of another corporation or organization which is a party to the transaction, (2) from the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transaction, or (3) from both such position and ownership,

•
Transactions where the individual's interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their respective subsidiaries or affiliates, and the transaction is not material to such other person,

•
Transactions where the individual's interest arises only from such person's position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual's interest (when aggregated with any other Related Parties) is less than 10 percent and the individual does not serve as a general partner of, nor hold another position in, the partnership,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Regulation S-K, Item 402,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Regulation S-K, Item 402 as compensation earned for services if that individual were an executive officer named in the Summary Compensation Table, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (and the executive officer is not an immediate family member of another Related Party), or

•
Compensation provided to a director, provided that such compensation is reported pursuant to Regulation S-K, Item 407.

Since January 1, 2013, all related party transactions have been approved by the applicable Audit Committee in accordance with this Policy.

Related Person Transactions

Since January 1, 2013, three providers of asset management services also have been beneficial owners of at least 5 percent of PG&E Corporation common stock: BlackRock, Inc. ("BlackRock"), State Street Corporation ("State Street"), and T. Rowe Price Associates Inc. ("Price Associates"). The nature and value of services provided by these 5 percent shareholders and their affiliates since January 1, 2013 are described below. As of December 31, 2013, State Street no longer considered itself the beneficial owner of at least 5 percent of PG&E Corporation's common stock.

•
Affiliates of BlackRock provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, BlackRock's affiliates earned approximately $3.7 million in fees during 2013.

•
Affiliates of State Street provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, State Street's affiliates earned approximately $3.1 million in fees during 2013, of which approximately $2.5 million consisted of management fees paid by participants in the Pacific Gas and Electric Company Retirement Savings Plan.

•
Affiliates of Price Associates provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, T. Rowe Price's affiliates earned approximately $1.8 million in fees during 2013.

In each of these cases, the services (1) were approved by the PG&E Corporation and Utility Audit Committees, (2) were initiated before the entity became a 5 percent shareholder, and (3) were subject to terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. PG&E Corporation and the Utility expect that these entities will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.

 Legal Proceedings

There are four purported shareholder derivative lawsuits outstanding against PG&E Corporation and the Utility seeking recovery on behalf of PG&E Corporation and the Utility for alleged breaches of fiduciary duty by officers and directors, among other claims. The plaintiffs for three of these lawsuits have filed a consolidated complaint with the San Mateo County Superior Court. The court has lifted the stay that it had previously ordered in these proceedings for the limited purpose of allowing the parties to exchange information and discuss possible resolution. The remaining purported shareholder derivative lawsuit, filed in the U.S. District Court for the Northern District of California, remains stayed. PG&E Corporation and the Utility are uncertain when and how these derivative lawsuits will be resolved.

 Website Availability of Governance Documents

Current copies of the following corporate governance documents are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/corp_gov) or the Utility's website (www.pge.com/about/company), as appropriate.

  •
  Corporate Governance Guidelines for PG&E Corporation and Pacific Gas and Electric Company (which include definitions of "independence" for directors)

  •
  Charters for the standing committees of the PG&E Corporation and Utility Boards of Directors, including:

  o
  Audit Committees of PG&E Corporation and the Utility

  o
  Compensation Committee of PG&E Corporation

  o
  Executive Committees of PG&E Corporation and the Utility

  o
  Finance Committee of PG&E Corporation

  o
  Nominating and Governance Committee of PG&E Corporation

  o
  Nuclear, Operations, and Safety Committee of PG&E Corporation

  o
  Public Policy Committee of PG&E Corporation

  •
  Code of Conduct for Employees (including executive officers)

  •
  Code of Conduct for Directors

General Information About the Annual Meetings and Voting

How do I vote?

You can attend and vote at the annual meetings (directions are on the back of this Joint Proxy Statement), or the proxyholders will vote your shares as you indicate on your proxy.

If your shares are not registered to you directly but are held indirectly through a broker, bank, trustee, nominee, or other third party ("nominee"), follow the instructions provided by your nominee to vote your shares.

If your shares are registered to you directly, there are three ways to submit your proxy:

1.
Over the Internet. You may submit your proxy over the Internet either (i) by following the instructions in the Notice of Internet Availability, or (ii) for shareholders who received the proxy materials by mail, by following the instructions on the proxy card.

2.
By telephone. If you received your proxy materials by mail, you may submit your proxy by calling the toll-free number on the proxy card.

3.
By mail. If you received your proxy materials by mail, you may submit your proxy by completing, signing, and dating the proxy card and mailing it in the postage-paid envelope provided.

If you submit your proxy over the Internet or by telephone, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 12, 2014. These Internet and telephone voting procedures comply with California law. If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Monday, May 12, 2014.

What am I voting on, and what are each Board's voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Approval of the PG&E Corporation 2014 Long-Term Incentive Plan	For this proposal

The Utility's shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. A director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee's election or the proposal.

When determining whether a majority of the votes cast have approved the PG&E Corporation 2014 Long-Term Incentive Plan ("2014 LTIP"), an "abstention" will have the same effect as a vote against the 2014 LTIP. Abstentions will not be considered in determining whether a majority of the shares represented and voting have elected a director nominee or approved any other proposal. Any broker non-votes (see definition below under "What is a broker non-vote?") that occur with respect to a director nominee or a proposal will not be considered in determining whether a majority of the shares represented and voting have elected a director or approved that proposal. As explained below, broker non-votes do not apply to the ratification of the appointment of the independent registered public accounting firm.

In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. For this purpose, abstentions could prevent the election of a director nominee or the approval of a proposal, and broker non-votes that occur with respect to the election of a director nominee or a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum.

Abstentions and broker non-votes also are considered in determining whether a quorum is present at each meeting.

Where shareholders are being asked for an advisory vote or for ratification, any approval of an item will be non-binding on the affected company but will be considered by that company's directors.

What is a broker non-vote?

If you hold your shares indirectly through your broker, then your broker is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker with instructions as to how you want your shares to be voted. Under the rules of the NYSE, if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the ratification of the appointment of the independent registered public accounting firm. However, your broker may not use its discretion to vote your shares on certain other matters, like director elections, advisory votes on executive compensation, approval of equity compensation plans, and shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a "broker non-vote" occurs with respect to these other matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock in your account as of the close of business on March 13, 2014 (the "record date"), including shares in the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan. If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock in your account as of the record date.

If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately on each company's proposals. If you receive more than one copy of the Notice of Internet Availability or more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares in all of your accounts.

How many copies of the Notice of Internet Availability or the Joint Notice, the Joint Proxy Statement, and the 2013 Annual Report will I receive?

Registered Holders.    You will receive one Notice of Internet Availability for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one Joint Notice, one Joint Proxy Statement, a proxy card or voting instruction card, and one 2013 Annual Report for each account.

Beneficial Owners.    If you receive your proxy materials through Broadridge Investor Communication Solutions ("Broadridge"), and there are multiple beneficial owners at the same address, you may receive fewer Notices of Internet Availability or fewer paper copies of the Joint Notice, the Joint Proxy Statement, and the 2013 Annual Report (together, the "2014 Proxy Materials") than the number of beneficial owners at that address. SEC rules permit Broadridge to deliver only one Notice of Internet Availability or only one copy of the 2014 Proxy Materials to multiple beneficial owners sharing an address, unless the applicable company receives contrary instructions from any beneficial owner at that address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the Notice of Internet Availability, or only one copy of the proxy materials, at a shared address but you wish to receive an additional copy of the Notice of Internet Availability or of the 2014 Proxy Materials or any future proxy materials, or (2) you share an address with other beneficial owners who also receive their separate Notices of Internet Availability or proxy materials through Broadridge and you wish to request delivery of a single copy of the Notice of Internet Availability or of the proxy materials to the shared address in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, or call 1-415-973-8200.

Are proxy materials for the annual meetings available on-line?

Yes. You can go on-line at
http://investor.pgecorp.com/financials/annual-reports-and-proxy-statements to access the 2014 Proxy Materials.

You also can vote your proxy over the Internet. Specific voting instructions also are included on the Notice of Internet Availability and on the proxy card or voting instruction card.

What if I submit my proxy but I do not specify how I want my shares voted?

For PG&E Corporation shareholders, the PG&E Corporation proxyholders will vote your shares in accordance with the PG&E Corporation Board's recommendations, which are as follows: "For" each of the nominees for director and "For" Items 2, 3, and 4. For Utility shareholders, the Utility's proxyholders will vote your shares in accordance with the Utility Board's recommendations, which are as follows: "For" each of the nominees for director and "For" Items 2 and 3.

What if I do not submit my proxy?

Your shares will not be voted if you do not submit a proxy or vote at the annual meetings, unless your broker votes your shares in the broker's discretion, as discussed above under "What is a broker non-vote?"

Can I change my proxy vote?

If your shares are registered to you directly, you can change your proxy vote or revoke your proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, or (4) submitting a written ballot at the annual meetings.

If your shares are not registered to you directly but are registered in the name of your nominee (such as a broker, bank, trustee, or other third party), follow the instructions provided by your nominee to change your vote or revoke your proxy.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Corporate Election Services will act as the proxy tabulators and the inspectors of election for the 2014 annual meetings. Corporate Election Services is independent of PG&E Corporation and the Utility and the companies' respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

As of the record date, there were 462,348,741 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the record date, there were 10,319,782 shares of Utility preferred stock, $25 par value, and 264,374,809 shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

May I attend the annual meetings?

All PG&E Corporation and Utility shareholders of record as of the record date may attend the annual meetings. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meetings.

If you are a registered shareholder and you received a Notice of Internet Availability, your Notice of Internet Availability will be your admission ticket. If you receive a proxy card, your admission ticket will be attached to your card. Please bring your admission ticket (which may be your Notice of Internet Availability) to the annual meetings.

If a nominee holds your shares, please inform that party that you plan to attend the annual meetings, and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings, and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your March 2014 brokerage or bank account statement showing that you owned PG&E Corporation or Utility stock as of the March 13, 2014 record date.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder's proposal, if applicable, or (4) financial or legal advisors.

Shareholders must provide advance written notice to the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, if they intend to bring any legal proxy, qualified representative, or advisor to the annual meetings. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on May 5, 2014, in order to allow enough time for the issuance of additional admission tickets. We recommend that shareholders send their notice using a delivery method that indicates when the notice was received at the principal executive office of the applicable company.

How will the annual meetings be conducted?

The Chairman of the Board of PG&E Corporation or his designee will preside over the annual meetings and will make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the annual meetings, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or the Utility.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

Can shareholders introduce other proposals (including director nominations) during the annual meetings?

The Bylaws of PG&E Corporation and the Utility each require advance written notice of the intention to introduce a shareholder proposal or bring other matters for action (including introducing nominees for director) at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2014 annual meetings must have been received at the principal executive office of the applicable company by February 7, 2014. The companies did not receive timely advance written notice of any shareholder matters that will be introduced at the annual meetings.

How much will this proxy solicitation cost?

PG&E Corporation and the Utility hired AST Phoenix Advisors to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $14,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The solicitation of proxies also may be made in person, by telephone, or by electronic communications by the companies' respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities.

 2015 Annual Meetings

What is the date of the 2015 annual meetings?

PG&E Corporation and the Utility currently anticipate that the date of their 2015 annual meetings will be roughly one year after the date of the 2014 annual meetings. Exact dates will be communicated to shareholders in the proxy materials for that meeting.

Can shareholders introduce proposals (including director nominations) during the 2015 annual meetings?

If you would like to introduce a shareholder proposal or other business during PG&E Corporation's or the Utility's 2015 annual meeting, each company's Bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on February 17, 2015. However, if the 2015 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2014 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2015 annual meeting.

If you would like to nominate an individual for director during the annual meeting, certain additional information must be provided in your advance written notice. For more information on the director nomination process, see page 15 of this Joint Proxy Statement.

If you wish to submit advance notice of any business to be brought before the 2015 annual meetings, we recommend that you use a delivery method that indicates when the advance notice of other business was received at the principal executive office of the applicable company.

Is there a different due date that applies if I want my shareholder proposal to be included in the proxy statement for the 2015 annual meetings?

Yes. If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation's or the Utility's 2015 annual meeting, the applicable company's Corporate Secretary must receive your proposal after the date of the 2014 annual meetings, but by 5:00 p.m., Pacific time, on December 3, 2014.

If you wish to submit a shareholder proposal for inclusion in the 2015 proxy statement, we recommend that you use a delivery method that indicates when your proposal was received at the principal executive office of the applicable company.

Appendix A
PG&E Corporation
Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies

For the 2013 officer compensation program, the general industry comparator groups provided by Aon Hewitt and Towers Watson included the following companies:

AECOM Technology Corporation	Devon Energy Corporation
AFLAC, Inc.	Dignity Health
Agrium, Inc.	Discover Financial Services
Air Liquide	Dollar General Corporation
Air Products and Chemicals, Inc.	Eaton Corporation
Alcatel-Lucent	eBay Inc.
Alcoa Inc.	Eisai Co., Ltd.
Altria Group, Inc.	Eli Lilly and Company
Ameriprise Financial, Inc.	EMC Corporation
Amgen Inc.	Emerson Electric Co.
Anadarko Petroleum Corporation	Estee Lauder
Apache Corporation	Federal Reserve Bank of San Francisco
ARAMARK Corporation	Fluor Corporation
Arrow Electronics	Ford Motor Credit Company LLC
Aurora Healthcare	Freeport-McMoRan Copper & Gold
Automatic Data Processing, Inc.	Gap Inc.
AutoNation, Inc.	General Mills, Inc.
Avon Products, Inc.	Genuine Parts Company
Baker Hughes Incorporated	Genworth Financial
Ball Corporation	Gilead Sciences
Bank of New York Mellon	Goodrich Corporation
Baxter International Inc.	Grupo Ferrovial
BB&T Corporation	H. J. Heinz Company
BJ's Wholesale Club	Hartford Financial Services Group
Blue Cross Blue Shield of Florida	Health Net, Inc.
Blue Shield of California	Hertz Corporation
Boehringer Ingelheim	Highmark
Bristol-Myers Squibb Company	Hillshire Brands Company
Capital One Financial	Horizon Blue Cross Blue Shield of New Jersey
Carnival	Illinois Tool Works Inc.
Case New Holland	Independence Blue Cross
CBS	Ingersoll-Rand Company
Chubb Corporation	J. C. Penney Company, Inc.
CIGNA Corporation	Jabil Circuit, Inc.
CNA Financial Corporation	Jacobs Engineering Group, Inc.
Coca-Cola Enterprises	KBR, Inc.
Colgate-Palmolive Company	Kellogg Company
Compass Group	Kimberly-Clark Corporation
ConAgra Foods, Inc.	Kinder Morgan Inc.
Covidien	Kohl's Corporation
Crown Holdings, Inc.	Kyocera Corporation
CSC	L-3 Communications Corporation
CSX Corporation	Limited
Cummins, Inc.	Limited Brands, Inc.
Danaher Corporation	Lincoln Financial Group
Dean Foods Company	Loews
Delphi Automotive PLC	Luxottica Retail

A-1

 Appendix A
PG&E Corporation
Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies
Continued

ManpowerGroup	Seagate Technology
Marathon Oil	Sherwin Williams Company
Marriott International, Inc.	Sodexo, Inc.
Marsh & McLennan	Stanley Black & Decker
Massachusetts Mutual Life Insurance Company	Starbucks Corporation
Medtronic, Inc.	State Street Corporation
Micron Technology, Inc.	Stryker Corporation
MillerCoors	SunTrust Banks, Inc.
Monsanto Company	Takeda Pharmaceutical Company
Mosaic	TD Bank Financial Group
Motorola Mobility, Inc.	TE Connectivity Ltd.
Motorola Solutions	Telvent
Navistar International	Tenet Healthcare Corporation
Newmont Mining Corporation	Tennessee Valley Authority
NIKE, Inc.	Textron Inc.
Nordstrom	The Goodyear Tire & Rubber Company
Norfolk Southern Corporation	Thermo Fisher Scientific, Inc.
NRG Energy, Inc.	Thomson Reuters
Occidental Petroleum Corporation	Time Warner Cable Inc.
Office Depot	TransCanada Corporation
ONEOK Inc.	Transocean Ltd.
PACCAR Inc.	TRW Automotive
Paramount	Tyco Integrated Security
Parker Hannifin Corporation	U.S. Bancorp
Pearson Group	Union Pacific Corporation
PPG Industries, Inc.	United States Steel Corporation
Praxair, Inc.	Unum Group
Principal Financial Group, Inc.	URS Corporation
Progress Energy, Inc.	VF Corporation
Progressive Corporation	Viacom Inc.
Providence Health & Services	Visa Inc.
QUALCOMM Incorporated	Visteon Corporation
R. R. Donnelley	W.W. Grainger, Inc.
Raytheon Company	Waste Management, Inc.
Reckitt Benckiser PLC	Whirlpool Corporation
Research In Motion Ltd	Whole Foods Market
Reynolds American Inc.	Xerox Corporation
Ross Stores, Inc.	Yum Brands, Inc.
Science Applications International Corporation

A-2

Appendix B
PG&E Corporation
2014 Long-Term Incentive Plan

(As adopted effective [May [12], 2014])

1.         ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

            1.1         Establishment.    The PG&E Corporation 2014 Long-Term Incentive Plan (the "Plan") is hereby established effective as of the date approved by the shareholders of the Company (the "Effective Date"). This Plan replaces the PG&E Corporation 2006 Long-Term Incentive Plan.

            1.2         Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company's shareholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

            1.3         Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which no Awards remain outstanding under the Plan. However, the term during which all Awards shall be granted, if at all, shall be within ten (10) years from the Effective Date. Moreover, Incentive Stock Options shall not be granted later than February 19, 2024 (ten (10) years from the date on which the Plan was adopted by the Board).

2.         DEFINITIONS AND CONSTRUCTION.

            2.1         Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

                          (a)       "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

                          (b)       "Award" means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

                          (c)       "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant (which may also be in electronic form).

                          (d)       "Board" means the Board of Directors of the Company.

                          (e)       "Change in Control" means, unless otherwise defined by the Participant's Award Agreement or contract of employment or service, the occurrence of any of the following:

                                      (i)         any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan for Employees or any trustee, agent or other fiduciary for any such plan acting in such person's capacity as such fiduciary, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), of stock of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting stock; or

                                      (ii)        during any two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office (1) who were Directors at the beginning of the period or (2) whose election or nomination was previously so approved; or

                                      (iii)       the consummation of any consolidation or merger of the Company other than a merger or consolidation which would result in the holders of the voting stock of the Company outstanding immediately prior thereto continuing to directly or indirectly hold at least seventy percent (70%) of the Combined Voting Power of the Company, the surviving entity in the merger or consolidation or the parent of such surviving entity outstanding immediately after the merger or consolidation; or

                                      (iv)       (1) the consummation of any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company, or (2) the approval of the Shareholders of the Company of a plan of liquidation or dissolution of the Company.

For purposes of paragraph (iii), the term "Combined Voting Power" shall mean the combined voting power of the Company's or other relevant entity's then outstanding voting stock.

                          (f)        "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                          (g)       "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

                          (h)       "Company" means PG&E Corporation, a California corporation, or any successor corporation thereto.

                          (i)        "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

                          (j)        "Deferred Compensation Award" means an award of Stock Units granted to a Participant pursuant to Section 12 of the Plan.

                          (k)       "Director" means a member of the Board.

                          (l)        "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code, except as otherwise set forth in the Plan or an Award Agreement.

                          (m)      "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

                          (n)       "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

                          (o)       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                          (p)       "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                                      (i)         Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

                                      (ii)        Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

                                      (iii)       If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

                          (q)       "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                          (r)        "Insider" means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                          (s)        "Net-Exercise" means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:

      X
      =   Y(A-B)/A, where

      X
      =   the number of shares of Stock to be issued to the Participant upon exercise of the Option;

      Y
      =   the total number of shares with respect to which the Participant has elected to exercise the Option;

      A
      =   the Fair Market Value of one (1) share of Stock;

      B
      =   the exercise price per share (as defined in the Participant's Award Agreement).

                          (t)        "Non-employee Director" means a Director who is not an Employee.

                          (u)       "Non-employee Director Award" means an Award granted to a Non-employee Director pursuant to Section 7 of the Plan.

                          (v)       "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

                          (w)      "Officer" means any person designated by the Board as an officer of the Company.

                          (x)       "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 or Section 7 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                          (y)       "Option Expiration Date" means the date of expiration of the Option's term as set forth in the Award Agreement.

                          (z)       "Parent Corporation" means any present or future "parent corporation" of the Company in an unbroken chain of corporations ending with the Company in which each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                          (aa)     "Participant" means any eligible person who has been granted one or more Awards.

                          (bb)     "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

                          (cc)     "Participating Company Group" means, at any point in time, all entities collectively which are then Participating Companies.

                          (dd)     "Performance Award" means an Award of Performance Shares or Performance Units.

                          (ee)     "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

                          (ff)       "Performance Goal" means a performance goal established by the Committee pursuant to Section 10.3 of the Plan.

                          (gg)     "Performance Period" means a period established by the Committee pursuant to Section 10.3 of the Plan at the end of which one or more Performance Goals are to be measured.

                          (hh)     "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

                          (ii)       "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

                          (jj)       "Prior Plan" means the PG&E Corporation 2006 Long-Term Incentive Plan.

                          (kk)     "Restricted Stock Award" means an Award of Restricted Stock.

                          (ll)       "Restricted Stock Unit" or "Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 or Section 12 of the Plan, respectively, to receive a share of Stock or payment equal to the value of a share of Stock on a date determined in accordance with the provisions of Section 11 or Section 12, as applicable, and the Participant's Award Agreement.

                          (mm)   "Restriction Period" means the period established in accordance with Section 9.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

                          (nn)     "Retirement" means termination as an Employee with the Participating Company Group at age 55 or older, provided that the Participant was an Employee for at least five consecutive years prior to the date of such termination.

                          (oo)     "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                          (pp)    "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

                          (qq)     "Section 162(m)" means Section 162(m) of the Code.

                          (rr)      "Section 409A Change in Control" means a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A of the Code, as such definition applies to the Company.

                          (ss)      "Securities Act" means the Securities Act of 1933, as amended.

                          (tt)       "Separation from Service" means a Participant's "separation from service," within the meaning of Section 409A of the Internal Revenue Code.

                          (uu)     "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such

Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant's Service shall be deemed terminated and any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option commencing on the third (3rd) month from such deemed termination, unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                          (vv)     "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

                          (ww)   "Stock-Based Awards" means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 12 of the Plan.

                          (xx)     "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company in an unbroken chain of corporations beginning with the Company in which each of the corporations other than the last corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                          (yy)     "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary Corporation or with which the Company or any Subsidiary Corporation combines.

                          (zz)     "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

                          (aaa)   "Vesting Conditions" mean those conditions established in accordance with Section 9.4 or Section 11.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service, or other deadline for satisfying such conditions, as applicable.

            2.2         Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.         ADMINISTRATION.

            3.1         Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

            3.2         Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition, to the extent specified in a resolution adopted by the Board, the Chief Executive Officer of the Company shall have the authority to grant Awards to an Employee who is not an Insider and who is receiving a salary below the level which requires approval by the Committee; provided that the terms of such Awards conform to guidelines established by the Committee and provided further that at the time of making such Awards the Chief Executive Officer also is a Director.

            3.3         Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

            3.4         Committee Complying with Section 162(m).    While the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

            3.5         Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                          (a)       to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award based on the recommendation of the Chief Executive Officer of the Company (except that Awards to the Chief Executive Officer shall be based on the recommendation of the independent members of the Board in compliance with applicable stock exchange rules, Non-employee Director Awards shall be granted automatically pursuant to Section 7 of the Plan, and other Awards to Non-employee Directors shall be approved by the Board);

                          (b)       to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

                          (c)       to determine the Fair Market Value of shares of Stock or other property;

                          (d)       to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

                          (e)       to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

                          (f)        to approve one or more forms of Award Agreement;

                          (g)       to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, subject, in the case of an adversely affected Award, to the affected Participant's consent unless necessary to comply with any applicable law, regulation, or rule;

                          (h)       to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

                          (i)        without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee, and subject to limitations set forth in Section 3.6;

                          (j)        to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

                          (k)       to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

                          (l)        to delegate to the Chief Executive Officer or the Senior Vice President of Human Resources the authority with respect to ministerial matters regarding the Plan and Awards made under the Plan.

            3.6         Option or SAR Repricing/Buyout.    Notwithstanding anything to the contrary set forth in the Plan, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Company shall not approve a program providing for any of the following: (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price, another Award, cash or a combination thereof (other than in connection with a Change in Control), (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof, (c) the purchase of outstanding unexercised Options or SARs by the Company whether by cash payment or otherwise, or (d) any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchanges on which the Stock is listed. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code. For the avoidance of doubt, this Section 3.6 shall not preclude any action taken without shareholder approval that is described in Section 4.2.

            3.7         Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.         SHARES SUBJECT TO PLAN.

            4.1         Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seventeen million (17,000,000) less one share for every one share of Stock covered by an award granted under the Prior Plan after December 31, 2013 and prior to the Effective Date. After the Effective Date, no awards may be granted under the Prior Plan. Shares of Stock issued hereunder shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan; or (ii) after December 31, 2013, an outstanding award under the Prior Plan (whenever granted) for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of stock acquired pursuant to an award under the Prior Plan subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of stock allocable to the terminated portion of such award or such forfeited or repurchased shares of stock shall again be available for issuance under the Plan (as of December 31, 2013 there were 6,194,819 shares of stock subject to outstanding awards under the Prior Plan). Shares of Stock shall not be deemed to have been issued pursuant to the Plan (and shall again be available for issuance under the Plan) with respect to any portion of an Award (or, after December 31, 2013, an award under the Prior Plan) that is settled in cash (other than in the case of Options or SARs, in which case shares of Stock having a Fair Market Value equal to the cash delivered shall be deemed issued pursuant to the Plan). Upon the exercise of an SAR (or, after December 31, 2013, exercise of an SAR that was granted under the Prior Plan), the gross number of shares for which the SAR is exercised shall be deemed issued and shall not again be available for issuance under the

Plan. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Company, or (ii) withholding tax liabilities arising from such Award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Company, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or SARs) the shares of Stock so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. In the event that after December 31, 2013, (i) any option or award under the Prior Plan is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or SARs) the shares so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis.

            4.2         Adjustments for Changes in Capital Structure.    Subject to any required action by the shareholders of the Company, Section 409A of the Code and Section 162(m) of the Code for Awards intended to comply with the "qualified performance-based compensation" exception thereunder, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods, subject to Section 162(m) of the Code for Awards intended to qualify as "performance-based compensation" thereunder. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

            4.3         Substitute Awards.    To the extent permitted under the rules of the applicable stock exchange on which the Stock is listed, substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided above. Additionally, subject to the rules of the applicable stock exchange on which the Stock is listed, in the event that a company acquired by the Company or any Subsidiary Corporation or with which the Company or any Subsidiary Corporation combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in paragraphs above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.         ELIGIBILITY AND AWARD LIMITATIONS.

            5.1         Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors (including Non-employee Directors). For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. A Non-employee Director Award may be granted only to a person who, at the time of grant, is a Non-employee Director.

            5.2         Participation.    Awards other than Non-employee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

            5.3         Incentive Stock Option Limitations.

                          (a)       Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

                          (b)       Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

            5.4         Award Limits.

                          (a)       Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed the number of shares set forth in the first sentence of Section 4.1 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations thereunder, any shares of Stock that again become available for issuance pursuant to the remaining provisions of Section 4.1.

                          (b)       Section 162(m) Award Limits.    Subject to adjustment as provided in Section 4.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 800,000 shares of Stock in the aggregate, and (ii) during any calendar year one or more Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are intended to comply with the performance-based exception under Code Section 162(m) for more than 1,600,000 shares of Stock in the aggregate; provided that, for this purpose, such limit shall be applied based on the maximum number of shares of Stock that may be earned under the applicable Award(s). During any calendar year no Participant may be granted Performance Units or other Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $20,000,000 may be earned in the aggregate. Each of the limitations in this section shall be multiplied by two with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section.

                          (c)       Non-employee Director Award Limits.    No Non-employee Director shall be granted Awards (including Non-employee Director Awards) in any calendar year having an aggregate Grant Date value in excess of $400,000. For this purpose, Restricted Stock Units, Restricted Stock Awards, Performance Awards, and other Awards shall be valued based on the Fair Market Value on the Grant Date of the maximum number of shares of Stock or dollars, as applicable, covered thereby and Options and SARs shall be valued using a Black-Scholes or other accepted valuation model, in each case, using reasonable assumptions.

            5.5         Dividends and Dividend Equivalents.    Notwithstanding anything herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend, a Dividend Equivalent or otherwise with respect to any Award that vests based on achievement of Performance Goals (a) shall either (i) not be paid or credited or (ii) be accumulated, (b) shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed and (c) shall be paid after such restrictions and risk of forfeiture lapse in accordance with the terms of the applicable Award Agreement.

6.         TERMS AND CONDITIONS OF OPTIONS.

            Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and, shall comply with and be subject to the following terms and conditions:

            6.1         Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted as a Substitute Award, except as would result in taxation under Section 409A or loss of ISO status.

            6.2         Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

            6.3         Payment of Exercise Price.

                          (a)       Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share exceeds the option price per share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option, to the extent vested, shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares for which the Option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share shall be settled in cash.

                          (b)       Limitations on Forms of Consideration.

                                      (i)         Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

                                      (ii)        Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

            6.4         Effect of Termination of Service.

                          (a)       Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant's termination of Service only during the applicable time periods provided in the Award Agreement.

                          (b)       Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 15 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the earlier of the Option Expiration Date and the tenth anniversary of the date of grant of the Option.

                          (c)       Extension if Exercise Prohibited by Law. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) the exercise of the Option is prohibited by applicable law, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition.

7.         TERMS AND CONDITIONS OF NON-EMPLOYEE DIRECTOR AWARDS.

            Non-employee Director Awards granted under this Plan shall be automatic and non-discretionary and shall comply with and be subject to the terms and conditions set forth in this Section 7.

            The grant date for all Non-employee Director awards to be made under this Section 7 shall be the later of (1) the date on which the independent inspector of election certifies the results of the annual election of directors by shareholders of PG&E Corporation or (2) the date that this Plan becomes effective and grants can be made consistent with legal requirements; provided, however, that in extraordinary circumstances, the grant shall be delayed until the first business day of the next open trading window period following certification of the director election results, as determined by the General Counsel of PG&E Corporation (the "Grant Date").

            Grants made pursuant to this Section 7, but prior to January 1, 2015, shall be subject to the terms of Section 7 of the Prior Plan as in effect prior to the Effective Date, provided, however, that such grants shall be deemed made under this Plan.

            7.1         Grant of Restricted Stock Unit.

                          (a)       Timing and Amount of Grant. Each person who is a Non-employee Director on the Grant Date shall receive a grant of Restricted Stock Units with the number of Restricted Stock Units determined by dividing $105,000 by the Fair Market Value of the Stock on the Grant Date (rounded down to the nearest whole Restricted Stock Unit). The Restricted Stock Units awarded to a Non-employee Director shall be credited to the director's Restricted Stock Unit account. Each Restricted Stock Unit awarded to a Non-employee Director in accordance with this Section 7.1(a) shall be deemed to be equal to one (1) (or fraction thereof) share of Stock on the Grant Date, and the value of the Restricted Stock Unit shall thereafter fluctuate in value in accordance with the Fair Market Value of the Stock. No person shall receive more than one grant of Restricted Stock Units pursuant to this Section 7.1(a) during any calendar year.

                          (b)       Dividend Rights. Each Non-employee Director's Restricted Stock Unit account shall be credited quarterly on each dividend payment date with additional shares of Restricted Stock Units (including fractions computed to three decimal places) determined by dividing (1) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the account by (2) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.

                          (c)       Settlement of Restricted Stock Units. Restricted Stock Units credited to a Non-employee Director's Restricted Stock Unit account shall, to the extent vested, be settled in a lump sum by the issuance of an equal number of shares of Stock, rounded down to the nearest whole share, upon the earliest of (i) the first anniversary of the Grant Date (normal vesting date), (ii) the Non-employee Director's death, (iii) the Non-employee Director's Disability (within the meaning of Section 409A of the Code), or (iv) the Non-employee Director's Separation from Service following a Change in Control. However, commencing with Restricted Stock Units having a Grant Date in 2015, a Non-employee Director may irrevocably elect, no later than December 31 of the calendar year prior to the Grant Date of the Restricted Stock Units (or such later time permitted by Section 409A) to have the Non-employee Director's Restricted Stock Unit account settled in (1) a series of 10 approximately equal annual installments (which shall be separate payments for purposes of Section 409A) commencing in January of any year following the normal vesting date, or (2) a lump sum in January of any future year following the normal vesting date. In the event that the Non-employee Director elects settlement of the Restricted Stock Units in accordance with the immediately preceding sentence, the Restricted Stock Units shall be earlier settled in a lump sum, to the extent vested, upon the occurrence of any of the events set forth in Section 7.1(c)(ii) through 7.1(c)(iv) prior to the elected settlement date (or commencement thereof in the case of settlement in 10 equal annual installments). In the event that a Non-employee Director elects to have the Non-employee Director's Restricted Stock Unit account settled in a series of 10 approximately equal annual installments commencing in January of any year following the normal vesting date and one of the events set forth in Section 7.1(c)(ii) through 7.1(c)(iv) occurs after commencement of such installments but prior to full settlement of the Non-employee Director's Restricted Stock Units, then any remaining unsettled Restricted Stock Units will be settled in a lump sum upon the occurrence of the applicable event but only to the extent that such acceleration would not result in the imposition of taxation under Section 409A.

            7.2         Effect of Termination of Service as a Non-employee Director.

                          (a)       Forfeiture of Award. If the Non-employee Director has a Separation from Service prior to the normal vesting date, all Restricted Stock Units credited to the Participant's account that have not vested in accordance with Section 7.2(b) or 7.3 shall be forfeited to the Company and from and after the date of such Separation from Service, and the Participant shall cease to have any rights with respect thereto; provided, however, that if the Non-employee Director Separates from Service due to a pending Disability determination, such forfeiture shall not occur until a finding that such Disability has not occurred.

                          (b)       Death or Disability. If the Non-employee Director becomes "disabled," within the meaning of Section 409A of the Code or in the event of the Non-employee Director's death, all Restricted Stock Units credited to the Non-employee Director's account shall immediately vest and become payable, in accordance with Section 7.1(c), to the Participant (or the Participant's legal representative or other person who acquired the rights to the Restricted Stock Units by reason of the Participant's death) in the form of a number of shares of Stock equal to the number of Restricted Stock Units credited to the Restricted Stock Unit account, rounded down to the nearest whole share.

                          (c)       Notwithstanding the provisions of Section 7.1(c) above, the Board, in its sole discretion, may amend this Section 7 or establish different terms and conditions pertaining to Non-employee Director Awards.

            7.3         Effect of Change in Control on Non-employee Director Awards.    In the event a Non-employee Director ceases to be on the Board for any reason (other than resignation), following the occurrence of a Change in Control, all Restricted Stock Units shall immediately vest but shall not be settled until such time set forth in Section 7.1(c) occurs.

            7.4         Other Awards to Non-employee Directors.    Notwithstanding anything to the contrary set forth in this Plan, subject to Section 5.4(c) of the Plan, Non-employee Directors shall be eligible to receive all types of Awards under the Plan in addition to or instead of Non-employee Director Awards, as may be determined by the Board.

8.         TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

            Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported

SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            8.1         Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

            8.2         Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (other than in connection with Substitute Awards granted in accordance with Code Section 424(a)): (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

            8.3         Exercisability and Term of SARs.

                          (a)       Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

                          (b)       Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

                          (c)       Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an SAR within the applicable time periods is prevented by the provisions of Section 15 below, the SAR shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the SAR is exercisable, but in any event no later than the earlier of the date of expiration of the SAR's term (as set forth in the applicable Award Agreement) and the tenth anniversary of the date of grant of the SAR.

                          (d)       Extension if Exercise Prohibited by Law. Notwithstanding the foregoing, in the event that on the last business day of the term of an SAR the exercise of the SAR is prohibited by applicable law, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition.

            8.4         Deemed Exercise of SARs.    An Award Agreement may provide that if on the last day of the term of a SAR the Fair Market Value of one share exceeds the grant price per share of the Stock Appreciation Right, the Participant has not exercised the SAR or the tandem Option (if applicable), and the SAR has not otherwise expired, the SAR, to the extent then vested, shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of shares (or cash) required for withholding taxes; any fractional share shall be settled in cash.

            8.5         Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant's termination of Service only as provided in the Award Agreement

9.         TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

            Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            9.1         Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4 or other performance conditions established by the Committee. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a) for Awards intended to comply with the "qualified performance-based compensation" exception under Section 162(m) of the Code.

            9.2         Purchase Price.    The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

            9.3         Purchase Period.    A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

            9.4         Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 18. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

            9.5         Voting Rights, Dividends and Distributions.    Except as provided in this Section, Section 9.4, Section 5.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

            9.6         Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

10.       TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

            Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions to the extent required under Section 162(m). Notwithstanding the foregoing, Awards that are not intended to comply with the "qualified performance-based compensation"

exception under Section 162(m) may be subject to such other terms and conditions (which may be different from the terms and conditions set forth in this Section 10) as shall be determined by the Committee in its sole discretion.

            10.1         Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

            10.2         Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

            10.3         Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to "performance-based compensation" is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula for Awards intended to comply with the "qualified performance-based compensation" exception under Section 162(m) shall not be changed during the Performance Period, except as would result in the exercise of negative discretion by the Committee to reduce the amount of the Award otherwise payable as permitted under Section 162(m). The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

            10.4         Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

                          (a)       Performance Measures. Performance Measures shall be calculated with respect to the Company and/or each Subsidiary Corporation and/or such division or other business unit as may be selected by the Committee, or may be based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Performance Measures may be based upon one or more of the following objectively defined and non-discretionary business criteria and any other objectively verifiable and non-discretionary adjustments permitted and pre-established by the Committee in accordance with Section 162(m), as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization (EBITDA)/adjusted EBITDA; (vii) net income; (viii) expenses; (ix) the market price of the Stock; (x) earnings per share; (xi) return on shareholder equity or assets; (xii) return on capital; (xiii) return on net assets; (xiv) economic profit or economic value added (EVA); (xv) market share; (xvi) customer satisfaction; (xvii) safety; (xviii) total shareholder return; (xix) earnings; (xx) cash flow; (xxi) revenue; (xxii) profits before interest and taxes; (xxiii) profit/loss; (xxiv) profit margin; (xxv) working capital; (xxvi) price/earnings ratio; (xxvii) debt or debt-to-equity; (xxviii) accounts receivable; (xxix) write-offs; (xxx) cash; (xxxi) assets; (xxxii) liquidity; (xxxiii) earnings from operations; (xxxiv) operational reliability; (xxxv) environmental performance; (xxxvi) funds from operations; (xxxvii) adjusted revenues; (xxxviii) free cash flow; (xxxix) core earnings or (xxxx) operational performance.

                          (b)       Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A

Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

            10.5         Settlement of Performance Awards.

                          (a)       Determination of Final Value. As soon as practicable, but no later than the 15th day of the third month following the completion of the Performance Period applicable to a Performance Award (or such shorter period set forth in an Award Agreement), the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula no later than the 15th day of the third month following the completion of such Performance Period (or such shorter period set forth in an Award Agreement).

                          (b)       Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute "qualified performance based compensation" to a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce (but not increase) some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

                          (c)       Payment in Settlement of Performance Awards. As soon as practicable following the Committee's determination and certification in accordance with Sections 10.5(a) and (b) but, in any case, no later than the 15th day of the third month following completion of the Performance Period applicable to a Performance Award (or such shorter period set forth in an Award Agreement), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.

            10.6         Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents credited in connection with Performance Shares shall be subject to Section 5.5 of the Plan. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of an adjustment described in Section 4.2, the adjusted Performance Share Award shall be immediately subject to the same Performance Goals as are applicable to the Award.

            10.7         Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

                          (a)       Death or Disability. If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

                          (b)       Other Termination of Service. If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of termination of the Participant's Service for other reasons, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award, to the extent consistent with the preservation of the tax deductibility of awards pursuant to Section 162(m) of the Code.

11.       TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

            Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            11.1         Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a) for Awards intended to comply with the "qualified performance-based compensation" exception under Section 162(m).

            11.2         Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

            11.3         Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award, provided that Dividend Equivalents may be settled in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. In the event of an adjustment described in Section 4.2, the Participant's adjusted Restricted Stock Unit Award shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

            11.4         Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

            11.5         Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 11.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, provided that Restricted Stock Units may be settled in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement and subject to the restrictions of Section 409A of the Code, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

12.       DEFERRED COMPENSATION AWARDS.

            12.1         Establishment of Deferred Compensation Award Programs.    This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

                          (a)       Subject to the restrictions of Section 409A of the Code, Participants designated by the Committee who are Insiders or otherwise among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant's compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

                          (b)       Subject to the restrictions of Section 409A of the Code, Participants designated by the Committee who are Insiders or otherwise among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

            12.2         Terms and Conditions of Deferred Compensation Awards.    Deferred Compensation Awards granted pursuant to this Section 12 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                          (a)       Vesting Conditions. Deferred Compensation Awards shall or shall not be subject to vesting conditions, as determined by the Committee.

                          (b)       Terms and Conditions of Stock Units.

                                      (i)         Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the applicable Award Agreement that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

                                      (ii)        Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 12, shall specify at the time of such election a settlement date with respect to such Award in accordance with rules established by the Committee. Except as otherwise set forth in the applicable Award Agreement, the Company shall issue to the Participant upon the earlier of the settlement date elected by the Participant or the date of the Participant's Separation from Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. The Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

13.       OTHER STOCK-BASED AWARDS.

            In addition to the Awards set forth in Sections 6 through 12 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate. Such awards may be evidenced by Award Agreements in such form as the Committee shall from time to time establish.

14.       CHANGE IN CONTROL.

            14.1         Effect of Change in Control.    Except as set forth in an applicable Award Agreement, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company's rights and obligations under outstanding Awards or substitute for such Awards substantially equivalent Awards covering the Acquiror's stock. Except as set forth in an applicable Award Agreement, any such Awards which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised (if applicable) as of the Change in Control shall, contingent on the Change in Control, become fully vested, and Options and SARs become exercisable immediately prior to the Change in Control. Except as set forth in an applicable Award Agreement, Awards which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability, or lapse of restrictions in connection with the Participant's termination of Service in connection with the Change in Control as the Committee or Board may determine, if any.

            14.2         Non-employee Director Awards.    Notwithstanding the foregoing, Non-employee Director Awards shall be subject to the terms of Section 7, and not this Section 14.

15.       COMPLIANCE WITH SECURITIES LAW.

            The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16.       TAX WITHHOLDING.

            16.1         Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan unless the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

            16.2         Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. Notwithstanding the foregoing, the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates to extent required to avoid adverse accounting or other consequences to the Company or Participant.

17.       AMENDMENT OR TERMINATION OF PLAN.

            The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no amendment to Section 5.4(b) or 5.4(c), and (d) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. Notwithstanding the foregoing, only the Board may amend Section 7 and may do so without the approval of the Company's shareholders. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

18.       MISCELLANEOUS PROVISIONS.

            18.1         Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

            18.2         Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

            18.3         Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company. A Participant's rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant's normal or expected compensation, and in no way represents any portion of a Participant's salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The Company and its Parent Corporations and Subsidiary Corporations and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws and such person's written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

            18.4         Rights as a Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in another provision of the Plan.

            18.5         Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

            18.6         Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

            18.7         Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

            18.8         Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant's (or other individual's) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant's acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

            18.9         Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

            18.10         Section 409A of the Code.    Notwithstanding anything to the contrary in the Plan, to the extent (i) any Award payable in connection with a Participant's Separation from Service constitutes deferred compensation subject to (and not exempt from) Section 409A of the Code and (ii) the Participant is deemed at the time of such separation to be a "specified employee" under Section 409A of the Code and the Treasury regulations thereunder, then payment shall not be made or commence until the earlier of (i) six (6)-months after such Separation from Service or (ii) the date of the Participant's death following such Separation from Service; provided, however, that such delay shall only be effected to the extent required to avoid adverse tax treatment to the Participant, including (without limitation) the additional twenty percent (20%) tax for which the Participant would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such delay. Upon the expiration of the applicable delay period, any payment which would have otherwise been paid during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Participant or the Participant's beneficiary in one lump sum on the first business day immediately following such delay and any undelayed payments will be paid in accordance with their normal terms.

            18.11         Restrictions on Transfer.    No Award and no shares of Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the applicable Award Agreement, an Award shall be assignable or transferable to a "family member" or other permitted transferee to the extent covered under Form S-8 Registration Statement under the Securities Act.

Directions to the PG&E Corporation and Pacific Gas and
Electric Company Annual Meetings of Shareholders

The 2014 annual meetings of PG&E Corporation and Pacific Gas and Electric Company (together, "PG&E") will be held concurrently on Monday, May 12, 2014, at 10:00 a.m., at the PG&E headquarters, located at 77 Beale Street in downtown San Francisco, California. Entry to the meetings will be through the atrium on Beale Street, between Market Street and Mission Street.

The meetings are easily accessible using public transportation. If you are traveling by MUNI or BART, exit at the Embarcadero station.

There is no parking available at the company headquarters. Parking is available at public garages in the area. Directions are provided below for shareholders driving to the meetings.

From the North (Golden Gate Bridge):	From the South (Highway 101):	From the East (Bay Bridge):

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Cross the Golden Gate Bridge (Highway 101 South).

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Continue on Lombard Street.

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Turn right at Gough Street.

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Turn left at California Street.

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Turn right at Davis Street.

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Cross Market Street onto Beale Street.

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PG&E is on your left.

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Merge onto Interstate 80 East (toward Bay Bridge/Oakland).

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Exit at Fourth Street.

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Bear left onto Bryant Street.

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Turn left at Third Street.

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Turn right at Market Street.

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Turn right at Beale Street.

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PG&E is on your left.

• Cross the Bay Bridge (Interstate 80 West). • Exit at Fremont Street. • Turn left onto Fremont Street. • Turn right at Market Street. • Turn right at Beale Street. • PG&E is on your left.

Please note that the following items will not be allowed in the meetings: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meetings.

Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

V O T E B Y T E L E P H O N E Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touchtone phone, and follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote. V O T E B Y M A I L Please mark, sign, and date your proxy card, and return it in the postage-paid envelope provided or mail it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230. Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.cesvote.com Vote by Mail Return your proxy card in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Monday, May 12, 2014, to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your proxy card by mail. PG&E CORPORATION PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 12, 2014. The undersigned hereby appoints Anthony F. Earley, Jr. and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held at the PG&E Corporation headquarters, 77 Beale Street, San Francisco, California, on Monday, May 12, 2014, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof. Signature Signature Date: , 2014 Please sign exactly as name(s) appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person. Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing. c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150 You can view the Joint Proxy Statement and the 2013 Annual Report on the Internet at: http://investor.pgecorp.com/financials/annual-reports-and-proxy-statements

YO U R V O T E I S I M P O R T A N T! As an alternative to completing and mailing the proxy card below, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please mark, sign and date the proxy card, and return it promptly in the postage-paid envelope provided so that your shares may be represented at the meeting. PG&E CORPORATION PROXY This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, and 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, 3, AND 4. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) Lewis Chew (5) Richard C. Kelly (9) Rosendo G. Parra (2) Anthony F. Earley, Jr. (6) Roger H. Kimmel (10) Barbara L. Rambo (3) Fred J. Fowler (7) Richard A. Meserve (11) Barry Lawson Williams (4) Maryellen C. Herringer (8) Forrest E. Miller 2. Ratification of Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Vote to Approve the Company’s Executive Compensation FOR AGAINST ABSTAIN 4. Approval of the PG&E Corporation 2014 Long-Term Incentive Plan FOR AGAINST ABSTAIN IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. Please fold and detach ticket at perforation. 2014 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET PG&E Corporation headquarters 77 Beale Street San Francisco, California Monday, May 12, 2014, at 10:00 a.m. There is no parking available at the company headquarters. Parking is available at public garages in the area. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room. Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. Please note that the following items will not be allowed in the meeting: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meeting. Real-time captioning services and assistive listening devices will be available at the meeting. Please note that real-time captioning materials are not reviewed by the company before they are presented to shareholders, in order to provide timely information to shareholders attending the meeting. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

PG&E CORPORATION PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 12, 2014. The undersigned hereby appoints Anthony F. Earley, Jr. and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held at the PG&E Corporation headquarters, 77 Beale Street, San Francisco, California, on Monday, May 12, 2014, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof. Signature Signature Date: , 2014 Please sign exactly as name(s) appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

PG&E CORPORATION PROXY This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, and 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, 3, AND 4. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) Lewis Chew (5) Richard C. Kelly (9) Rosendo G. Parra (2) Anthony F. Earley, Jr. (6) Roger H. Kimmel (10) Barbara L. Rambo (3) Fred J. Fowler (7) Richard A. Meserve (11) Barry Lawson Williams (4) Maryellen C. Herringer (8) Forrest E. Miller 2. Ratification of Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Vote to Approve the Company’s Executive Compensation FOR AGAINST ABSTAIN 4. Approval of the PG&E Corporation 2014 Long-Term Incentive Plan FOR AGAINST ABSTAIN IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

V O T E B Y T E L E P H O N E Have your voting instruction card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your voting instruction card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote. V O T E B Y MA I L Please mark, sign, and date your voting instruction card, and return it in the postage-paid envelope provided or mail it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230. Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.cesvote.com Vote by Mail Return your voting instruction card in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Thursday, May 8, 2014, to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your voting instruction card by mail. PG&E CORPORATION VOTING INSTRUCTION CARD To Fidelity Management Trust Company, Trustee: Pursuant to the provisions of the PG&E Corporation Retirement Savings Plan and the Retirement Savings Plan for Union- Represented Employees, you are instructed to vote the shares of PG&E Corporation common stock attributable to my Plan account as of March 13, 2014 at the Annual Meeting of Shareholders of PG&E Corporation to be held on Monday, May 12, 2014, and at any adjournment or postponement thereof, as indicated on this voting instruction card, and upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof. To participants in the Retirement Savings Plan and the Retirement Savings Plan for Union-Represented Employees: If you sign but do not otherwise complete the card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the PG&E Corporation Board of Directors. Signature Date: , 2014 Please sign exactly as name appears on this card. Voting instruction card must be signed and dated below. Please fold and detach card at perforation before mailing. c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150 You can view the Joint Proxy Statement and the 2013 Annual Report on the Internet at: http://investor.pgecorp.com/financials/annual-reports-and-proxy-statements

TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN AND THE RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES: As a participant, you are entitled to direct the Trustee how to vote your shares of PG&E Corporation common stock attributable to your account. The voting instruction card below is provided for your use in giving the Trustee confidential instructions to vote stock held in your Plan account at PG&E Corporation’s Annual Meeting of Shareholders on Monday, May 12, 2014. You have one vote for each share of PG&E Corporation common stock attributable to your account as of March 13, 2014. Enclosed is a Joint Proxy Statement that sets forth the business to be conducted at the meeting. Please mark your instructions on the card below, and sign, date, and return it in the postage-paid envelope provided. As an alternative to completing and mailing the voting instruction card, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your voting instruction card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. Participants who also own stock outside the Plan will receive a separate proxy or voting instruction card for those shares. If you do not return your card, if it is not signed and dated, or if you do not otherwise provide voting directions via telephone or the Internet, the Trustee will not vote the shares attributable to your Plan account. PG&E CORPORATION VOTING INSTRUCTION CARD This card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign but do not otherwise complete the voting instruction card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, 3, AND 4. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) Lewis Chew (5) Richard C. Kelly (9) Rosendo G. Parra (2) Anthony F. Earley, Jr. (6) Roger H. Kimmel (10) Barbara L. Rambo (3) Fred J. Fowler (7) Richard A. Meserve (11) Barry Lawson Williams (4) Maryellen C. Herringer (8) Forrest E. Miller 2. Ratification of Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Vote to Approve the Company’s Executive Compensation FOR AGAINST ABSTAIN 4. Approval of the PG&E Corporation 2014 Long-Term Incentive Plan FOR AGAINST ABSTAIN IMPORTANT—THIS VOTING INSTRUCTION CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Voting instruction card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.